PROSPECTUS SUPPLEMENT
(To Prospectus dated August 13, 2007)
$735,600,100
(Approximate)
CWABS, Inc.
Depositor

Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer
CWABS Asset-Backed Certificates Trust 2007-13
Issuing Entity
Asset-Backed Certificates, Series 2007-13

Distributions payable monthly beginning November 26, 2007
_____________________

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:
Class	Original Certificate Principal Balance (1)	Class	Original Certificate Principal Balance (1)	Class	Original Certificate Principal Balance (1)	Class	Original Certificate Principal Balance (1)
1-A	$218,300,000	2-M-1	$16,884,000	1-M-4	$5,180,000	M-7	$13,600,000
2-A-1	$221,700,000	1-M-2	$9,324,000	2-M-4	$8,820,000	M-8	$10,400,000
2-A-2	$135,000,000	2-M-2	$15,876,000	1-M-5	$4,736,000	M-9	$14,400,000
2-A-2M	$15,000,000	1-M-3	$5,772,000	2-M-5	$8,064,000	A-R	$100
1-M-1	$9,916,000	2-M-3	$9,828,000	M-6	$12,800,000

_________________

Consider carefully the risk factors beginning on page S-19 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

(1)    This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

The classes of certificates offered by this prospectus supplement, together with their pass-through rates and the methods of calculating them, are listed in the tables under “Summary — Description of the Certificates” on pages S-4 and S-5 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

The certificates represent interests in a pool of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties, as described in this prospectus supplement. All of the mortgage loans were made to borrowers with blemished credit histories.

Credit enhancement for the certificates consists of:
• Overcollateralization,
• Excess Interest,
• Subordination, and
• Financial Guaranty Insurance Policy (in the case of the Class 2-A Certificates only).

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

Each class of senior and subordinate certificates (other than the Class A-R Certificates) also will have the benefit of an interest rate swap contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the Class A, Class 1-M-1 and Class 2-M-4 Certificates listed above, together with $5,000,000 of the Class 2-M-3 Certificates and $3,736,000 of the Class 1-M-5 Certificates listed above, to the public at varying prices to be determined at the time of sale. Those Class A, Class 1-M-1, Class 2-M-3, Class 2-M-4 and 1-M-5 Certificates will be purchased by Countrywide Securities Corporation on or about October 30, 2007. The other classes of offered certificates and the remaining portions of the Class 2-M-3 and Class 1-M-5 Certificates will not be purchased by Countrywide Securities Corporation and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. The proceeds to the depositor from the sale of those Class A, Class 1-M-1, Class 2-M-3, Class 2-M-4 and 1-M-5 Certificates are expected to be approximately $615,484,779 plus accrued interest, before deducting expenses. See “Method of Distribution” in this prospectus supplement.

Countrywide Securities Corporation

October 29, 2007

i

ii

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-13, a common law trust formed under the laws of the State of New York.

See “The Issuing Entity” in this prospectus supplement.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See “Servicing of the Mortgage Loans — Countrywide Home Loans” in this prospectus supplement.

Originators

Countrywide Home Loans, Inc. originated approximately 85.36% and 95.12% of the mortgage loans in loan group 1 and loan group 2, respectively, and Wilmington Finance Inc. originated approximately 13.85% and 4.42% of the mortgage loans in loan group 1 and loan group 2, respectively, in each case by aggregate stated principal balance as of the cut-off date. The remaining mortgage loans were originated by various other originators, each of which, individually, originated less than 1% of the mortgage loans in either loan group by aggregate stated principal balance as of the cut-off date.

See “The Mortgage Pool — The Originators” in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See “Servicing of the Mortgage Loans — Countrywide Home Loans Servicing LP” in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation.

See “Description of the Certificates — The Trustee” in this prospectus supplement.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement collectively as the “NIM Insurer”. The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of October 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about October 30, 2007.

Interest Shortfall Payments

With respect to the first distribution date, Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each mortgage loan that does not have a monthly payment date in the related due period.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans, which may or may not have conforming balances.

The information with respect to the mortgage pool is, unless otherwise specified, based on the scheduled principal balances as of the cut-off date. The aggregate stated principal balance of the mortgage pool as of the cut-off date is referred to as the cut-off date pool principal balance. As of the cut-off date, the cut-off date pool principal balance was approximately $799,999,980.

Unless otherwise noted, all statistical percentages are measured by the cut-off date pool principal balance.

As of the cut-off date, the group 1 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$295,999,999

Weighted Average Mortgage Rate	8.896%

Range of Mortgage Rates	5.375% to 14.000%

Average Current Principal Balance	$199,730

Range of Current Principal Balances	$24,975 to $618,955

Weighted Average Original Loan-to-Value Ratio	74.59%

Weighted Average Original Term to Maturity	401 months

Weighted Average Remaining Term to Stated Maturity	399 months

Weighted Average Credit Bureau Risk Score	581 points

Weighted Average Gross Margin*	6.263%

Weighted Average Maximum Mortgage Rate*	15.820%

Weighted Average Minimum Mortgage Rate*	8.933%

Percentage Originated under Full Doc Program	73.62%

Geographic Concentrations in excess of 10%:

California	21.77%

Florida	11.58%

______________
* Percentage presented only reflects those group 1 mortgage loans that are adjustable rate mortgage loans.

As of the cut-off date, the group 2 mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$503,999,981

Weighted Average Mortgage Rate	8.755%

Range of Mortgage Rates	5.375% to 15.875%

Average Current Principal Balance	$268,514

Range of Current Principal Balances	$8,934 to $999,447

Weighted Average Original Loan-to-Value Ratio	76.04%

Weighted Average Original Term to Maturity	393 months

Weighted Average Remaining Term to Stated Maturity	391 months

Weighted Average Credit Bureau Risk Score	599 points

Weighted Average Gross Margin*	6.562%

Weighted Average Maximum Mortgage Rate*	15.674%

Weighted Average Minimum Mortgage Rate*	8.800%

Percentage Originated under Full Doc Program	71.39%

Geographic Concentrations in excess of 10%:

California	33.12%

Florida	12.45%

______________
* Percentage presented only reflects those group 2 mortgage loans that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the mortgage pool is attached as Annex A to this prospectus supplement.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date (2)	Initial Rating (Moody’s) (3)	Initial Rating (S&P) (3)
Offered Certificates
1-A	$ 218,300,000	Senior/Adjustable Rate	June 25, 2036	Aaa	AAA
2-A-1	$ 221,700,000	Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
2-A-2	$ 135,000,000	Super Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
2-A-2M	$ 15,000,000	Senior Support/Adjustable Rate	February 25, 2036	Aaa	AAA
1-M-1	$ 9,916,000	Subordinate/Adjustable Rate	December 25, 2036	Aa1	AA+
2-M-1	$ 16,884,000	Subordinate/Adjustable Rate	December 25, 2036	Aa1	AA+
1-M-2	$ 9,324,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
2-M-2	$ 15,876,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
1-M-3	$ 5,772,000	Subordinate/Adjustable Rate	October 25, 2037	Aa3	AA-
2-M-3	$ 9,828,000	Subordinate/Adjustable Rate	September 25, 2037	Aa3	AA-
1-M-4	$ 5,180,000	Subordinate/Adjustable Rate	January 25, 2038	A1	A+
2-M-4	$ 8,820,000	Subordinate/Adjustable Rate	December 25, 2037	A1	A+
1-M-5	$ 4,736,000	Subordinate/Adjustable Rate	January 25, 2038	A2	A
2-M-5	$ 8,064,000	Subordinate/Adjustable Rate	January 25, 2038	A2	A
M-6	$ 12,800,000	Subordinate/Adjustable Rate	February 25, 2038	A3	A-
M-7	$ 13,600,000	Subordinate/Adjustable Rate	February 25, 2038	Baa1	BBB+
M-8	$ 10,400,000	Subordinate/Adjustable Rate	April 25, 2038	Baa2	BBB
M-9	$ 14,400,000	Subordinate/Adjustable Rate	April 25, 2038	Baa3	BBB-
A-R	$ 100	Senior/REMIC Residual	November 26, 2007	Aaa	AAA
Non-Offered Certificates (4)
P	$ 100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Excess Cashflow	N/A	N/R	N/R
______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   Each date was determined as described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(3)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

(4)   The Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.840% (1)	LIBOR + 1.680% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.900% (1)	LIBOR + 1.800% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.800% (1)	LIBOR + 1.600% (1)	(2)	Actual/360 (3)
2-A-2M	2	LIBOR + 1.250% (1)	LIBOR + 2.500% (1)	(2)	Actual/360 (3)
1-M-1	1	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
2-M-1	2	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
1-M-2	1	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
2-M-2	2	LIBOR + 1.750% (1)	LIBOR + 2.625% (1)	(2)	Actual/360 (3)
1-M-3	1	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
2-M-3	2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
1-M-4	1	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
2-M-4	2	LIBOR + 2.500% (1)	LIBOR + 3.750% (1)	(2)	Actual/360 (3)
1-M-5	1	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
2-M-5	2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 3.000% (1)	LIBOR + 4.500% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
______________
(1)       The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this prospectus supplement under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this prospectus supplement under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)       The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)       Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual eriod.

(4)       The Class A-R Certificates will not accrue any interest.

See “Description of the Certificates” in this prospectus supplement.

Designations

Designation	Class of Certificates

Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Class M Certificates or Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates.

Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates.

Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates.

Class M-4 Certificates:	Class 1-M-4 and Class 2-M-4 Certificates.

Class M-5 Certificates:	Class 1-M-5 and Class 2-M-5 Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.

Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates.

Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4 and Class 2-M-5 Certificates.
Offered Certificates:	Adjustable Rate Certificates and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” and “— Restrictions on Transfer of the Class A-R Certificates” in this prospectus supplement.

Distribution Dates

Beginning on November 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this prospectus supplement.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Certificates — Distributions — Distributions of Interest” in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

See “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal); and

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation due to the master servicer (as described in this prospectus supplement under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”);

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and

the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event); and

•	the premiums for the Class 2-A Policy.

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in November 2017 and ending on the distribution date in October 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for that distribution date, a portion of the interest funds for loan group 1 and loan group 2 in an aggregate amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years as of the first day of the related due period, and (b) the excess of (i) the final maturity funding cap for that distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to that distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in October 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as principal as described in this prospectus supplement. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

See “Yield, Prepayment and Maturity Considerations —Last Scheduled Distribution Date” and “Description of the Certificates—Final Maturity Reserve Fund” in this prospectus supplement.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum, which is referred to as the servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses,” “Description of the Certificates — Withdrawals from the Certificate Account” and “— Withdrawals from the Distribution Account” in this prospectus supplement.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•	from loan group 2 interest funds, to the certificate insurer, the monthly premium for the Class 2-A Policy for that distribution date,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•	from loan group 2 interest funds, to the certificate insurer, any reimbursement amount;

•
from remaining loan group 1 and loan group 2 interest funds, concurrently, to each class of Class A Certificates and the certificate insurer, any remaining unpaid current interest, any interest carry forward amount and any remaining Class 2-A Premium not paid from loan group 2 interest funds for that distribution date, allocated pro rata based on (i) the certificate principal balance in the case of each such class of Class A Certificates and (ii) the amount of any remaining Class 2-A Premium not paid from loan group 2 interest funds for that distribution date in the case of the certificate insurer; with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates and any remaining Class 2-A Premium not paid from loan group 2 interest funds for that distribution date for the certificate insurer;

•	from remaining loan group 1 interest funds, to the certificate insurer, any reimbursement amount not paid from loan group 2 interest funds;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-1 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-1 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-2 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-2 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-3 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-3 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-4 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-4 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-4 and Class 2-M-4 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-4 and Class 2-M-4 Certificates on the basis of the respective group distribution percentages for that distribution date;

•
concurrently, from any remaining loan group 1 interest funds, to the Class 1-M-5 Certificates, and from any remaining loan group 2 interest funds, to the Class 2-M-5 Certificates, current interest for each such class; provided that if the remaining loan group 1 and loan group 2 interest funds are insufficient to distribute all current interest to the Class 1-M-5 and Class 2-M-5 Certificates, then such remaining loan group 1 and loan group 2 interest funds will be allocated between the Class 1-M-5 and Class 2-M-5 Certificates on the basis of the respective group distribution percentages for that distribution date;

•	from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this prospectus supplement.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the November 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 47.50% of the aggregate stated principal balance of the mortgage loans for that distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates and the certificate insurer (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point) in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)
to the classes of Class 2-A Certificates and the certificate insurer in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)	concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(4)
concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(5)
concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, until their certificate principal balances are reduced to zero;

(6)	sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(7)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates and the certificate insurer (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)
to the classes of Class 2-A Certificates and the certificate insurer, in the order described below, until the certificate principal balances of the classes of Class 2-A Certificates and the amounts payable to the certificate insurer are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-1 Certificates, until their certificate principal balances are reduced to zero;

(2)
concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-2 Certificates, until their certificate principal balances are reduced to zero;

(3)
concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the

Class M-3 Certificates, until their certificate principal balances are reduced to zero;

(4)
concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-4 Certificates, until their certificate principal balances are reduced to zero;

(5)
concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective group distribution percentages for that distribution date, the subordinate class principal distribution amount for the Class M-5 Certificates, until their certificate principal balances are reduced to zero;

(6)
sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(7)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates and the certificate insurer in respect of principal will be distributed in the following order:

•	to the certificate insurer, any remaining monthly premium for the Class 2-A Policy not paid from interest funds for that distribution date,

•
concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates, pro rata on the basis of their certificate principal balances, until their respective certificate principal balances are reduced to zero, and

•	to the certificate insurer, any reimbursement amount not paid from interest funds for that distribution date.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after the interest and principal distributions described above have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first three bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the fourth bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	to the certificate insurer, any unpaid Class 2-A Premium for the distribution date and any unpaid reimbursement amount;

•
concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements; provided, however, that amounts otherwise distributable to the Class 2-A-2M Certificates will be distributed to the Class 2-A-2 Certificates until all unpaid realized loss amounts for the Class 2-A-2 Certificates have been paid;

•
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first, to pay any interest carry forward amount for such class or classes, as applicable, and second, to pay any unpaid realized loss amount for such class or classes, as applicable; provided, however, that any interest carry forward amount and unpaid realized loss amount distributed to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any interest carry forward amount, each such class’s respective interest carry forward amount, and (ii) in the case of any unpaid realized loss amount, each such class’s respective unpaid realized loss amount;

•	to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) to the classes of Class 2-A Certificates and the certificate insurer, in the order described above under “—Priority of Payments; Distributions of Principal—Class 2-A Certificates”; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates and the certificate insurer, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective group distribution percentages for that distribution date;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Financial Guaranty Insurance Policy

The Class 2-A Certificates will have the benefit of a financial guaranty insurance policy referred to in this prospectus supplement as the Class 2-A Policy, pursuant to which Financial Security Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class 2-A Certificates on each distribution date subject to certain terms and conditions set forth in the Class 2-A Policy. The Class 2-A Policy will not cover any classes of certificates other than the Class 2-A Certificates and is subject to certain limitations as described in this prospectus supplement.

See “Description of the Certificates — Financial Guaranty Insurance Policy” in this prospectus supplement.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $64,399,980.

The initial amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate, the effective rate at which any net swap payments may be payable to the swap counterparty and in the case of the Class 2-A Certificates, the premium rate for the Class 2-A Policy. The “expense fee rate” is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation. The Class 1-M-1 and Class 2-M-1 Certificates will be of equal priority with each other, the Class 1-M-2 and Class 2-M-2 Certificates will be of equal priority with each other, the Class 1-M-3 and Class 2-M-3 Certificates will be of equal priority with each other, the Class 1-M-4 and Class 2-M-4 Certificates will be of equal priority with each other and the Class 1-M-5 and Class 2-M-5 Certificates will be of equal priority with each other.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates (except in the case of the Class of 2-A Certificates, which will have the benefit of the Class 2-A Policy, and in the case of the Class 2-A-2 Certificates, for which the Class 2-A-2M Certificates will provide additional credit enhancement). Realized losses are allocated to the subordinate certificates in reverse order of their distribution priority, beginning with the Class M-9 Certificates, until the certificate principal balances of the subordinate classes have been reduced to zero. Any realized losses that are allocated to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-5 and Class 2-M-5 Certificates) will be allocated concurrently on a pro rata basis based on their respective certificate principal balances. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts”. In the event that such additional realized losses were allocated to the Class 2-A Certificates, the certificate insurer may elect to make guaranteed distributions in respect of applied realized loss amounts on the Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates as they occur. See “Description of the Certificates—Financial Guaranty Insurance Policy”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.20% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

See “Description of the Certificates — The Swap Contract” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of the Mortgage Loans — Advances” in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers will be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders or the certificate insurer in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the second day of the month following the closing date or, in the case of such a mortgage loan that does not have a scheduled payment due until after the cut-off date, a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that seller’s repurchase obligation.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer. See “Servicing of the Mortgage Loans - Certain Modifications and Refinancings” in this prospectus supplement.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer generally will be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

See “The Mortgage Pool — Assignment of the Mortgage Loans” and “Description of the Certificates — Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement and “Loan Program— Representations by Sellers; Repurchases” in the prospectus.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity. In addition, unless the certificate insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the classes of Class 2-A Certificates and the certificate insurer, respectively, that is sufficient to pay the classes of Class 2-A Certificates in full and to pay any amounts due and payable to the certificate insurer.

See “Description of the Certificates — Optional Termination” in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account and the assets held in the carryover reserve fund) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

ERISA Considerations

The Class A, Class 1-M-1 and Class 2-M-4 Certificates, and the Class 2-M-3 and Class 1-M-5 Certificates being purchased by Countrywide Securities Corporation from the depositor may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring those Class A, Class 1-M-1, Class 2-M-3, Class 2-M-4 and 1-M-5 Certificates with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption. Until they have been underwritten or placed by an underwriter meeting certain requirements, the other classes of Class M Certificates, and the portions of the Class 2-M-3 and

Class 1-M-5 Certificates not purchased by Countrywide Securities Corporation, may not be purchased by such a plan or by an entity investing the assets of such a plan. The Class A-R Certificates may not be purchased by such a plan or by an entity investing the assets of such a plan.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

The Certificates are Backed by Mortgage Loans That Will Experience Higher Rates of Delinquency and Loss than Mortgage Loans Underwritten to More Traditional Standards

The mortgage loans in the mortgage pool were originated pursuant to underwriting guidelines that are more flexible than the standards generally used by banks for borrowers with non-blemished credit histories with regard to the borrower’s credit standing and repayment ability. Borrowers who qualify generally have impaired credit histories, which may include a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, an originator may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. It is expected that a significant number of the mortgage loans will have been originated based on underwriting exceptions of these types. As a result of the originators’ underwriting standards, including the origination of mortgage loans based on underwriting exceptions, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

High or Increasing Loan-to-Value Ratio May Impact Mortgage Loan Loss and Delinquency Rates More than Loans Originated Under More Traditional Standards

The underwriting guidelines pursuant to which the mortgage loans were originated do not prohibit a borrower from obtaining, at the time of origination of the first lien mortgage loan, additional financing which is subordinate to that first lien mortgage loan. This subordinate financing is not reflected in the loan-to-value ratios set forth in Annex A to this prospectus supplement and may not be reflected in the combined loan-to-value ratios set forth therein. High loan-to-value ratios may make it more difficult for a borrower to make payments under the related mortgage loans. Additionally, values of mortgaged properties may decrease from the time that the mortgage loan is originated, resulting in a higher loan-to-value ratio. A decrease in the value of the mortgaged property may limit the borrower’s ability to refinance the mortgage loan which in turn, may lead to a default on the mortgage loan. In either case, the high loan-to-value ratios may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Subordinate Certificates have a Greater Risk of Loss because of the Subordination Features; Credit Enhancement May Not Be Sufficient to Protect Senior Certificates from Losses

When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as “subordination”. The subordination feature is intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, “related subordinate classes” means:

•      with respect to allocating realized losses to the Class 2-A-2 Certificates, the Class 2-A-2M Certificates,

•      with respect to the Class A Certificates, the subordinate certificates, and

•      with respect to each class of certificates having an “M” designation, each other class of certificates having an “M” designation and a higher numerical designation than the class, if any.

With respect to the third bullet of the preceding sentence, the “numerical designation” for any class of Class M Certificates means the number following the letter “M” in its designation. For example, the “numerical designation” for the Class 1-M-2 Certificates is 2.
Credit enhancement in the form of subordination will be provided for the certificates, by:

•      using collections on the mortgage loans otherwise payable to the holders of the subordinate classes to pay amounts due on the more senior classes; and

•      allocating realized losses to the subordinate certificates in reverse order of their distribution priority, beginning with the Class M-9 Certificates, until the certificate principal balances of the subordinate classes have been reduced to zero.

Any realized losses that are allocable to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-5 and Class 2-M-5 Certificates) will be allocated concurrently on a pro rata basis based on the realized losses from the respective loan groups for the related due period.

If the credit enhancement provided by excess cashflow and overcollateralization (if any) are exhausted, collections on the mortgage loans otherwise payable to the subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates (other than the Class 2-A Certificates, which will have the benefit of the Class 2-A Policy, and in the case of the Class 2-A-2 Certificates, for which the Class 2-A-2M Certificates will provide additional credit enhancement).

In addition, if the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this prospectus supplement under “Description of the Certificates—Applied Realized Loss Amounts”.

Additionally, investors in the subordinate certificates should note that amounts due to the certificate insurer for premiums and reimbursements for prior draws, including interest thereon, will be paid from interest and principal on the mortgage loans prior to any payments on the subordinate certificates.

You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior certificates (other than the Class 2-A Certificates, which have the benefit of the Class 2-A Policy) should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, the subordination of the subordinate certificates may not be sufficient to protect that class of senior certificates from losses.

See “Description of the Certificates” in this prospectus supplement.

Overcollateralization and Excess Interest May Not Be Sufficient to Protect Certificates from Losses on the Mortgage Loans

The amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate certificate principal balance of the certificates is called “overcollateralization”. The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and to make any net swap payment payable to the swap counterparty because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on these certificates plus the expense fee rate, the effective rate at which any net swap payments may be payable to the swap counterparty and the premium rate for the Class 2-A Policy. This “excess interest” will be used to make additional principal payments on the certificates to the extent described in this prospectus supplement. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain or restore the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest collected or advanced in respect of the mortgage loans during the preceding month. The amount of interest collected or advanced will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on the adjustable rate mortgage loans. Because the amount of excess interest available may vary and because the pass-through rates on the adjustable rate certificates may increase, it may be necessary to apply all or a portion of the available interest to cover the interest requirements. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

If the protection afforded by overcollateralization is insufficient and in the case of the Class 2-A Certificates, the certificate insurer were to fail to perform its obligations under the Class 2-A Policy, then the holders of the certificates could experience a loss on their investment.

Difference Between Mortgage Rates and Adjustable Certificate Pass-Through Rates May Reduce Excess Interest

The pass-through rates on the adjustable rate certificates may adjust monthly and are based on one-month LIBOR. The mortgage rates on the mortgage loans either will be fixed or will adjust semi-annually based on six-month LIBOR, which is referred to as the mortgage index, but in most cases only after a specified period of years following origination. That specified period of years may be one, two, three, five, seven or ten years. Because the mortgage index may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the adjustable rate certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates and adjustable rate certificate pass-through rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than those certificate pass-through rates because of the difference between interest rate adjustment periods and pass-through rate adjustment periods. An increase in the interest rates on certain of the adjustable mortgage loans while the pass-through rates on the adjustable rate certificates are stable or rising, could result in less amounts being available as excess interest.

Net Rate Cap Puts a Limit on the Pass-Through Rates of the Certificates

The absence of a correlation between movement in the mortgage rates and the adjustable rate certificate pass-through rates may reduce the interest payable on the adjustable rate certificates because of the imposition of a pass-through rate cap called the “net rate cap”. In addition, prepayments of mortgage loans in a loan group with relatively higher mortgage rates may reduce the applicable net rate cap and consequently limit the pass-through rate for one or more related classes of interest-bearing certificates. We intend that the amount by which a certificateholder’s interest payment has been reduced by operation of the applicable net rate cap will be paid from remaining excess cashflow (if any) as described in this prospectus supplement. Furthermore, on each distribution date on or prior to the swap contract termination date, the swap certificates will be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from any net swap payment allocated to the swap trust to the extent that net swap payment is available for this purpose in the order described in this prospectus supplement. However, we cannot assure you that these funds will be available, or sufficient, to make any payments with respect to these reductions. The ratings assigned to the adjustable rate certificates do not cover the likelihood of the payment of net rate carryover.

Each deposit into the final maturity reserve fund will reduce the net rate cap for each class of interest-bearing certificates. The Class 2-A Policy will not cover any net rate carryover with respect to the Class 2-A Certificates.

Limitations on the Class 2-A Policy
On each distribution date, investors are entitled to the current interest at the pass-through rate, without reduction for shortfalls resulting from prepayments or the Relief Act or similar state and local laws. However, the Class 2-A Policy will only cover such current interest on the Class 2-A Certificates as reduced by such shortfalls. In addition, no distribution in respect of principal of the Class 2-A Certificates is due under the Class 2-A Policy until the last scheduled distribution date for the Class 2-A Certificates, even if realized losses are applied to reduce the certificate principal balance of the Class 2-A Certificates. The Class 2-A Policy will not provide credit enhancement for any class of offered certificates other than the classes of Class 2-A Certificates.

Considerations Regarding the Swap Contract
Any amounts received by the swap contract administrator from the swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this prospectus supplement to pay unpaid interest and net rate carryover, maintain or restore overcollateralization and pay unpaid realized loss amounts, in each case with respect to the swap certificates. However, no amounts will be payable by the swap counterparty unless the floating payment owed by the swap counterparty on a distribution date exceeds the fixed payment owed to the swap counterparty with respect to that distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds 5.20%. We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain or restore required overcollateralization or to cover unpaid interest, net rate carryover and losses on the mortgage loans. Any net swap payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders, and may limit the pass-through rates of the swap certificates. In addition, payments due under the swap contract will be based on the lesser of a scheduled notional amount that will decline over time and the aggregate certificate principal balance of the swap certificates. If the rate of prepayments on the mortgage loans is slower than anticipated, the schedule on which payments due under the swap contract are calculated may be less than the aggregate certificate principal balance of the swap certificates, thereby decreasing the relative amount of any net swap payment payable by the swap counterparty and allocated to the swap trust to cover the amounts described above. Furthermore, if one-month LIBOR is less than 5.20% (which will be adjusted in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the swap certificates will be used to cover the net swap payments due to the swap counterparty. In addition, any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) in the event of early termination of the swap contract will reduce amounts available for distribution to holders of the swap certificates.

Upon early termination of the swap contract, the swap counterparty or the swap contract administrator may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap contract. In the event that a swap termination payment is payable to the swap counterparty, other than a swap termination payment resulting from a swap counterparty trigger event, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full, solely from collections on the mortgage loans and prior to distributions to holders of the swap certificates. This feature may result in losses on the swap certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of that payment.

Payments from the swap contract are dependent solely upon the performance of the swap counterparty and the swap guarantor. Thus, payments of these amounts involve counterparty risk. If a credit rating of the swap counterparty or any applicable guarantor is qualified, reduced or withdrawn and a substitute counterparty or guarantor is not obtained in accordance with the terms of the swap contract, the ratings of the swap certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See “Description of the Certificates—The Swap Contract” in this prospectus supplement.

Prepayments on the Mortgage Loans Are Unpredictable and Could Adversely Affect Your Yield and Reinvestment; Other Factors May Affect the Rate of Principal Distributions on Your Certificates and Your Yield

No one can accurately predict the level of prepayments that the mortgage loans will experience. The prepayment experience of the mortgage loans may be affected by many factors, including:

•     general economic conditions,

•     the level of prevailing interest rates,

•     the availability of alternative financing,

•     the applicability of prepayment charges, and

•     homeowner mobility.

Any mortgage loan may be prepaid in full or in part at any time. However, approximately 69.62% and 76.71% of the mortgage loans in loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the related loan group provide for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

See “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Loans — Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the mortgage loans that may affect their prepayment experience.

In addition, you should note that:

•      generally, if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group or loan groups slower than you anticipate, then your yield may be lower than you anticipate,

•      your yield will also be sensitive to:

(1) the level of one-month LIBOR,

(2) the timing of adjustment of the pass-through rate on your certificate as it relates to the interest rates on the applicable mortgage loans and, in the case of the adjustable rate mortgage loans, the level of the mortgage index, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments,

(3) other limitations on the pass-through rates of the adjustable rate certificates as described further in this prospectus supplement,

(4)  the level of one-month LIBOR relative to the fixed rate at which the payment made to the swap counterparty is calculated, and

(5) whether deposits need to be made into the final maturity reserve fund, and

•      you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Principal distributions on your certificates will also be affected by a number of factors, including:

•      the extent of principal payments on the mortgage loans,

•      how payments of principal are allocated among the classes of certificates,

•      whether the optional termination right is exercised,

•      whether the master servicer exercises, or is directed by a third party to exercise, its option to purchase certain delinquent and defaulted mortgage loans,

•      the rate and timing of payment defaults and losses on the mortgage loans,

•      repurchases of mortgage loans for material breaches of representations and warranties, and

•      the extent of principal prepayments on the mortgage loans.

Because distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

The master servicer is permitted to purchase certain delinquent mortgage loans from the issuing entity as described under “Description of the Certificates—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement. The master servicer may grant a third party, which may be a certificateholder, the right to direct the exercise of this option. The exercise of this option to purchase defaulted mortgage loans could affect the level of the overcollateralization target amount and distributions to the holders of the certificates, which may adversely affect the market value of your certificates. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the master servicer would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

The master servicer also is permitted to purchase certain early payment delinquent mortgage loans from the issuing entity as described under “Description of the Certificates—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement. Many factors could affect the decision of the master servicer to exercise its option to purchase a mortgage loan that is eligible for purchase, including the master servicer’s financial ability, the impact on the holders of the certificates and the state of the business relationship between the master servicer and the underlying seller, including whether the underlying seller of that mortgage loan is willing or able to repurchase that mortgage loan. The master servicer may, but is not required to, take your interests into account when deciding whether or not to exercise this option.

See “Description of the Certificates—Principal” and “—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement.

Your Yield Will Be Affected by the Interest-Only Feature of Some of the Mortgage Loans

Approximately 2.38% and 17.77% of the mortgage loans in loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the related loan group require monthly payments of only accrued interest during a specified period of years following origination. That specified period of years may be two, three, five, seven or ten years. The borrower is not required to pay any principal on the borrower’s loan during this interest-only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest-only loans.

Interest-only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest-only loans are largely unknown.

Because interest-only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.
Interest-only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•      no principal distributions will be made to certificateholders from interest-only loans during their interest-only period (except in the case of a prepayment), which may extend the weighted average lives of the certificates,

•      during the interest-only period, interest-only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

•      as the end of the interest-only period approaches, an interest-only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

•      interest-only loans may be more likely to default than fully amortizing loans at the end of the interest-only period due to the increased monthly payment required to amortize the loan over its remaining term, and

•      if an interest-only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Your Yield Will Be Affected By The Inclusion of 40-Year Mortgage Loans

Approximately 35.84% and 29.23% of the mortgage loans in loan group 1 and loan group 2, respectively (in each case by stated principal balance of the mortgage loans in the related loan group) have original terms to maturity of 40 years. Loans with those terms have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

In running the prepayment scenarios required by the rating agencies that are expected to provide ratings on the offered certificates, all of the offered certificates are assumed to mature within 30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years.

The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

•      less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

•      due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

•      if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

•      Interest funds may be deposited in the final maturity reserve fund beginning in November 2017. In addition, excess cashflow will be used to reduce the certificate principal balances of the certificates to zero beginning in November 2027 depending on the amount of 40-year mortgage loans then remaining in the issuing entity. Any funds on deposit in the final maturity reserve fund will be used to make distributions on the offered certificates starting on the distribution date in October 2037.

Geographic Concentration of Mortgaged Properties in Certain States Increases the Impact that Events in Those States Could Have On The Certificates

The applicable tables in Annex A set forth the geographic concentration of the mortgaged properties, including the percentage by stated principal balance of the mortgage loans in the mortgage pool in each loan group, that are secured by mortgaged properties located in states with concentrations above 10%. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters, and property in Florida and the southeastern portion of the United States is also more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, floods and other natural disasters. In addition:

•      economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

•      declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios, and

•      any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recent Wildfires In California May Pose Special Risks	During the last two weeks of October 2007, wildfires in Southern California have caused widespread damage. Countrywide Home Loans,

Inc. will represent and warrant as of the closing date that each mortgaged property located in Los Angeles, San Bernardino, San Diego and Ventura counties in California is free of material damage that occurred during the time period beginning on October 19, 2007 and ending on the day prior to the closing date resulting from wildfires. In the event of a breach of that representation and warranty that materially and adversely affects the interests of the certificateholders or the certificate insurer in the related mortgage loan, Countrywide Home Loans, Inc. will be obligated to repurchase or substitute for that mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring on or after the closing date as a result of any casualty event will not cause a breach of this representation and warranty.

Inability to Replace Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You

If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a “NIM Insurer Default”, the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise these rights only with the prior written consent of the NIM Insurer:

•      the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

•      the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement, and

•      the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIM Insurer Default exists, the NIM Insurer’s consent will be required before, among other things,

•      any removal of the master servicer, any successor servicer or the trustee and any appointment of any co-trustee,

•      any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the mortgage loans, or

•      any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•      the rights granted to the NIM Insurer are extensive,

•      the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights,

•      the NIM Insurer’s exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other securities backed by comparable mortgage loans and with comparable payment priorities and ratings, and

•      any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See “Description of the Certificates—Rights of the NIM Insurer Under the Pooling and Servicing Agreement” in this prospectus supplement.

Withdrawal or Downgrading of Initial Ratings is Likely to Reduce the Value of the Certificates

The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack of Liquidity in the Secondary Market May Adversely Affect the Market Value of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the offered certificates have been sold to the public, the market for the offered certificates could be illiquid because of the small amount of offered certificates held by the public. In addition, the market overhang created by the existence of offered certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you may receive for, your offered certificates.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected result. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Set forth below and in Annex A to this prospectus supplement is certain statistical information based on scheduled principal balances as of October 1, 2007, which is the “Cut-off Date,” concerning the pool of mortgage loans that CWABS, Inc. (the “Depositor”) will include in the issuing entity on the Closing Date. This pool of mortgage loans is referred to as the “Mortgage Pool,” and the mortgage loans are referred to as the “Mortgage Loans”. The Mortgage Pool consists of 3,359 Mortgage Loans and is comprised of Mortgage Loans that bear interest at fixed rates, referred to as “Fixed Rate Mortgage Loans”, and adjustable rates, referred to as “Adjustable Rate Mortgage Loans”. The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date is approximately $799,999,980 (the “Cut-off Date Pool Principal Balance”), of which approximately $295,999,999 constitute Loan Group 1 Mortgage Loans and approximately $503,999,981 constitute Loan Group 2 Mortgage Loans. Further statistical information regarding the Mortgage Loans is set forth in Annex A hereto. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Cut-off Date Pool Principal Balance.

In accordance with applicable securities laws, if there are material changes in characteristics of the Mortgage Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Stated Principal Balance of any Mortgage Loan as of the Cut-off Date is referred to as the “Cut-off Date Principal Balance”.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes. Each such promissory note, together with any modification or waiver contained in the related Mortgage File, is referred to in this prospectus supplement as a “Mortgage Note”. The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the “Mortgaged Properties”). The Mortgaged Properties are located in 50 states and the District of Columbia. Each Mortgage Loan in the issuing entity will be assigned to one of two mortgage loan groups (“Loan Group 1” and “Loan Group 2”, and each a “Loan Group”). Loan Group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans, and Loan Group 2 will consist of first lien fixed rate and adjustable rate mortgage loans, which may or may not have conforming balances.

Except for balloon loans and interest only mortgage loans during their respective interest only periods, the Mortgage Loans to be included in the issuing entity will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Mortgage Loans are expected to provide for payments due as of the first day of each month. The Mortgage Loans to be included in the issuing entity will have been originated or purchased by Countrywide Home Loans, Inc. (“Countrywide Home Loans” or a “Seller”) and will have been originated as described in this prospectus supplement under “— Underwriting Standards”. Credit-blemished mortgage loans are generally mortgage loans made to borrowers with credit difficulties.

Scheduled monthly payments made by the borrowers on the Mortgage Loans (“Scheduled Payments”) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments.

Countrywide Home Loans will represent and warrant that none of the Mortgage Loans will be 30 days or more delinquent as of the related Cut-off Date. Except in the case of the delinquency information presented in the first sentence of the following paragraph and in the table below captioned “Delinquency History of the Mortgage Loans in the Twelve-Month Period Ending on the Cut-off Date”, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

Except as described in the following sentence, substantially all of the Mortgage Loans have not been 30 days or more delinquent in the twelve-month period ending on the Cut-off Date. In the twelve-month period ending on the Cut-off Date, the Mortgage Loans have been delinquent in payment of principal and interest as described in the table below. Solely for the purposes of the delinquency information presented in the second preceding sentence and in the following table, delinquencies have been recognized in accordance with the MBA Method.

Delinquency History of the Mortgage Loans
in the Twelve-Month Period Ending on the Cut-off Date

Delinquency	No. of Mortgage Loans	Percent of Cut-off Date Pool Principal Balance	Aggregate Principal Balance
1x30	60	1.68%	$13,426,405.65
1x60	4	0.09%	$715,714.29
1x90	3	0.06%	$504,655.66
2x30	8	0.09%	$689,775.92
2x60, 3x150, 1x180	1	0.01%	$59,581.02
3x30	2	0.03%	$267,116.41
6x30, 1x60, 1x120	1	0.01%	$95,017.55
8x60, 1x90	1	(1)	$38,239.49
10x30	1	(1)	$28,488.23
__________
(1) Indicates a value less than 0.01%.

See “The Agreements—Delinquency Calculation Methods” in the prospectus for more information about the MBA Method and the OTS Method.

Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 69.62% and 76.71% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the related Loan Group provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Mortgage Loans. Generally, a prepayment charge will apply, in the case of a Fixed Rate Mortgage Loan, to prepayments made within five years from the date of execution of the related Mortgage Note and, in the case of an Adjustable Rate Mortgage Loan, to prepayments made prior to the first Adjustment Date for that Mortgage Loan. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months’ advance interest calculated on the basis of the Mortgage Rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original balance of the Mortgage Loan. The “Mortgage Rate” with respect to a Mortgage Loan is the annual rate of interest borne by the Mortgage Loan pursuant to the terms of the related Mortgage Note, except as provided below with respect to Fixed Rate Credit Comeback Loans.

Approximately 2.38% and 17.77% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the related Loan Group, require only payments of interest for a specified period of time following origination, in each case after which amortization of the principal balance is required over the remaining term of the Mortgage Loan.

The Mortgage Loans will be selected from among the outstanding one- to four-family mortgage loans in the applicable Seller’s portfolio which meet the criteria described in this prospectus supplement. No selection will be made in a manner that would adversely affect the interests of certificateholders.

Additional Information Regarding the Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note (each referred to as an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of:

(1) the average of the interbank offered rates for six-month U.S. dollar-denominated deposits in the London market, as set forth in The Wall Street Journal, as most recently announced as of a date generally 45 days prior to the Adjustment Date (the “Mortgage Index”), or, if the Mortgage Index is no longer available, then based upon a new index selected by the Master Servicer based on comparable information, and

(2) a fixed percentage amount specified in the related Mortgage Note (the “Gross Margin”);

provided, however, that the Mortgage Rate for any Adjustable Rate Mortgage Loan will not increase or decrease on its initial Adjustment Date by more than a certain specified percentage (the “Initial Periodic Rate Cap”), or on any subsequent Adjustment Date by more than a certain specified percentage (the “Subsequent Periodic Rate Cap”). The Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for any Adjustable Rate Mortgage Loan will be specified in the related Mortgage Note. Substantially all of the Adjustable Rate Mortgage Loans will have been originated with Mortgage Rates less than the sum of the then-current Mortgage Index and the related Gross Margin.

“Hybrid Mortgage Loans” have fixed Mortgage Rates for a specified period of time after their origination before the fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the immediately preceding paragraph. The length of the fixed period and the period during which the Mortgage Rate is subject to adjustment are indicated with respect to each of the Mortgage Loans that are Hybrid Mortgage Loans in the “Mortgage Loan Programs” tables in Annex A to this prospectus supplement. For instance, a “3/27” designation followed by a specified Mortgage Index indicates a Hybrid Mortgage Loan with a fixed period of 3 years followed by a 27-year period during which the Mortgage Rate is subject to adjustment. Substantially all of the Adjustable Rate Mortgage Loans in the Mortgage Pool are Hybrid Mortgage Loans. Notwithstanding the foregoing, approximately 28.97% and 17.83% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the related Loan Group, were originated with a fixed period of 2 years, but Countrywide Home Loans has waived the right to adjust the Mortgage Rate on such Mortgage Loans until the expiration of a period of 5 years following origination. Information with respect to such Mortgage Loans is presented in this prospectus supplement as if such Mortgage Loans had been originated with a fixed period of 5 years.

It is expected that substantially all of the Adjustable Rate Mortgage Loans will provide that, over the life of each Adjustable Rate Mortgage Loan, the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a maximum added margin, generally between 4.000% and 10.000% (the sum of that initial Mortgage Rate plus the maximum added margin being referred to as the “Maximum Mortgage Rate”), as provided in the related Mortgage Note, and will in no event be less than a minimum Mortgage Rate (the “Minimum Mortgage Rate”) specified in the related Mortgage Note.

Additional Information Regarding the Fixed Rate Mortgage Loans. The Fixed Rate Mortgage Loans will include “credit comeback loans” that provide borrowers the potential of four Mortgage Rate reductions for good payment history during any one or more of the first four consecutive twelve-month periods following the origination date of the loan (“Fixed Rate Credit Comeback Loans”). The Fixed Rate Credit Comeback Loan payment history is evaluated in the twelfth month of each such twelve-month period. If the Fixed Rate Credit Comeback Loan borrower makes Scheduled Payments in full during such twelve-month period with a maximum of one late payment (which, however, cannot be in the twelfth month of such period) the Fixed Rate Credit Comeback Loan is eligible for a 0.375% per annum reduction on the current mortgage rate.

However, for purposes of all payments made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history. Any interest received in excess of the interest received as a result of such deemed reduction (such excess, the “Credit Comeback Excess Amount”) will be deposited in the Credit Comeback Excess Account and used to pay certificateholders as described below under “Description of the Certificates—Credit Comeback Excess Account” below. Approximately 1.38% and 2.20% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the related Loan Group, are Fixed Rate Credit Comeback Loans.

Loan-to-Value Ratio. The “Loan-to-Value Ratio” or “LTV” of a Mortgage Loan is equal to:

(1) the principal balance of the Mortgage Loan at the date of origination, divided by

(2) the Collateral Value of the related Mortgaged Property.

The “Collateral Value” of a Mortgaged Property is the lesser of:

(1) the appraised value based on an appraisal made for Countrywide Home Loans by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and

(2) the sales price of the Mortgaged Property at the time of origination.

With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, except as described in the following sentence, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

With respect to Mortgage Loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan. See “—Underwriting Standards” in this prospectus supplement.

Although all of the Mortgage Loans are secured by first liens, Annex A includes tables setting forth the Combined Loan-to-Value Ratios of the Mortgage Loans. The “Combined Loan-to-Value Ratio” of a Mortgage Loan is equal to:

(1) the sum of:

(a) the principal balance of the Mortgage Loan as of its date of origination, and

(b) the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage Loan were originated by Countrywide Home Loans and (ii) such junior lien mortgage loan was originated either (A) contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan, divided by

(2) the Collateral Value of the related Mortgaged Property.

As a result of the foregoing, the “Combined Loan-to-Value Ratio” of any Mortgage Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii) are not satisfied.

Stated Principal Balance. “Stated Principal Balance” means, for any Mortgage Loan and (1) the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of the Cut-Off Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to the Cut-Off Date and to the payment of principal due on the Cut-Off Date and irrespective of any delinquency in payment by the related borrower or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, plus the amount of any related Capitalized Advance for that Distribution Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which the Distribution Date occurs (each a “Prepayment Period”)), (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan and (iv) any Realized Loss previously incurred in connection with a Deficient Valuation. The Stated Principal Balance of any Mortgage Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Mortgage Pool. When used with respect to a Loan Group, Stated Principal Balance means the aggregate Stated Principal Balance of all Mortgage Loans in the Loan Group. A “Determination Date” means with respect to any Distribution Date, the 15th day of the month of the Distribution Date or, if the 15th day is not a Business Day, the immediately preceding Business Day.

A “Deficient Valuation” means, for any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under that Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of that court that is final and non-appealable in a proceeding under the U.S. Bankruptcy Code.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement dated as of October 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer, the Sellers and The Bank of New York, as trustee (the “Trustee”), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders and the Certificate Insurer, all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the issuing entity, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date).

Countrywide Home Loans will make all of the representations specified in the prospectus under “Loan Program — Representations by Sellers; Repurchases” with respect to all of the Mortgage Loans. The terms of any Mortgage Loan may have been modified after origination to provide for, among other things, a different interest rate, fixed-rate period or amortization term, and any representations and warranties regarding a Mortgage Loan will be with respect to the Mortgage Loan as modified. Each other seller will be a special purpose entity established by Countrywide Financial Corporation or one of its subsidiaries and will sell mortgage loans that were previously acquired from Countrywide Home Loans. Consequently, each seller other than Countrywide Home Loans will only represent that immediately prior to the assignment of the Mortgage Loans to be sold by it to the Depositor, the seller had good title to, and was the sole owner of, those Mortgage Loans free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will represent that following the transfer of the Mortgage Loans to it by the sellers, the Depositor had good title to the Mortgage Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

In connection with the transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the “Mortgage File”) with respect to each Mortgage Loan:

(1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of _______________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

(2) the original recorded Mortgage or a copy thereof with recording information,

(3) a duly executed assignment of the Mortgage to “Asset-Backed Certificates, Series

2007-13, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of October 1, 2007, without recourse,” in recordable form, or a copy thereof with recording information as described in the Pooling and Servicing Agreement,

(4) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

(5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

(6) the original or duplicate original lender’s title policy and all riders thereto or a copy of lender’s title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy and all riders thereto will be delivered within one year of the Closing Date.

Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS® System. In addition, the Mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any Mortgage held through the MERS® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS®, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS® serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

(A) not later than the Closing Date, with respect to at least 50% of the Mortgage Loans in each Loan Group,

(B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Mortgage Loans in each Loan Group, and

(C) not later than thirty days after the Closing Date, with respect to the remaining Mortgage Loans.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which the exception applies. The Depositor expects that substantially all of the assignments of the Mortgage Loans will not be recorded based on an opinion of counsel. In the event an assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. If the assignment of the Mortgage Loan is required to be recorded to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

The Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date), and the Trustee will hold the Mortgage Loan documents in trust for the benefit of the holders of the Certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, the Certificate Insurer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the “Purchase Price”) equal to the sum of:

(i)    100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of the purchase,

(ii)    accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders, and

(iii)  any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with the Mortgage Loan.

Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the issuing entity and substitute in its place another Mortgage Loan of like kind (a “Replacement Mortgage Loan”); however, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the “Code”). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

(1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

(2) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

(3) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

(4) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and intervals between Adjustment Dates as the Deleted Mortgage Loan, an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% per annum lower than that of the Deleted Mortgage Loan, and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

(6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

(7) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

(8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

(9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

(10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

(11) have the same occupancy type and lien priority as the Deleted Mortgage Loan, and

(12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

The Originators

The Mortgage Loans will be acquired by the Depositor from the Sellers. The Mortgage Loans were originated by Countrywide Home Loans or acquired from various other originators (each an “Originator”). Originators which have originated more than 1% of the Mortgage Loans in any Loan Group (measured by aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group) are limited to (i) Countrywide Home Loans, which originated approximately 85.36% and 95.12% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, and (ii) Wilmington Finance Inc., a Delaware corporation, which originated approximately 13.85% and 4.42% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, each such percentage measured by aggregate Stated Principal Balance of the Mortgage Loans in the applicable Loan Group.

Underwriting Standards

Countrywide Home Loans.  The Mortgage Loans in the Mortgage Pool that were originated by Countrywide Home Loans were originated generally in accordance with Countrywide Home Loans’ underwriting procedures for such loans. The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit-blemished mortgage loans. Countrywide Home Loans has been originating first lien credit-blemished mortgage loans since 1995. Countrywide Home Loans produces its credit-blemished mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any credit-blemished mortgage loan, Countrywide Home

Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit-blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit-blemished mortgage loan that it has not itself underwritten.

Countrywide Home Loans’ underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower’s credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on these types of underwriting exceptions.

Each prospective borrower completes an application for credit which includes information with respect to the applicant’s assets, liabilities, income and employment history, as well as certain other personal information. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant’s prior willingness and/or ability to repay. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments, among other matters.

After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly credit obligations to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower’s credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit-blemished loan. The maximum loan amount varies depending upon a borrower’s credit grade, Credit Bureau Risk Score, and documentation level but does not generally exceed $1,000,000 for first lien credit-blemished mortgage loans. Variations in maximum loan amount limits are permitted based on compensating factors.

Countrywide Home Loans’ underwriting standards permit first lien credit-blemished mortgage loans with loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

Countrywide Home Loans requires title insurance on all credit-blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ credit-blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to Countrywide Home Loans for its non-credit-blemished mortgage loans with regard to the borrower’s credit standing and repayment ability. While more flexible, Countrywide Home Loans’

underwriting guidelines still place primary reliance on a borrower’s ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans’ credit-blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the “Full Doc Program”) and Stated Income Loan Program (the “Stated Income Program”). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant’s sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans’ underwriting standards.

Under the Stated Income Program, the borrower’s employment and income sources and amounts must be stated on the borrower’s application for credit. The borrower’s income as stated must be reasonable for the related occupation and the determination as to reasonableness is subject to the loan underwriter’s discretion. However, the borrower’s income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower’s credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

Countrywide Home Loans’ underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower’s mortgage history, time since bankruptcy, and time since foreclosure or notice of default. In the case of borrowers with less than twelve months’ mortgage history, credit grade category is assigned by evaluating, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios and loan amounts given the borrower’s Credit Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: “A”
Loan-To-Value Ratio: Maximum of 100%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $1,000,000
Credit Bureau Risk Score: Minimum of—
500 for loan amounts up to $700,000,
560 for loan amounts of $700,001 to $750,000,
580 for loan amounts of $750,001 to $850,000, or
600 for loan amounts of $850,001 to $1,000,000.

Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “A-”
Loan-To-Value Ratio: Maximum of 90%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $850,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $650,000, 580 for loan amounts of $650,001 to $750,000, or 620 for loan amounts of $750,001 to $850,000.
Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
Bankruptcy: At least 1 day since discharge or 2 years since dismissal of Chapter 7 or 13 Bankruptcy.
Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: “B”
Loan-To-Value Ratio: Maximum of 85%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $650,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $600,000, 580 for loan amounts of $600,001 to $650,000.
Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: “C”
Loan-To-Value Ratio: Maximum of 80%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $600,000
Credit Bureau Risk Score: Minimum of— 500 for loan amounts up to $550,000, or 580 for loan amounts of $550,001 to $600,000.
Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: “C-”
Loan-To-Value Ratio: Maximum of 70%
Debt-To-Income Ratio: Maximum of 55%
Loan Amount: Maximum of $500,000
Credit Bureau Risk Score: Minimum of 500
Mortgage History: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
Bankruptcy: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: None at time of funding.

Credit Grade Category: “D”
Loan-To-Value Ratio: Maximum of 65%
Debt-To-Income Ratio: Maximum of 45%
Loan Amount: Maximum of $250,000
Credit Bureau Risk Score: Minimum of 500
Mortgage History: Open Notice of default must be cured at time of funding.
Bankruptcy: At least 1 day since discharge or dismissal of Chapter 7 or 13 Bankruptcy, or open Chapter 13 Bankruptcy must be paid-off through escrow at funding.
Foreclosure/Notice of Default: Notice of default is acceptable but must be cured at time of funding.

The loan-to-value ratios, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

The “Credit Bureau Risk Score” is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower’s creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Bureau Risk Scores are based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter’s judgment.

In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce these scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureaus, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

If only one score is available, or no score is available, Countrywide Home Loans will follow its limited credit guidelines. Under the limited credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to A- risk and 80% loan-to-value ratio. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

Originators Other Than Countrywide Home Loans. The Mortgage Loans in the Mortgage Pool that were originated by Originators other than Countrywide Home Loans will have been originated in accordance with the underwriting guidelines of such other Originators for credit blemished mortgage loans, which will be referred to below as the underwriting guidelines. Generally, under the underwriting guidelines, the Originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed and reviews the property. The underwriting guidelines generally require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal currently supports the outstanding loan balance.

The underwriting guidelines of such Originators are more flexible than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability. While more flexible, the underwriting guidelines still place significant reliance on a borrower’s ability to repay; however the Originator generally may require lower loan-to-value ratios than for loans underwritten to Freddie Mac and Fannie Mae standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. Compensating factors usually include low loan-to-value ratio, low debt-to-income ratio, stable employment, length of time in the same residence, cash reserves and/or reduction in monthly debt service. It is expected that a significant portion of the Mortgage Loans in the mortgage pool will represent these exceptions.

The underwriting guidelines are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the Mortgage Loan. In addition to the foregoing, the Originator considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The applicable Mortgage Loans may have been underwritten using a full, limited or stated income documentation program. The underwriting guidelines generally require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In evaluating the credit quality of a borrower, the Originator typically utilizes the Credit Bureau Risk Score of that borrower. A discussion of Countrywide Home Loans’ method for determining the “Credit Bureau Risk Score” of a borrower is set forth under “—Countrywide Home Loans” above. Other Originators’ methods for determining a borrower’s Credit Bureau Risk Score may vary.

The property that is to secure a mortgage loan generally is appraised by an independent appraiser. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which typically includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Generally, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines generally require a review of the appraisal by an employee of the Originator or by an appraiser retained by the Originator.

As a result of the underwriting guidelines, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

Re-Underwriting of Mortgage Loans by Countrywide Home Loans. In connection with its acquisition of Mortgage Loans from the other Originators, with limited exception, Countrywide Home Loans reviewed those Mortgage Loans to determine whether they were underwritten in accordance with Countrywide Home Loans’ own underwriting guidelines. In the course of such review, Countrywide Home Loans assigned to each Mortgage Loan a credit grade category. A discussion of Countrywide Home Loans’ credit grade categories is set forth above under “—Countrywide Home Loans”.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer has agreed to service and administer the mortgage loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 270 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers (including a special servicer). Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide

Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial Corporation and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (together with its subsidiaries, “Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and Moody’s Investors Service also placed such ratings under review for further downgrade. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on August 23, 2007, Fitch Ratings placed such ratings on “Rating Watch Evolving” status.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans) with an aggregate principal balance of approximately $124.537 billion and $131.225 billion, respectively.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
						Nine Months
	Years Ended					Ended
	December 31,					September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
__________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Loan Servicing

The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate is provided by the Master Servicer to the borrower with these statements.

Collection Procedures

When a borrower fails to make a payment on a mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer’s servicing procedures, the Master Servicer generally mails to the borrower a notice of intent to foreclose after the loan becomes, in the case of a credit-blemished mortgage loan, 31 days past due (two payments due but not received), or in the case of a mortgage loan that is not a credit-blemished mortgage loan, 61 days past due (three payments due but not received) and in any case, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to credit-blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this prospectus supplement under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class 2-A Certificates resulting from Prepayment Interest Shortfalls will not be covered by the Class 2-A Policy.

Advances

Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance (an “Advance”) from its own funds, or funds in the Certificate Account that are not required to be distributed on the Distribution Date, on the Business Day immediately preceding the Distribution Date (a “Master Servicer Advance Date”), the sum of:

•
an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the “Net Mortgage Rate”)) that were due on the related Due Date and delinquent on the related Determination Date; and

•
an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”), which is calculated after taking into account any income from such Mortgaged Property or (ii)

as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer’s certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Certificates.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

THE ISSUING ENTITY

In connection with the issuance of the Certificates, the Depositor has formed CWABS Asset-Backed Certificates Trust 2007-13, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. CWABS Asset-Backed Certificates Trust 2007-13 is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “Trust” or the “Trust Fund”. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

The issuing entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.

STATIC POOL DATA

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=02200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the OTS Method.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-13 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-2M, Class 1-M-1, Class 2-M-1, Class 1-M-2, Class 2-M-2, Class 1-M-3, Class 2-M-3, Class 1-M-4, Class 2-M-4, Class 1-M-5, Class 2-M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this prospectus supplement we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates or Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates
Class M-1 Certificates:	Class 1-M-1 and Class 2-M-1 Certificates
Class M-2 Certificates:	Class 1-M-2 and Class 2-M-2 Certificates
Class M-3 Certificates:	Class 1-M-3 and Class 2-M-3 Certificates
Class M-4 Certificates:	Class 1-M-4 and Class 2-M-4 Certificates
Class M-5 Certificates:	Class 1-M-5 and Class 2-M-5 Certificates

Designation	Class of Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Group 1 Certificates:	Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates
Group 2 Certificates:	Class 2-A, Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4 and Class 2-M-5 Certificates
Offered Certificates:	Adjustable Rate Certificates and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class 1-A Certificates:	Senior/Adjustable Rate
Class 2-A-1 Certificates:	Senior/Adjustable Rate
Class 2-A-2 Certificates:	Super Senior/Adjustable Rate
Class 2-A-2M Certificates:	Senior Support/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Group 1 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Group 2 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•
distributions of principal and interest on the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Capitalized Advance” with respect to any Distribution Date and any Mortgage Loan means an Advance or T&I Advance that was made after the Closing Date and added to the unpaid principal balance of that Mortgage Loan in connection with a modification of the related Mortgage Note during the related Due Period.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that (a) any payment of principal under the Class 2-A Policy following an Applied Realized Loss Amount in respect of any class of Class 2-A Certificates will not result in a further reduction of the Certificate Principal Balance of such class of certificates, (b) if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class), (c) any amounts distributed to the classes of Class 2-A Certificates in respect of Subsequent Recoveries will be made concurrently on a pro rata basis according to their respective Certificate Principal Balances, except that any such amounts otherwise allocable to the Class 2-A-2M Certificates will be distributed first to the Class 2-A-2 Certificates (but not by more than the amount of the Unpaid Realized Loss Amount for the class), (d) to the extent an Applied Realized Loss Amount with respect to any class of Class 2-A Certificates was covered under the Class 2-A Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery, and (e) any amounts distributed to the Classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-5 and Class 2-M-5 Certificates) will be allocated concurrently on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates up to its respective Unpaid Realized Loss Amount, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer under the Pooling and Servicing Agreement, the “Certificate Principal Balance” of the classes of Class 2-A Certificates will not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal of such Certificates under the Class 2-A Policy, except to the extent such payment has been reimbursed to the Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in November 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Group 1 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Distribution Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the sum of the Principal Remittance Amounts for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group Distribution Percentage” means, with respect to any Distribution Date, in the case of Loan Group 1, the Group 1 Distribution Percentage for that Distribution Date, and in the case of Loan Group 2, the Group 2 Distribution Percentage for that Distribution Date.

“Insurance Proceeds” means all proceeds of any insurance policy (other than the Class 2-A Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“T&I Advance” with respect to any Mortgage Loan means a Servicing Advance related to tax or insurance premium payments owed by the related borrower.

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate and (ii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group for the Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances (other than Capitalized Advances) relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to each class of Group 1 Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period),

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus the sum of (A) a fraction, expressed as a percentage, the numerator of which is the Class 2-A Premium for that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (B) a fraction, expressed as a percentage, the numerator of which is (x) the product of (a) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (b) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period),

(iii) with respect to each class of Group 2 Certificates (other than the Class 2-A Certificates), the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), and

(iv) with respect to each class of Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the weighted average of the Net Rate Caps for the Group 1 Certificates and the Class 2-A Certificates for that Distribution Date, weighted by an amount equal to the positive difference (if any) of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), over the outstanding aggregate Certificate Principal Balance of the Group 1 and Group 2 Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for any class of Class 2-A Certificates will not be covered by the Class 2-A Policy.

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.840%	1.680%
Class 2-A-1	0.900%	1.800%
Class 2-A-2	0.800%	1.600%
Class 2-A-2M	1.250%	2.500%
Class 1-M-1	1.500%	2.250%
Class 2-M-1	1.500%	2.250%
Class 1-M-2	1.750%	2.625%
Class 2-M-2	1.750%	2.625%
Class 1-M-3	2.000%	3.000%
Class 2-M-3	2.000%	3.000%
Class 1-M-4	2.500%	3.750%
Class 2-M-4	2.500%	3.750%
Class 1-M-5	3.000%	4.500%
Class 2-M-5	3.000%	4.500%
Class M-6	3.000%	4.500%
Class M-7	3.000%	4.500%
Class M-8	3.000%	4.500%
Class M-9	3.000%	4.500%
__________
(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” means, with respect to each Accrual Period each class of Adjustable Rate Certificates, a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 47.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date	Percentage

November 2009 — October 2010	1.65% with respect to November 2009, plus an additional 1/12th of 2.10% for each month thereafter through October 2010
November 2010 — October 2011	3.75% with respect to November 2010, plus an additional 1/12th of 2.35% for each month thereafter through October 2011
November 2011 — October 2012	6.10% with respect to November 2011, plus an additional 1/12th of 2.05% for each month thereafter through October 2012
November 2012 — October 2013	8.15% with respect to November 2012, plus an additional 1/12th of 1.70% for each month thereafter through October 2013
November 2013 — October 2014	9.85% with respect to November 2013, plus an additional 1/12th of 0.40% for each month thereafter through October 2014
November 2014 and thereafter	10.25%

“Debt Service Reduction” means, with respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the U.S. Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the Distribution Date equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	30.00%
M-1	34.39%
M-2	39.87%
M-3	44.24%
M-4	49.07%
M-5	54.50%
M-6	61.28%
M-7	70.63%
M-8	79.95%
M-9	97.83%

For the purposes of the definition of “Delinquency Trigger Event”, the Class A Certificates will be treated as a single class of Certificates, the Class M-1 Certificates will be treated as a single class of Certificates, the Class M-2 Certificates will be treated as a single class of Certificates, the Class M-3 Certificates will be treated as a single class of Certificates, the Class M-4 Certificates will be treated as a single class of Certificates and the Class M-5 Certificates will be treated as a single class of Certificates.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in November 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	22.90%	45.80%
Class M-2	19.75%	39.50%
Class M-3	17.80%	35.60%
Class M-4	16.05%	32.10%
Class M-5	14.45%	28.90%
Class M-6	12.85%	25.70%
Class M-7	11.15%	22.30%
Class M-8	9.85%	19.70%
Class M-9	8.05%	16.10%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the Cut-off Date Pool Principal Balance. For the purposes of the definition of “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates, (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates, (iv) the Class 1-M-4 and Class 2-M-4 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-4 and Class 2-M-4 Certificates and (v) the Class 1-M-5 and Class 2-M-5 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-5 and Class 2-M-5 Certificates.

“OC Floor” means an amount equal to 4.50% of the Cut-off Date Pool Principal Balance.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 8.05% of the Cut-off Date Pool Principal Balance and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 16.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date exceeds (y) the aggregate

Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for that Distribution Date being insufficient to make such payment, and

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date,

minus

(3) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

less

(b) the sum, without duplication, of:

(1) all Advances relating to principal and certain expenses reimbursed during the related Due Period, and

(2) all Capitalized Advances reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means, without duplication, with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated, (ii) that has been the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, (iii) that has been the subject of a Debt Service Reduction, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced and (iv) that has been the subject of a modification that resulted in a permanent reduction in its principal balance or forgiveness of any accrued and unpaid interest, the amount of that reduction and/or forgiveness.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates (or in the case of the first Distribution Date, the Sixty-Day Delinquency Rate for that Distribution Date, or in the case of the second Distribution Date, the average of the Sixty-Day Delinquency Rates for the first and second Distribution Dates).

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of, without duplication (i) all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties), (ii) all Mortgage Loans that were repurchased from the issuing entity for a reason other than a breach of representations and warranties under the Pooling and Servicing Agreement during the twelve calendar months immediately preceding the Distribution Date, (iii) all Mortgage Loans that were substituted by a seller during the twelve calendar months immediately preceding the Distribution Date and (iv) Mortgage Loans with respect to which a modification to the related Mortgage Note was made during the twelve calendar months immediately preceding the Distribution Date, and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in November 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 47.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero. For the purposes of the definition of “Subordinate Class Principal Distribution Amount”, (i) the Class 1-M-1 and Class 2-M-1 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-1 and Class 2-M-1 Certificates, (ii) the Class 1-M-2 and Class 2-M-2 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-2 and Class 2-M-2 Certificates, (iii) the Class 1-M-3 and Class 2-M-3 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-3 and Class 2-M-3 Certificates, (iv) the Class 1-M-4 and Class 2-M-4 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-4 and Class 2-M-4 Certificates and (v) the Class 1-M-5 and Class 2-M-5 Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class 1-M-5 and Class 2-M-5 Certificates.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates (in the case of any class of Class 2-A Certificates, as reduced by any payment made by the Certificate Insurer in respect of principal of that class under the Class 2-A Policy) minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders and the Certificate Insurer. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (excluding proceeds from the Class 2-A Policy), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable, including Capitalized Advances (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited (except in the case of Capitalized Advances) to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders and the Certificate Insurer. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee, and

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund and payment to the Certificate Insurer as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, including Capitalized Advances, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “ — Reports to Certificateholders” in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in Permitted Investments at the direction of the Master Servicer, and all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Certificate Insurer, the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (6)	Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Class 2-A Policy Premiums and Reimbursement Amounts / Certificate Insurer	The product of (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates, (2) the Class 2-A Premium Rate and (3) a fraction, the numerator of which is the number of	Expense	Interest Funds for Loan Group 2 and Loan Group 1, in that order and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	days from and including the preceding Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360 (the “Class 2-A Premium”) (9)		Loan Group 2 and Loan Group 1, in that order

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See “— Amendment” in this prospectus supplement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this prospectus supplement under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this prospectus supplement under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
With respect to the first Distribution Date, the Class 2-A Policy premium will be equal to the product of (1) the aggregate initial Certificate Principal Balance of the Class 2-A Certificates, (2) the Class 2-A Premium Rate and (3) a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the first Distribution Date, and the denominator of which is 360. The “Class 2-A Premium Rate” will equal 0.20% per annum. The amount of any Reimbursement Amount due to the Certificate Insurer with respect to any Distribution Date will be calculated as described under “Description of the Certificates — Financial Guaranty Insurance Policy.”

(10)
Except in the case of Servicing Advances that are Capitalized Advances, reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)
Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “— Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer”.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under  “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under “— Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose. The Class 2-A Policy will not cover any shortfalls caused by application of the applicable Net Rate Cap.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for Loan Group 2, to the Certificate Insurer, the Class 2-A Premium for that Distribution Date,

(3) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(4) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for such class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(5) from the Interest Funds for Loan Group 2, to the Certificate Insurer, any Reimbursement Amount;

(6) from the remaining Interest Funds for both Loan Groups, concurrently, to each class of Class A Certificates and the Certificate Insurer, any remaining unpaid Current Interest, any Interest Carry Forward Amount and any remaining Class 2-A Premium not paid from Interest Funds for Loan Group 2 for that Distribution Date, allocated pro rata based on (i) the Certificate Principal Balance in the case of each such class of Class A Certificates and (ii) the amount of any remaining Class 2-A Premium not paid from Interest Funds for Loan Group 2 for that Distribution Date in the case of the Certificate Insurer; with any remaining amounts allocated based on any remaining unpaid Current Interest and Interest Carry Forward Amount for each class of Class A Certificates and any remaining Class 2-A Premium not paid from Interest Funds for Loan Group 2 for that Distribution Date for the Certificate Insurer;

(7) from the remaining Interest Funds for Loan Group 1, to the Certificate Insurer, any Reimbursement Amount not paid from Interest Funds for Loan Group 2;

(8) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-1 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-1 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-1 and Class 2-M-1 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-1 and Class 2-M-1 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(9) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-2 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-2 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-2 and Class 2-M-2 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-2 and Class 2-M-2 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(10) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-3 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-3 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-3 and Class 2-M-3 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-3 and Class 2-M-3 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(11) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-4 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-4 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-4 and Class 2-M-4 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-4 and Class 2-M-4 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(12) concurrently, from any remaining Interest Funds for Loan Group 1, to the Class 1-M-5 Certificates, and from any remaining Interest Funds for Loan Group 2, to the Class 2-M-5 Certificates, Current Interest for each such class; provided that if the remaining Interest Funds for Loan Group 1 and Loan Group 2 are insufficient to distribute all Current Interest to the Class 1-M-5 and Class 2-M-5 Certificates, then such remaining Interest Funds for Loan Group 1 and Loan Group 2 will be allocated between the Class 1-M-5 and Class 2-M-5 Certificates on the basis of the respective Group Distribution Percentages for that Distribution Date;

(13) from the remaining Interest Funds for both Loan Groups, sequentially:

(a) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this prospectus supplement.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A) concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates and the Certificate Insurer (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order described in clause (3) below, until the Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), pro rata, until the Certificate Principal Balance thereof is reduced to zero,

(B) from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(iv) concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(v) concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, until their Certificate Principal Balances are reduced to zero;

(vi) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(vii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates and the Certificate Insurer (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the

Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order set forth in clause (3) below, until the Certificate Principal Balances of the classes of Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), pro rata, until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-1 Certificates, until their Certificate Principal Balances are reduced to zero,

(ii) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-2 Certificates, until their Certificate Principal Balances are reduced to zero,

(iii) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-3 Certificates, until their Certificate Principal Balances are reduced to zero,

(iv) concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-4 Certificates, until their Certificate Principal Balances are reduced to zero,

(v) concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of the respective Group Distribution Percentages for that Distribution Date, the Subordinate Class Principal Distribution Amount for the Class M-5 Certificates, until their Certificate Principal Balances are reduced to zero,

(vi) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(vii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates and the Certificate Insurer, those amounts will be distributed in the following order:

(A)  to the Certificate Insurer, any remaining Class 2-A Premium not paid from Interest Funds for that Distribution Date,

(B) concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-2M Certificates, pro rata on the basis of their Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero, and

(C) to the Certificate Insurer, any Reimbursement Amount not paid from Interest Funds for that Distribution Date.

Class 2-A Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class 2-A Certificates any Guaranteed Distributions received from the Certificate Insurer with respect to that Distribution Date.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above), payments to the Certificate Insurer (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the Cut-off Date Pool Principal Balance will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $64,399,980, which is approximately 8.05% of the Cut-off Date Pool Principal Balance.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including the premium due to the Certificate Insurer and any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (13)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(vii) or (2)(B)(vii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1, 2 and 3 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 4 below, any amounts in the

Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.         to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.         to the Certificate Insurer, any unpaid Class 2-A Premium and any unpaid Reimbursement Amount;

3.         concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class; provided, however, that amounts otherwise distributable to the Class 2-A-2M Certificates will be distributed to the Class 2-A-2 Certificates until all Unpaid Realized Loss Amounts for the Class 2-A-2 Certificates have been paid;

4.         sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
            M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for such class or classes, as applicable, and second in an amount equal to any Unpaid Realized Loss Amount for such class or classes, as applicable; provided, however, that any Interest Carry Forward Amount and Unpaid Realized Loss Amount distributed to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates), will be made concurrently, on a pro rata basis based on (i) in the case of any Interest Carry Forward Amount, each such class’s respective Interest Carry Forward Amount, and (ii) in the case of any Unpaid Realized Loss Amount, each such class’s respective Unpaid Realized Loss Amount;

5.         to each class of interest-bearing certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

6.         to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

7.         if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order described in clause (3) under “—Principal Distributions” above, until the respective Certificate Principal Balances of the Class 2-A Certificates are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates and the Certificate Insurer, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any principal distributions to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) will be made concurrently, on a pro rata basis based on the respective Group Distribution Percentages for that Distribution Date;

8.         to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

9.         to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Merrill Lynch Capital Services, Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement. The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Merrill Lynch & Co. Inc. (the “Swap Guarantor”) pursuant to a guaranty in favor of the Swap Contract Administrator (the “Swap Guaranty”).

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.20% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (3) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (8) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

The Swap Counterparty will be an eligible counterparty for so long as its credit ratings (or any related guarantor, if applicable) are at least equal to the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold. However, if the credit ratings of the Swap Counterparty (or any related guarantor, if applicable) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold and the Swap Counterparty chooses not to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty, the Swap Counterparty may be required to pledge cash or other collateral in the form of securities to the Swap Contract Administrator with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the Swap Contract Administrator as security in the case that an “event of default” or “additional termination event” occurs under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or sole affected party, as applicable, and a Swap Termination Payment is payable from the Swap Counterparty. If the credit ratings of the Swap Counterparty (or the credit ratings of any related guarantor, if applicable) fall below the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, the Swap Counterparty may be obligated to pledge additional collateral. In such case, the Swap Counterparty would also be obligated to use commercially reasonable efforts to procure a guarantee of its payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty at no cost to either the Swap Contract Administrator or the issuing entity. The failure of the Swap Counterparty to make such efforts or to procure such a guarantee or replacement would entitle the Swap Contract Administrator to declare an early termination of the Swap Contract as more fully described below. If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms that are substantially the same as those of the original Swap Contract.

In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms substantially the same as those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates and the Certificate Insurer, any remaining Current Interest and Interest Carry Forward Amount (in the case of each class of Class A Certificates) and any remaining Class 2-A Premium (in the case of the Certificate Insurer), pro rata based on their respective entitlements;

(4) to the Certificate Insurer, any unpaid Reimbursement Amount;

(5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class; provided, however, that any interest distributions to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (5) will be made concurrently, on a pro rata basis based on each such class’s respective remaining Current Interest and Interest Carry Forward Amount;

(6) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(7) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(8) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; provided, however, that amounts otherwise distributable to the Class 2-A-2M Certificates will be distributed to the Class 2-A-2 Certificates until all Unpaid Realized Loss Amounts for the Class 2-A-2 Certificates have been paid;

(9) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; provided, however, that any Unpaid Realized Loss Amounts distributed to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-1 and Class 2-M-1 Certificates) pursuant to this clause (9) will be made concurrently, on a pro rata basis based each such class’s respective Unpaid Realized Loss Amount; and

(10) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
November 2007	735,600,000
December 2007	731,096,411
January 2008	724,932,935
February 2008	717,513,210
March 2008	708,846,692
April 2008	698,949,923
May 2008	687,844,887
June 2008	675,559,257
July 2008	662,129,329
August 2008	647,697,507
September 2008	632,721,679
October 2008	617,376,736
November 2008	602,245,654
December 2008	587,452,425
January 2009	572,989,438
February 2009	558,849,264
March 2009	545,024,646
April 2009	531,508,491
May 2009	518,294,111
June 2009	505,374,530
July 2009	492,743,088
August 2009	480,393,596
September 2009	468,319,396
October 2009	456,514,889
November 2009	444,974,068
December 2009	433,690,318
January 2010	422,657,914
February 2010	411,871,224
March 2010	401,325,163
April 2010	391,013,910
May 2010	380,932,219
June 2010	371,074,914
July 2010	361,436,958
August 2010	352,013,441
September 2010	342,799,579
October 2010	333,790,950
November 2010	324,987,262
December 2010	319,516,386
January 2011	312,444,263
February 2011	305,530,383
March 2011	298,770,147
April 2011	292,160,138
May 2011	285,698,239
June 2011	279,380,239
July 2011	273,202,867
August 2011	267,162,936
September 2011	261,257,001
October 2011	255,480,748
November 2011	249,832,518
December 2011	244,308,549
January 2012	238,907,156
February 2012	233,625,598
March 2012	228,461,473
April 2012	223,412,115
May 2012	218,475,151
June 2012	213,647,458
July 2012	208,925,772
August 2012	204,300,195
September 2012	199,761,522
October 2012	194,984,911
November 2012	188,961,179
December 2012	182,838,521
January 2013	176,939,179
February 2013	171,257,762
March 2013	165,857,854
April 2013	161,018,255
May 2013	156,738,132
June 2013	152,947,757
July 2013	149,540,979
August 2013	146,263,156
September 2013	143,057,188
October 2013	139,921,505
November 2013	136,854,565
December 2013	133,854,834
January 2014	130,920,826
February 2014	128,051,094
March 2014	125,244,222
April 2014	122,498,826

Month of Distribution Date	Swap Contract Notional Balance ($)
May 2014	119,813,551
June 2014	117,187,072
July 2014	114,618,096
August 2014	112,105,356
September 2014	109,647,615
October 2014	107,243,663
November 2014	104,892,317
December 2014	102,592,418
January 2015	100,342,837
February 2015	98,142,466
March 2015	95,990,225
April 2015	93,885,054
May 2015	91,825,920
June 2015	89,811,810
July 2015	87,841,738
August 2015	85,914,733
September 2015	84,029,853
October 2015	82,186,170
November 2015	80,382,782
December 2015	78,618,803
January 2016	76,893,369
February 2016	75,205,876
March 2016	73,555,446
April 2016	71,941,069
May 2016	70,361,952
June 2016	68,817,324

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Swap Counterparty, if its credit ratings no longer satisfy both the S&P Required Ratings Threshold and the Moody’s Required Ratings Threshold, to use commercially reasonable efforts to procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

3. if the credit ratings of the Swap Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days or the Moody’s Required Ratings Threshold for 30 or more business days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. the occurrence or existence of (i) a default of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty or any related guarantor which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty or any related guarantor (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty has posted collateral under the Credit Support Annex because its credit ratings are below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral as required under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received, and

3. certain insolvency or bankruptcy events of the Swap Contract Administrator or the issuing entity.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s Approved Ratings Threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold or the Moody’s Required Ratings Threshold, as applicable) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Swap Counterparty has failed to either procure a guarantee of the Swap Counterparty’s payment obligations under the Swap Contract or transfer the Swap Contract to an eligible replacement counterparty,

4. by the Swap Contract Administrator, in the event that the credit ratings of the Swap Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty, and

5. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P in not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract, against the Swap Guarantor in respect of its obligations under the Swap Guaranty or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Guaranty, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Swap Counterparty

Merrill Lynch Capital Services, Inc. (“MLCS”) is a wholly owned subsidiary of Merrill Lynch & Co., Inc. and engages in, among other business activities, over-the-counter derivative transactions. Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance and related products and services on a global basis. MLCS’s principal executive offices are located at Four World Financial Center, 12th Floor, New York, New York 10080.

MLCS and its affiliates may from time to time have investment banking, sales and trading, financing and other business or investment relationships with Countrywide Home Loans, Inc., CWABS Asset-Backed Certificates Trust 2007-13, Countrywide Home Loans Servicing LP and/or The Bank of New York.

The obligations of MLCS under its ISDA Master Agreement with CWABS Asset-Backed Certificates Trust 2007-13 are guaranteed by Merrill Lynch & Co., Inc. which has a long-term rating of “A+” from S&P and a long-term rating of “A1” from Moody’s.

The information in the preceding three paragraphs has been provided by MLCS for use in this prospectus supplement. Except for the preceding three paragraphs, MLCS has not prepared and does not accept responsibility for the accuracy or completeness of this prospectus supplement.

Calculation of One-Month LIBOR

For the initial Accrual Period, One-Month LIBOR will be 4.79250%. On the second LIBOR Business Day preceding the commencement of each subsequent Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Financial Guaranty Insurance Policy

The following summary of terms of the financial guaranty insurance policy (the “Class 2-A Policy”) to be issued by Financial Security Assurance Inc., which is referred to herein as “FSA” or the “Certificate Insurer”) does not purport to be complete and is qualified in its entirety by reference to the Class 2-A Policy. In the following discussion, the Class 2-A Certificates are referred to as “Guaranteed Certificates”.

Simultaneously with the issuance of the Guaranteed Certificates, FSA will deliver the Class 2-A Policy to the Trustee for the benefit of the holders of the Guaranteed Certificates. Under the Class 2-A Policy, FSA unconditionally and irrevocably guarantees to the Trustee, for the benefit of any holder of a Guaranteed Certificate, the full and complete payment of (1) Guaranteed Distributions on such Certificate and (2) the amount of any such Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

“Guaranteed Distributions” means, with respect to any Distribution Date and a class of Guaranteed Certificates, the distribution to be made to holders of that class of Guaranteed Certificates in an aggregate amount equal to (i) the amount, if any, by which the amount available to be distributed to that class of Guaranteed Certificates, pursuant to the priority of payment set forth in the Pooling and Servicing Agreement, is less than the Required Distributions for that class of Guaranteed Certificates for that Distribution Date and (ii) to the extent unpaid on the Last Scheduled Distribution Date for that class of Guaranteed Certificates, after payment of all other amounts due to that class of Guaranteed Certificates, the sum of (a) any remaining Certificate Principal Balance of that class of Guaranteed Certificates and (b) the amount of any Applied Realized Loss Amount allocated to that class of Guaranteed Certificates prior to the Last Scheduled Distribution Date to the extent the Certificate Insurer has not paid that Applied Realized Loss Amount and the holders of that class of Guaranteed Certificates have not received any Subsequent Recovery related to that Applied Realized Loss Amount, in each case after giving effect to all distributions, other than Required Distributions for that class of Guaranteed Certificates, to be made on that Distribution Date; and, in each case in accordance with the original terms of that class of Guaranteed Certificates when issued and without regard to any amendment or modification of that class of Guaranteed Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. The Certificate Insurer may consent to any amendment of or modification to the Pooling and Servicing Agreement as permitted by the Pooling and Servicing Agreement; provided, however, that no such amendment or modification shall, without the consent of the holders of the related class of Guaranteed Certificates, change the entitlement of those holders to payment under the Class 2-A Policy of any unpaid principal of that class of Guaranteed Certificates due at final maturity, or any unpaid interest thereon due on any interest payment date. Guaranteed Distributions for any class of Guaranteed Certificates will not include, and the Class 2-A Policy will not cover, interest shortfalls resulting from Prepayment Interest Shortfalls, interest shortfalls resulting from the application of the Relief Act or similar state or local laws, any Net Rate Carryover amounts, or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any

Guaranteed Distributions to a holder of a Guaranteed Certificate. Guaranteed Distributions will not include (x) any portion of a Guaranteed Distribution due to holders of Guaranteed Certificates because a notice and certificate in proper form as required by the Class 2-A Policy was not timely received by the Certificate Insurer and (y) any portion of a Guaranteed Distribution due to holders of a class of Guaranteed Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of that unpaid interest. For purposes of the definition of “Guaranteed Distributions,” any payment of interest previously made by FSA under the Class 2-A Policy shall be excluded, from and including the date of payment by FSA thereof, when calculating interest that is carried forward.

“Required Distributions” means with respect to any Distribution Date and each class of Guaranteed Certificates, the sum, without duplication, of (i) the amount of interest that has accrued on that class of Guaranteed Certificates at the then-applicable Pass-Through Rate during the applicable Accrual Period with respect to that class of Guaranteed Certificates, net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act or similar state or local laws or Net Rate Carryover amounts, (ii) at the election of the Certificate Insurer in its sole discretion, any Applied Realized Loss Amount allocated to that class of Guaranteed Certificates on or prior to that Distribution Date and (iii) the amount of interest that has accrued on any Applied Realized Loss Amount allocated to that class of Guaranteed Certificates prior to that Distribution Date at the then-applicable Pass-Through Rate, in the case of each of clause (ii) and clause (iii) to the extent the Certificate Insurer has not paid that Applied Realized Loss Amount and the holders of that class of Guaranteed Certificates have not received any Subsequent Recovery relating to that Applied Realized Loss Amount.

“Reimbursement Amount” means, with respect to any Distribution Date, (i) the amount of all Guaranteed Distributions paid and all other payments made by the Certificate Insurer pursuant to the Class 2-A Policy for which the Certificate Insurer has not been reimbursed prior to the Distribution Date, plus (ii) interest accrued on those Guaranteed Distributions not previously repaid calculated at the Late Payment Rate from the date those payments were made.

“Late Payment Rate” means the lesser of (i) the rate of interest publicly announced by Citibank, N.A. at its principal office in New York, New York, as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3% and (ii) the maximum rate permissible under law applicable to the Pooling and Servicing Agreement. The Late Payment Rate will be computed on the basis of a year of 365 days calculating the actual number of days elapsed.

Payment of claims on the Class 2-A Policy made in respect of Guaranteed Distributions will be made by FSA following receipt by FSA of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the second business day following receipt of such notice for payment and (2) 12:00 noon, New York City time, on the Distribution Date to which the claim relates.

FSA will be entitled to pay any amount thereunder in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been received by FSA, shall be entitled to pay principal under the Class 2-A Policy on an accelerated basis if FSA shall so elect in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of “Guaranteed Distributions,” if that principal would have been payable under the Pooling and Servicing Agreement were funds sufficient to make that payment available to the Trustee for that purpose.

If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, FSA will pay that amount out of its funds on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (1) the fourth business day following receipt by FSA from the Trustee, of: (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Guaranteed Certificate is required to return principal or interest distributed on that certificate during the term of the Class 2-A Policy because those distributions were avoidable as preference payments under applicable bankruptcy law (the “Order”), (B) a certificate of the holder of the Guaranteed Certificate that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder of the Guaranteed Certificate, in the form as is reasonably required by FSA and provided to the holder of that Guaranteed Certificate by FSA, irrevocably assigning to FSA all rights and claims of the holder of that Guaranteed Certificate relating to or arising under that Guaranteed Certificate against the debtor which made that preference payment or otherwise with respect to that preference payment or (2) the date of receipt by FSA from the Trustee, of the items referred to in clauses (1)(A), (B) and (C) above if, at least four business days prior to the date of receipt, FSA shall have received written notice from the Trustee, that the items referred to in clauses (1)(A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee, or any holder of a Guaranteed Certificate, directly, unless a holder of a Guaranteed Certificate has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment will be disbursed to the Trustee for distribution to the holder of that Certificate upon proof of payment reasonably satisfactory to FSA. In connection with the foregoing, FSA will have the rights provided pursuant to the Pooling and Servicing Agreement to the holders of the Guaranteed Certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Trustee, and each holder of a Guaranteed Certificate in the conduct of any proceeding with respect to a preference claim.

The terms “receipt” and “received,” with respect to the Class 2-A Policy, means actual delivery to FSA and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the Class 2-A Policy by the Trustee is not in proper form or is not properly completed, executed or delivered or contains any misstatement, it will be deemed not to have been received, and FSA or the fiscal agent will be required to promptly so advise the Trustee, and the Trustee, may submit an amended notice.

Under the Class 2-A Policy, “business day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, or any other location of any successor servicer or successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

FSA’s obligations under the Class 2-A Policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the Trustee, as provided in the Class 2-A Policy whether or not those funds are properly applied by the Trustee.

FSA will be subrogated to the rights of the holder of a Guaranteed Certificate to receive payments of principal and interest to the extent of any payment by FSA under the Class 2-A Policy.

Claims under the Class 2-A Policy constitute direct, unsecured and unsubordinated obligations of FSA ranking not less than pari passu with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the Class 2-A Policy and claims against FSA under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of FSA. The terms of the Class 2-A Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund. The Class 2-A Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Guaranteed Certificates.

To the fullest extent permitted by applicable law, FSA will agree in the Class 2-A Policy not to assert, and will waive, for the benefit of each holder of a Guaranteed Certificate, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to FSA to avoid payment of its obligations under the Class 2-A Policy in accordance with the express provisions of the Class 2-A Policy. Nothing in this paragraph will be construed to limit or otherwise impair FSA’s right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action) against any person or entity, except as provided in the sixth preceding paragraph, or to require payment by FSA of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of the Class 2-A Policy or the Guaranteed Certificates. Nothing in the Class 2-A Policy will be construed to require payment to the extent any force majeure event or governmental act prevents FSA from performing its obligations under the Class 2-A Policy or such performance is otherwise rendered impossible, in which event FSA will agree to (i) use commercially reasonable efforts to perform its obligations under the Class 2-A Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the Class 2-A Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

The Class 2-A Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Class 2-A Policy is governed by the laws of the State of New York.

The Certificate Insurer

Financial Security Assurance Inc. has supplied the following information for inclusion in this prospectus supplement.

Financial Security Assurance Inc. (the “Certificate Insurer”), which is sometimes referred to in this prospectus supplement as “FSA,” accepts no responsibility for the accuracy or completeness of this prospectus supplement, the accompanying prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the Certificate Insurer and its affiliates set forth under this heading or incorporated by reference hereunder. In addition, FSA makes no representation regarding the certificates or the advisability of investing in the certificates.

General. FSA is a financial guaranty insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer’s obligations—thereby enhancing the credit rating of those obligations—in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA’s underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as “Holdings”. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York, 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance. Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA’s obligations under any financial guaranty insurance policy.

Ratings. FSA’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this prospectus supplement and “Risk Factors—Ratings Of The Securities Do Not Assure Their Payment” in the prospectus.

Capitalization. The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2007 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

June 30, 2007 (In thousands) (Unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$ 1,660,356
Surplus Notes	108,850

Shareholder’s Equity: Common Stock	15,000
Additional Paid-In Capital	658,074
Accumulated Other Comprehensive Income (net of deferred income taxes)	58,521
Accumulated Earnings	2,341,233
Total Shareholder’s Equity	3,072,828

Total Deferred Premium Revenue (net), Surplus Notes, and Shareholder’s Equity	$ 4,842,034

For further information concerning FSA, see the Consolidated Financial Statements of FSA and subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference. In addition to the documents of the trust filed with the SEC described in the accompanying prospectus under “The Trust Fund—Available Information,” the consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Holdings with the SEC are hereby incorporated by reference:

(a) Annual Report on Form 10-K for the year ended December 31, 2006 (audited),
(b) Quarterly Report on Form 10-Q for the period ended March 31, 2007 (unaudited), and
(c) Quarterly Report on Form 10-Q for the period ended June 30, 2007 (unaudited).

All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the last document referred to above and before the termination of the offering of the certificates shall be deemed incorporated by reference into this prospectus supplement.

The Depositor, on behalf of the issuing entity, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insurance Regulation. FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

Additional Considerations Concerning the Class 2-A Policy and the Certificate Insurer

The Certificate Insurer will be fully subrogated to the rights of each holder of a Guaranteed Certificate to receive principal and interest distributions from the trust fund on those Guaranteed Certificates to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal or interest on any Guaranteed Certificate under the Class 2-A Policy. To the extent that the Certificate Insurer has paid any amounts with respect to interest and principal, the Certificate Insurer will be subrogated to the Guaranteed Certificates with respect to such amounts and will be entitled to those amounts on a pro rata basis with those Guaranteed Certificates as subrogee.

Pursuant to the terms of the Pooling and Servicing Agreement, unless the Certificate Insurer fails to make a payment required under the Class 2-A Policy in accordance with its terms, the Certificate Insurer will be entitled to exercise the Voting Rights of the holders of the related Guaranteed Certificates, without the consent of such Certificateholders, and such Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer.

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates and the Certificate Insurer. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under
 “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in November 2017 up to and including the Distribution Date in October 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in November 2017 up to and including the Distribution Date in October 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
November 2017	48,137,940
December 2017	47,471,707
January 2018	46,814,528
February 2018	46,166,282
March 2018	45,526,846
April 2018	44,896,104
May 2018	44,273,936
June 2018	43,660,228
July 2018	43,054,864
August 2018	42,457,732
September 2018	41,868,722
October 2018	41,287,723
November 2018	40,714,627
December 2018	40,149,327
January 2019	39,591,718
February 2019	39,041,696
March 2019	38,499,159
April 2019	37,964,005
May 2019	37,436,134
June 2019	36,915,449
July 2019	36,401,852
August 2019	35,895,247
September 2019	35,395,540
October 2019	34,902,638
November 2019	34,416,448
December 2019	33,936,880
January 2020	33,463,844
February 2020	32,997,253
March 2020	32,537,018
April 2020	32,083,055
May 2020	31,635,278
June 2020	31,193,603
July 2020	30,757,949
August 2020	30,328,233
September 2020	29,904,375
October 2020	29,486,297
November 2020	29,073,920
December 2020	28,667,167
January 2021	28,265,962
February 2021	27,870,230
March 2021	27,479,897
April 2021	27,094,889
May 2021	26,715,136
June 2021	26,340,565
July 2021	25,971,107
August 2021	25,606,692
September 2021	25,247,252
October 2021	24,892,721
November 2021	24,543,031
December 2021	24,198,117
January 2022	23,857,915
February 2022	23,522,360
March 2022	23,191,390
April 2022	22,864,943
May 2022	22,542,958
June 2022	22,225,373
July 2022	21,912,130
August 2022	21,603,170
September 2022	21,298,435
October 2022	20,997,868
November 2022	20,701,412
December 2022	20,409,011
January 2023	20,120,611
February 2023	19,836,158
March 2023	19,555,598
April 2023	19,278,878
May 2023	19,005,946
June 2023	18,736,752
July 2023	18,471,244
August 2023	18,209,373
September 2023	17,951,089
October 2023	17,696,343
November 2023	17,445,089
December 2023	17,197,278
January 2024	16,952,864
February 2024	16,711,800
March 2024	16,474,042
April 2024	16,239,545
May 2024	16,008,264
June 2024	15,780,156
July 2024	15,555,178
August 2024	15,333,287
September 2024	15,114,442
October 2024	14,898,601
November 2024	14,685,724
December 2024	14,475,770
January 2025	14,268,700
February 2025	14,064,475
March 2025	13,863,055
April 2025	13,664,404
May 2025	13,468,484
June 2025	13,275,256
July 2025	13,084,686
August 2025	12,896,737
September 2025	12,711,373
October 2025	12,528,560
November 2025	12,348,262
December 2025	12,170,446
January 2026	11,995,078
February 2026	11,822,124
March 2026	11,651,553
April 2026	11,483,331
May 2026	11,317,427
June 2026	11,153,809
July 2026	10,992,446
August 2026	10,833,308
September 2026	10,676,364
October 2026	10,521,586
November 2026	10,368,942
December 2026	10,218,404
January 2027	10,069,944
February 2027	9,923,534
March 2027	9,779,145
April 2027	9,636,751
May 2027	9,496,323
June 2027	9,357,836
July 2027	9,221,262
August 2027	9,086,577
September 2027	8,953,754
October 2027	8,822,768
November 2027	8,693,594
December 2027	8,566,207
January 2028	8,440,584
February 2028	8,316,700
March 2028	8,194,531
April 2028	8,074,054
May 2028	7,955,247
June 2028	7,838,086
July 2028	7,722,549
August 2028	7,608,614
September 2028	7,496,259
October 2028	7,385,463
November 2028	7,276,204
December 2028	7,168,462
January 2029	7,062,216
February 2029	6,957,446
March 2029	6,854,131
April 2029	6,752,251

Month of Distribution Date	40-Year Target ($)
May 2029	6,651,788
June 2029	6,552,722
July 2029	6,455,033
August 2029	6,358,704
September 2029	6,263,715
October 2029	6,170,049
November 2029	6,077,687
December 2029	5,986,611
January 2030	5,896,804
February 2030	5,808,249
March 2030	5,720,929
April 2030	5,634,827
May 2030	5,549,925
June 2030	5,466,209
July 2030	5,383,661
August 2030	5,302,266
September 2030	5,222,009
October 2030	5,142,872
November 2030	5,064,842
December 2030	4,987,904
January 2031	4,912,041
February 2031	4,837,240
March 2031	4,763,486
April 2031	4,690,765
May 2031	4,619,063
June 2031	4,548,365
July 2031	4,478,659
August 2031	4,409,930
September 2031	4,342,165
October 2031	4,275,352
November 2031	4,209,476
December 2031	4,144,526
January 2032	4,080,488
February 2032	4,017,351
March 2032	3,955,101
April 2032	3,893,727
May 2032	3,833,217
June 2032	3,773,558
July 2032	3,714,740
August 2032	3,656,751
September 2032	3,599,579
October 2032	3,543,213
November 2032	3,487,643
December 2032	3,432,857
January 2033	3,378,844
February 2033	3,325,595
March 2033	3,273,098
April 2033	3,221,344
May 2033	3,170,321
June 2033	3,120,021
July 2033	3,070,433
August 2033	3,021,547
September 2033	2,973,354
October 2033	2,925,845
November 2033	2,879,009
December 2033	2,832,839
January 2034	2,787,323
February 2034	2,742,455
March 2034	2,698,224
April 2034	2,654,622
May 2034	2,611,641
June 2034	2,569,271
July 2034	2,527,505
August 2034	2,486,334
September 2034	2,445,750
October 2034	2,405,746
November 2034	2,366,312
December 2034	2,327,441
January 2035	2,289,126
February 2035	2,251,358
March 2035	2,214,131
April 2035	2,177,436
May 2035	2,141,267
June 2035	2,105,617
July 2035	2,070,477
August 2035	2,035,842
September 2035	2,001,704
October 2035	1,968,056
November 2035	1,934,892
December 2035	1,902,205
January 2036	1,869,988
February 2036	1,838,235
March 2036	1,806,940
April 2036	1,776,095
May 2036	1,745,696
June 2036	1,715,736
July 2036	1,686,208
August 2036	1,657,108
September 2036	1,628,428
October 2036	1,600,163
November 2036	1,572,308
December 2036	1,544,857
January 2037	1,517,804
February 2037	1,491,143
March 2037	1,464,870
April 2037	1,438,979
May 2037	1,413,464
June 2037	1,388,321
July 2037	1,363,544
August 2037	1,339,129
September 2037	1,315,069
October 2037	1,291,361

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in November 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $25,964,925.

On each Distribution Date beginning on the Distribution Date in November 2027 up to and including the Distribution Date in October 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in October 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates and the Certificate Insurer, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) to the classes of Class 2-A Certificates and the Certificate Insurer, in the order described in clause (3) under “—Principal Distributions” above, until the respective Certificate Principal Balances of the Class 2-A Certificates and the amounts payable to the Certificate Insurer are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A

Certificates and the Certificate Insurer, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) concurrently, to the Class 1-M-1 and Class 2-M-1 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(3) concurrently, to the Class 1-M-2 and Class 2-M-2 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(4) concurrently, to the Class 1-M-3 and Class 2-M-3 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(5) concurrently, to the Class 1-M-4 and Class 2-M-4 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(6) concurrently, to the Class 1-M-5 and Class 2-M-5 Certificates, pro rata on the basis of their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero;

(7) sequentially, to the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(8) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of the excess will be applied sequentially to reduce the Certificate Principal Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. Any such excess that is allocated to the classes of Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates that are of equal priority with each other (for example, the Class 1-M-5 and Class 2-M-5 Certificates) will be allocated concurrently on a pro rata basis based on their respective Certificate Principal Balances. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero; provided, however, that the amount of any such excess otherwise allocable to the Class 2-A-2 Certificates will be allocated to the Class 2-A-2M Certificates, until the Certificate Principal Balance of the Class 2-A-2M Certificates has been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”. An Applied Realized Loss Amount in respect of any class of Class 2-A Certificates will result in a draw on the Class 2-A Policy only at the election of the Certificate Insurer in its sole discretion. See “—Financial Guaranty Insurance Policy” above.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this prospectus supplement under “— Glossary of Terms — General Definitions ”.

Reports to Certificateholders

On each Distribution Date, the Trustee will forward by first class mail to each certificateholder, the Certificate Insurer, the Master Servicer and the Depositor a statement generally setting forth, among other information:

(1) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

(a) the aggregate amount of any Principal Prepayments included therein, and

(b) the aggregate of all Scheduled Payments of principal included therein,

(2) the amount of the distribution to holders of the Certificates allocable to interest,

(3) the Interest Carry Forward Amounts for each class of Certificates (if any),

(4) the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on the Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for the Distribution Date and (iii) the allocation of any Subsequent Recoveries for the Distribution Date,

(5) the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group for the following Distribution Date,

(6) the amount of the Master Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

(7) the Pass-Through Rate for each class of Certificates for the Distribution Date,

(8) the amount of Advances for each Loan Group included in the distribution on the Distribution Date,

(9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

(a) delinquent (exclusive of Mortgage Loans in foreclosure):

30 to 59 days,

60 to 89 days and

90 or more days, and

(b) in foreclosure and delinquent:

30 to 59 days,

60 to 89 days and

90 or more days,

in each case calculated in accordance with the OTS Method as of the close of business on the last day of the calendar month preceding the Distribution Date,

(10) with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Distribution Date of the Mortgage Loan and the date of acquisition thereof,

(11) the Rolling Sixty-Day Delinquency Rate for the Distribution Date,

(12) whether a Trigger Event is in effect,

(13) whether the Final Maturity OC Trigger is in effect,

(14) the amount on deposit in the Final Maturity Reserve Fund, and the amount of deposits into, and distributions from, the Final Maturity Reserve Fund for the Distribution Date,

(15) the total number and Stated Principal Balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding the Distribution Date,

(16) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on the Distribution Date,

(17) the amount of any Net Swap Payment and any Swap Termination Payment (a) payable to the Swap Counterparty with respect to that Distribution Date or (b) payable to the Swap Contract Administrator for the Distribution Date and allocated to the swap trust,

(18) the amount of Applied Realized Loss Amounts and Subsequent Recoveries, if any, applied to each class of Certificates for the Distribution Date,

(19) all payments made by the Master Servicer in respect of Compensating Interest for the Distribution Date, and

(20) all amounts paid to the Certificate Insurer in respect of any premiums payable with respect to the Class 2-A Policy and in respect of the Reimbursement Amount for such Distribution Date.

The monthly statement is prepared by the Trustee based on information provided by the Master Servicer. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

The Trustee may, at its option, make the statements described above available to certificateholders on the Trustee’s website (assistance in using the website service may be obtained by calling the Trustee’s customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee, with the consent of the NIM Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under “The Agreements — Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee and the holders of a majority in interest of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

(1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of the Certificate,

(2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of the class evidencing, as to that class, Percentage Interests aggregating 66%, or

(3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Certificates of the class, or

(4) adversely affect in any material respect the rights or interests of the Certificate Insurer without its consent, which such consent shall not be unreasonably withheld.

No amendment to the Pooling and Servicing Agreement may adversely affect in any material respect the Swap Counterparty without at least ten Business Days’ prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent may not be unreasonably withheld.

Voting Rights

As of any date of determination:

•
the Class P, Class C and Class A-R Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the “Voting Rights”) (for a total of 3% of the Voting Rights), and

•	the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests. However, on any date on which any classes of Class 2-A Certificates are outstanding or any amounts are owed the Certificate Insurer under the Pooling and Servicing Agreement, the Certificate Insurer will have all of the Voting Rights of those classes of Class 2-A Certificates unless the Certificate Insurer fails to make a payment required under the Class 2-A Policy in accordance with its terms.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

As to any Mortgage Loan that is delinquent in payment by 150 days or more according to the OTS Method, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase the Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which the amount is to be distributed to certificateholders. The Master Servicer must exercise this right, if at all, on or before the last day of the calendar month in which the related Mortgage Loan became 150 days delinquent. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the Master Servicer to exercise its right to purchase those defaulted Mortgage Loans and requiring that party to purchase those Mortgage Loans from the Master Servicer. In addition, if a Mortgage Loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a Scheduled Payment due on or prior to the second day of the month following the Closing Date or, in the case of a Mortgage Loan that does not have a Scheduled Payment due until after the Cut-off Date, a delinquency on a Scheduled Payment due on or prior to the first Scheduled Payment owing to the Issuing Entity, the Master Servicer will have the option to purchase that Mortgage Loan until the 270th day following the date on which that Mortgage Loan becomes subject to that seller’s repurchase obligation.

Events of Default; Remedies

Events of Default will consist of:

(1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one Business Day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

(3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

(4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

(5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

(6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of instructions from the NIM Insurer or from holders of Certificates having not less than 25% of the Voting Rights (subject to the consent of the Certificate Insurer, which consent shall not be unreasonably withheld) terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

No certificateholder, solely by virtue of the holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the NIM Insurer.

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the Certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “Directing Holder”) will have the right to instruct the Trustee to conduct an auction of all of the remaining assets of the issuing entity on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the Cut-off Date Pool Principal Balance (the “Optional Termination Date”). If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the Directing Holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the Directing Holder does not request an auction, then the Master Servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those remaining assets by the Master Servicer will result in the early retirement of the certificates.

The Master Servicer is an affiliate of the Sellers and the Depositor.

Any successful auction of the remaining assets of the issuing entity or any purchase of those assets by the Master Servicer will require that the issuing entity receive a purchase price for those assets equal to the sum of:

•	100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

•	the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity;

provided, however, that (i) unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes and (ii) unless the Certificate Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the classes of Class 2-A Certificates and the Certificate Insurer, respectively, that is sufficient (x) to pay the classes of Class 2-A Certificates in full and (y) to pay any amounts due and payable to the Certificate Insurer pursuant to the Pooling and Servicing Agreement and the insurance agreement relating to the Class 2-A Policy.

If the first auction referred to above is unsuccessful, or if the Directing Certificateholder does not request such an auction, the NIM Insurer may also have the right to purchase all remaining Mortgage Loans and REO Properties in the issuing entity at the price set forth above (plus any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of the option), subject to the same restrictions and subject to the consent of the Master Servicer. The identity of any NIM Insurer is not known as of the date of this prospectus supplement.

Notice of any termination, specifying the Distribution Date on which certificateholders may surrender their Certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.

In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. At or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the Master Servicer or the NIM Insurer, as applicable, for cash. Proceeds from a purchase will be distributed to the certificateholders and the Certificate Insurer in the priority described above under “— Distributions” and “— Overcollateralization Provisions” and will reflect the current Certificate Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Certificates, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under “— Overcollateralization Provisions”.

The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates. At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer

The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See “The Agreements — Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

The Trustee

The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, Floor 4W, New York, New York 10286, Attention: Corporate Trust MBS Administration or another address as the Trustee may designate from time to time.

The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

•	for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

•
with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

•	for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

•	for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

The Trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The Depositor, the NIM Insurer or the Master Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer if:

•	the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the NIM Insurer or the Depositor,

•
the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•
(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

In addition, the holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor’s reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above, is reasonably acceptable to the NIM Insurer and its appointment does not adversely affect the then-current ratings of the Certificates.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities”. The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See “ERISA Considerations” in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

On the Closing Date, the Class C Certificates will be acquired by CWIBH, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer, and the Class A-R Certificates will be acquired by CW Securities Holdings, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. After the Closing Date, CWIBH, Inc. is expected to cause a separate trust to be established to issue net interest margin securities secured by all or a portion of the Class C Certificates. However, CWIBH, Inc. may retain these Certificates or transfer any of them in other transactions. See“ — Rights of the NIM Insurer Under the Pooling and Servicing Agreement” in this prospectus supplement.

The Trustee will be initially designated as “tax matters person” under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.05. As the tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and for preparing and filing tax returns with respect to each REMIC.

Restrictions on Investment, Suitability Requirements

An investment in the Certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Matters” prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

After the Closing Date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

•
the right to consent to the Master Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

•
the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

•
the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Pooling and Servicing Agreement; and

•	each of the rights under “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of interest-bearing certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the borrower’s equity in the properties, and changes in the borrowers’ housing needs, job transfers and employment status. Furthermore, as described under “The Mortgage Pool — Assignment of the Mortgage Loans” with respect to up to 50% of the Mortgage Loans in each Loan Group (the “Delay Delivery Mortgage Loans”), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor’s direction, to the Trustee within the time periods described under “The Mortgage Pool — Assignment of the Mortgage Loans” Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately 69.62% and 76.71% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Mortgage Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

In addition, no less than approximately 2.38% and 17.77% of the Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, in each case by Stated Principal Balance of the Mortgage Loans in the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

Prepayments and Yields for the Offered Certificates

The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, these mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these mortgage loans. In the event that Fixed Rate Mortgage Loans in either Loan Group with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Fixed Rate Mortgage Loans will experience.

As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates, and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. In the event that Adjustable Rate Mortgage Loans in either Loan Group with higher Gross Margins prepay at rates higher than other Mortgage Loans in that Loan Group, the applicable Net Rate Cap may be lower than otherwise would be the case. We can give no assurance as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.

Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Mortgage Rates adjust less frequently than the Pass-Through Rates on the Adjustable Rate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to the Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

The portion of any proceeds of the Swap Contract that will be payable to the swap trust under the Swap Contract Administration Agreement are intended to provide amounts to cover any unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts on the Swap Certificates and to restore or maintain overcollateralization. However, any Net Swap Payment payable by the Swap Contract Counterparty will be based on the lesser of the applicable Swap Contract Notional Balance and the aggregate Certificate Principal Balance of the Swap Certificates, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Swap Contract may not provide sufficient funds to cover any unpaid Current

Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts with respect to the Swap Certificates and to restore or maintain overcollateralization for those Certificates. See “Description of the Certificates — The Swap Contract” above.

In addition, for so long as one-month LIBOR is less than 5.20% (or, in cases where the accrual period for the floating rate payment payable by the swap counterparty is not 30 days, 5.20% multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in that accrual period), the issuing entity will be required to cover Net Swap Payments due to the Swap Counterparty, thereby reducing the amount of available funds that are available to make distributions on the Swap Certificates. In addition, any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event) in the event of early termination of the Swap Contract will reduce amounts available for distribution to holders of the Swap Certificates. As of October 26, 2007, One-Month LIBOR is 4.79250%.

Last Scheduled Distribution Date

Assuming that, among other things,

•	no prepayments are received on the Mortgage Loans and,

•	scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received,

the Distribution Date (the “Last Scheduled Distribution Date”) that occurs six months following the Distribution Date (or, in the case of the Class A-R Certificates, zero months) on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is the date listed opposite such class in the following table (or, if such date is not a Business Day, the first Business Day thereafter):

Class of Certificates	Last Scheduled Distribution Date
Class 1-A	June 25, 2036
Class 2-A-1	February 25, 2036
Class 2-A-2	February 25, 2036
Class 2-A-2M	February 25, 2036
Class 1-M-1	December 25, 2036
Class 2-M-1	December 25, 2036
Class 1-M-2	June 25, 2037
Class 2-M-2	June 25, 2037
Class 1-M-3	October 25, 2037
Class 2-M-3	September 25, 2037
Class 1-M-4	January 25, 2038
Class 2-M-4	December 25, 2037
Class 1-M-5	January 25, 2038
Class 2-M-5	January 25, 2038
Class M-6	February 25, 2038
Class M-7	February 25, 2038
Class M-8	April 25, 2038
Class M-9	April 25, 2038
Class A-R	November 26, 2007

The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

•	prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof, and

•
the largest percentage holder of the Class C Certificates will have the right to cause an auction of the remaining assets of the issuing entity or the Master Servicer (or in some cases the NIM Insurer) may purchase those assets on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the Cut-off Date Pool Principal Balance.

Prepayment Model

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (“Prepayment Models”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the “Fixed Rate Prepayment Vector” or “FRPV”) is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate (“CPR”) of 2.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.0% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of 20% per annum; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of FRPV.

For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (“Adjustable Rate Prepayment Vector” or “ARPV”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 19% CPR for each month thereafter, increasing to 25% CPR in month 12 and remaining constant at 25% CPR through month 60, increasing to and remaining constant at 40% CPR from month 61 until month 65, decreasing 1/4th of 15% CPR for each month thereafter, decreasing to 25% CPR in month 69 and remaining constant at 25% CPR for month 69 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the applicable Prepayment Model means 100% FRPV or 100% ARPV, as the case may be.

We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

The tables below set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates (other than the Class A-R Certificates) that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, except where an asterisk (*) is shown, in which case the asterisk indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Certificates (other than the Class A-R Certificates) to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any class of Certificates presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for that class of Certificates.

The following tables have been prepared on the basis of the following assumptions (collectively, the “Modeling Assumptions”):

(1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

(2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in November 2007, in accordance with the payment priorities defined in this prospectus supplement,

(3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur,

(4) Scheduled Payments are assumed to be received on the first day of each month commencing in November 2007, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in October 2007, and include 30 days’ interest thereon,

(5) the level of the Mortgage Index remains constant at 4.9911% per annum and the level of One-Month LIBOR remains constant at 5.1313% per annum,

(6) the Pass-Through Margins for the Adjustable Rate Certificates remain constant at the rates applicable on or prior to the Optional Termination Date, and the Pass-Through Margins for the Adjustable Rate Certificates are adjusted accordingly on any Distribution Date after the Optional Termination Date,

(7) the Certificates are issued on October 30, 2007,

(8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

(a) the assumed level of the Mortgage Index, and

(b) the respective Gross Margin (which sum is subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),

(9) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

(10) the scheduled monthly payment for each Mortgage Loan, except for the interest-only Mortgage Loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

(11) any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,

(12) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for the Mortgage Loan to equal the fully amortizing payment described above,

(13) the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in that period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date, and

(14) each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

Loan Group 1 Fixed Rate Mortgage Loans

Principal Balance ($)	Adjusted Net Mortgage Rate (%) (1)	Mortgage Rate (%) (1)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
364,416.49	9.465211	9.974211	178	178	N/A	2	No
49,868.75	10.741000	11.250000	179	179	N/A	1	No
193,493.93	8.866000	9.375000	177	177	N/A	3	No
70,908.16	8.091000	8.600000	177	177	N/A	3	No
674,499.48	7.993066	8.502066	179	179	N/A	1	No
264,165.82	8.336121	8.845121	177	177	N/A	3	No
56,496.52	8.616000	9.125000	177	177	N/A	3	No
147,130.34	7.341000	7.850000	178	178	N/A	2	No
162,573.94	7.765519	8.274519	178	178	N/A	2	No
252,035.44	9.366000	9.875000	356	176	N/A	4	No
144,837.68	8.391000	8.900000	358	178	N/A	2	No
419,907.71	7.821245	8.330245	238	238	N/A	2	No
101,716.88	9.116000	9.625000	238	238	N/A	2	No
871,661.14	6.916346	7.425346	238	238	N/A	2	No
54,526.92	9.366000	9.875000	239	239	N/A	1	No
212,092.38	8.283998	8.792998	238	238	N/A	2	No
555,871.46	8.509739	9.018739	298	298	N/A	2	No
82,452.42	11.366000	11.875000	299	299	N/A	1	No
135,386.48	8.866000	9.375000	299	299	N/A	1	No
24,050,832.25	8.796734	9.305734	357	357	N/A	2	No
1,365,484.55	9.327746	9.836746	357	357	N/A	2	Yes
2,263,333.80	8.351818	8.860818	358	358	N/A	2	No
114,895.07	9.366000	9.875000	358	358	N/A	2	No
288,685.80	6.551000	7.060000	355	355	N/A	3	No
889,948.81	8.349844	8.858844	357	357	N/A	3	No
1,856,173.53	8.739645	9.248645	354	354	N/A	3	No
149,408.67	7.741000	8.250000	359	359	N/A	1	Yes
895,611.79	7.916755	8.425755	358	358	N/A	2	No
477,216.85	7.669803	8.178803	358	358	N/A	2	No
218,194.59	9.355201	9.864201	358	358	N/A	2	No
671,945.45	8.385261	8.894261	358	358	N/A	2	No
128,034.10	6.371000	6.880000	358	358	N/A	2	No
14,874,862.35	7.815959	8.324959	358	358	N/A	2	No
1,188,445.85	8.237401	8.746401	357	357	N/A	2	Yes
690,751.86	7.946651	8.455651	357	357	N/A	3	No
380,080.42	8.494395	9.003395	358	358	N/A	1	No
205,942.91	6.991000	7.500000	358	358	N/A	2	No
805,932.05	8.765776	9.274776	357	357	N/A	2	No
93,732.65	8.866000	9.375000	359	359	N/A	1	Yes
2,352,057.49	8.754978	9.263978	358	358	N/A	2	No
765,013.38	7.859603	8.368603	357	357	N/A	3	No
950,312.55	9.147058	9.656058	357	357	N/A	3	No
155,672.77	8.741000	9.250000	356	356	N/A	4	No
1,234,915.50	7.943085	8.452085	357	357	N/A	2	No
218,186.82	7.181000	7.690000	358	358	N/A	2	No
834,290.58	7.865260	8.374260	358	358	N/A	2	No
6,208,622.20	7.891835	8.400835	357	357	N/A	3	No
89,994.51	8.851000	9.360000	300	357	60	3	No
138,000.00	6.941000	7.450000	300	358	60	2	No
377,991.88	6.555160	7.064160	300	359	60	1	No
281,250.00	6.981000	7.490000	300	358	60	2	No
226,622.90	6.491000	7.000000	300	358	60	2	No
234,293.70	6.241000	6.750000	240	357	120	3	No
1,523,298.97	8.001705	8.510705	477	357	N/A	3	No
258,974.08	6.871000	7.380000	478	358	N/A	2	No
301,522.92	8.034129	8.543129	477	357	N/A	3	No
3,588,104.97	7.468354	7.977354	477	357	N/A	3	No
116,961.00	9.331000	9.840000	478	358	N/A	2	No
558,773.61	7.347205	7.856205	478	358	N/A	2	No
214,952.69	7.856000	8.365000	598	358	N/A	2	No
141,903.34	7.441000	7.950000	597	357	N/A	3	No
3,941,375.16	8.061750	8.570750	478	478	N/A	2	No

Principal Balance ($)	Adjusted Net Mortgage Rate (%) (1)	Mortgage Rate (%) (1)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
112,432.22	9.491000	10.000000	479	479	N/A	1	Yes
1,404,483.70	9.242548	9.751548	478	478	N/A	2	No
232,922.95	6.991000	7.500000	479	479	N/A	1	No
523,536.88	7.498335	8.007335	478	478	N/A	2	No
109,962.30	6.866000	7.375000	479	479	N/A	1	No
6,860,457.90	8.289939	8.798939	478	478	N/A	2	No
1,180,594.69	8.448295	8.957295	479	479	N/A	1	Yes
1,074,480.83	8.213042	8.722042	478	478	N/A	2	No
145,772.36	8.891000	9.400000	479	479	N/A	1	No
__________
(1)   In the above table, the Adjusted Net Mortgage Rate and Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in such period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date.

Loan Group 2 Fixed Rate Mortgage Loans

Principal Balance ($)	Adjusted Net Mortgage Rate (%) (1)	Mortgage Rate (%) (1)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
188,630.96	7.272908	7.781908	117	117	N/A	3	No
70,569.25	9.458309	9.967309	36	36	N/A	82	No
29,469.62	10.208968	10.717968	29	29	N/A	83	No
373,279.61	8.406549	8.915549	177	177	N/A	3	No
123,060.10	10.836095	11.345095	176	176	N/A	4	Yes
642,206.85	7.960737	8.469737	177	177	N/A	3	No
90,281.22	8.616000	9.125000	177	177	N/A	3	Yes
152,629.83	9.791000	10.300000	176	176	N/A	4	No
179,178.39	10.141000	10.650000	178	178	N/A	2	No
1,062,439.72	7.186856	7.695856	178	178	N/A	2	No
53,732.30	9.241000	9.750000	178	178	N/A	2	No
112,990.97	11.180138	11.689138	97	97	N/A	82	No
73,279.70	8.241000	8.750000	98	98	N/A	82	No
27,652.33	13.441000	13.950000	97	97	N/A	83	No
341,819.07	11.866000	12.375000	358	178	N/A	2	No
49,496.89	11.241000	11.750000	231	231	N/A	2	No
231,334.78	8.862773	9.371773	238	238	N/A	2	No
127,401.04	8.191000	8.700000	238	238	N/A	2	No
60,208.48	7.991000	8.500000	237	237	N/A	3	No
536,507.48	6.982061	7.491061	238	238	N/A	2	No
54,344.07	11.366000	11.875000	239	239	N/A	1	No
154,943.41	9.988377	10.497377	155	155	N/A	83	No
95,282.62	9.743512	10.252512	156	156	N/A	83	No
49,623.64	12.866000	13.375000	284	284	N/A	2	No
134,665.14	8.991000	9.500000	297	297	N/A	3	No
30,315,220.49	8.622092	9.131092	357	357	N/A	2	No
932,544.39	7.983536	8.492536	357	357	N/A	3	Yes
5,518,798.94	9.178932	9.687932	358	358	N/A	2	No
77,695.75	11.116000	11.625000	357	357	N/A	3	No
768,795.01	6.741000	7.250000	358	358	N/A	2	No
1,498,150.26	7.784235	8.293235	358	358	N/A	2	No
155,634.82	9.481000	9.990000	355	355	N/A	3	No
3,463,367.75	8.195315	8.704315	357	357	N/A	2	No
204,480.37	6.366000	6.875000	357	357	N/A	3	No
132,770.77	8.283000	8.792000	357	357	N/A	3	No
566,948.52	9.418672	9.927672	358	358	N/A	2	No
604,547.26	10.330744	10.839744	357	357	N/A	3	No
408,141.40	6.991000	7.500000	358	358	N/A	2	No
199,608.11	9.481000	9.990000	354	354	N/A	5	No
20,998,048.61	8.300141	8.809141	358	358	N/A	2	No
766,107.89	9.234835	9.743835	359	359	N/A	1	Yes
155,041.34	10.852068	11.361068	357	357	N/A	3	No
1,131,151.00	9.267718	9.776718	357	357	N/A	3	No
1,598,362.31	8.287131	8.796131	356	356	N/A	3	No
147,446.37	8.741000	9.250000	358	358	N/A	2	Yes
107,034.90	11.241000	11.750000	358	358	N/A	2	No
2,153,226.20	7.958952	8.467952	357	357	N/A	2	No
958,567.39	8.960567	9.469567	357	357	N/A	3	No
244,634.48	6.981000	7.490000	358	358	N/A	2	No
1,403,307.67	9.746940	10.255940	358	358	N/A	2	No
1,970,223.34	8.026848	8.535848	357	357	N/A	2	No
23,875,626.16	7.956971	8.465971	357	357	N/A	2	No
4,773,669.68	8.314918	8.823918	358	358	N/A	2	Yes
194,729.87	7.974943	8.483943	358	358	N/A	2	No
187,378.58	11.016291	11.525291	359	359	N/A	1	No
2,826,811.34	8.137531	8.646531	357	357	N/A	2	No
606,583.67	7.635509	8.144509	357	357	N/A	3	Yes
425,009.95	6.777530	7.286530	356	356	N/A	3	No
378,675.95	10.260885	10.769885	358	358	N/A	2	No
337,043.35	9.894374	10.403374	358	358	N/A	2	Yes
3,144,165.46	6.877481	7.386481	300	358	60	2	No

Principal Balance ($)	Adjusted Net Mortgage Rate (%) (1)	Mortgage Rate (%) (1)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Credit Comeback Feature
678,819.71	6.840325	7.349325	300	358	60	2	No
900,000.00	7.182216	7.691216	300	358	60	2	No
4,765,265.01	6.999997	7.508997	300	358	60	2	No
824,487.58	7.146566	7.655566	300	358	60	2	No
214,200.00	8.241000	8.750000	300	358	60	2	No
189,000.00	7.791000	8.300000	300	358	60	2	No
5,082,042.68	7.115749	7.624749	300	357	60	3	No
529,953.24	6.251000	6.760000	300	356	60	4	No
395,915.06	9.714032	10.223032	257	257	N/A	83	No
53,297.59	11.441000	11.950000	277	277	N/A	83	No
53,953.50	9.441000	9.950000	265	265	N/A	85	No
51,888.52	9.241000	9.750000	276	276	N/A	83	No
65,212.56	8.481000	8.990000	278	278	N/A	82	No
739,957.54	9.999501	10.508501	269	269	N/A	83	No
204,509.97	6.616000	7.125000	335	335	N/A	25	No
48,816.60	12.241000	12.750000	278	278	N/A	82	No
1,308,071.68	9.841199	10.350199	478	358	N/A	2	No
236,441.44	11.616000	12.125000	477	357	N/A	3	No
313,218.64	7.468109	7.977109	478	358	N/A	2	No
487,790.59	8.481000	8.990000	478	358	N/A	2	No
255,839.58	7.191000	7.700000	478	358	N/A	2	No
316,759.53	9.654554	10.163554	478	358	N/A	2	No
7,387,795.18	7.487064	7.996064	478	358	N/A	2	No
344,174.56	7.061155	7.570155	478	358	N/A	2	No
256,865.27	8.836444	9.345444	478	358	N/A	2	No
613,615.99	6.863201	7.372201	477	357	N/A	3	No
195,736.51	7.241000	7.750000	477	357	N/A	3	No
112,334.17	6.641000	7.150000	476	356	N/A	4	No
564,845.35	8.832543	9.341543	478	358	N/A	2	No
580,535.53	8.429384	8.938384	477	357	N/A	3	No
725,074.54	7.140411	7.649411	477	357	N/A	3	No
465,804.90	6.141000	6.650000	598	358	N/A	2	No
431,594.54	7.381000	7.890000	593	353	N/A	7	No
6,019,370.39	8.166224	8.675224	478	478	N/A	2	No
2,441,380.46	8.227944	8.736944	478	478	N/A	2	No
397,337.66	9.635797	10.144797	477	477	N/A	3	No
570,509.25	9.061761	9.570761	478	478	N/A	2	No
64,797.24	13.641000	14.150000	479	479	N/A	1	No
9,803,227.17	7.872101	8.381101	478	478	N/A	2	No
499,893.19	8.491000	9.000000	479	479	N/A	1	No
65,780.34	9.691000	10.200000	478	478	N/A	2	No
99,946.54	7.741000	8.250000	478	478	N/A	2	No
17,733,035.18	7.505924	8.014924	477	477	N/A	2	No
3,108,852.65	7.994052	8.503052	478	478	N/A	2	Yes
76,476.04	10.866000	11.375000	477	477	N/A	3	Yes
263,131.68	10.255685	10.764685	478	478	N/A	2	No
447,520.10	10.153395	10.662395	474	474	N/A	2	No
147,617.71	11.241000	11.750000	478	478	N/A	2	Yes
__________
(1)   In the above table, the Adjusted Net Mortgage Rate and Mortgage Rate percentages that include Fixed Rate Credit Comeback Loans have been calculated without subtracting any Credit Comeback Excess Amounts. However, for purposes of actual payments to be made on the Certificates, including the calculation of each applicable Net Rate Cap as well as other Mortgage Rate calculations, the Mortgage Rate on each Fixed Rate Credit Comeback Loan as of the applicable Cut-off Date will be deemed to be reduced by 0.375% on the Due Date following the end of the remaining adjustment periods irrespective of whether the borrower qualifies for the reduction by having a good payment history, where the number of remaining adjustment periods equals 4 minus the number of annual periods (each ending on the twelfth Due Date in such period) since origination of the Fixed Rate Credit Comeback Loan ending prior to the applicable Cut-off Date.

Loan Group 1 Adjustable Rate Mortgage Loans

Principal Balance ($)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months)
1,372,526.48	8.015193	8.524193	358	358	N/A	2	1.0000	1.0000	6.318450	15.524193	8.524193	4	6
1,244,933.14	8.046658	8.555658	355	355	N/A	5	2.7949	1.0684	6.085339	14.692400	8.113767	19	6
399,304.56	8.241000	8.750000	357	357	N/A	3	3.0000	1.5000	6.750000	15.750000	8.750000	21	6
135,852.57	9.741000	10.250000	353	353	N/A	7	3.0000	1.0000	6.250000	16.250000	7.250000	17	6
908,771.39	8.563336	9.072336	358	358	N/A	2	3.0000	1.0000	6.072336	15.072336	9.072336	22	6
749,110.00	6.279789	6.788789	300	358	60	2	1.5000	1.5000	6.763301	13.788789	6.788789	22	6
995,000.00	7.247533	7.756533	300	358	60	2	1.5000	1.5000	6.548995	14.756533	7.756533	22	6
1,177,949.62	6.805490	7.314490	300	357	60	3	1.5000	1.5000	6.748771	14.314490	7.314490	21	6
197,908.57	8.241000	8.750000	478	358	N/A	2	3.0000	1.0000	5.750000	14.750000	8.750000	22	6
146,288.81	7.241000	7.750000	477	357	N/A	3	3.0000	1.0000	4.750000	13.750000	7.750000	21	6
611,684.33	7.879526	8.388526	478	358	N/A	2	3.0000	1.0000	5.388526	14.388526	8.388526	22	6
210,489.48	7.181000	7.690000	475	355	N/A	5	3.0000	1.0000	6.690000	13.690000	7.690000	19	6
170,904.52	7.591000	8.100000	478	358	N/A	2	3.0000	1.0000	5.100000	14.100000	8.100000	22	6
399,789.25	7.791000	8.300000	478	478	N/A	2	1.5000	1.5000	6.500000	15.300000	8.300000	22	6
5,384,409.98	8.674892	9.183892	358	358	N/A	2	2.0198	1.3267	6.182247	15.837383	9.183892	34	6
746,674.73	9.074999	9.583999	357	357	N/A	3	1.5000	1.5000	6.407237	16.583999	9.583999	33	6
184,295.36	8.441000	8.950000	358	358	N/A	2	3.0000	1.0000	5.950000	14.950000	8.950000	34	6
656,101.77	7.456884	7.965884	358	358	N/A	2	1.5000	1.5000	6.315080	14.965884	7.965884	34	6
175,786.35	9.041000	9.550000	358	358	N/A	2	1.5000	1.5000	6.500000	16.550000	9.550000	34	6
159,046.05	9.091000	9.600000	358	358	N/A	2	3.0000	1.0000	6.600000	15.600000	9.600000	34	6
1,321,956.97	8.635137	9.144137	358	358	N/A	2	1.8983	1.3672	6.150792	15.878602	9.144137	34	6
263,141.75	9.441000	9.950000	357	357	N/A	3	3.0000	1.0000	6.950000	15.950000	9.950000	33	6
408,643.17	10.712662	11.221662	357	357	N/A	3	1.5000	1.5000	6.840111	18.221662	11.221662	33	6
1,046,870.74	9.119938	9.628938	358	358	N/A	2	1.5000	1.5000	6.741430	16.628938	9.628938	34	6
341,093.22	8.997709	9.506709	358	358	N/A	2	2.6700	1.1100	6.275708	15.726709	9.506709	34	6
473,639.75	9.187270	9.696270	358	358	N/A	2	3.0000	1.0000	6.696270	15.696270	9.696270	34	6
596,628.92	8.171201	8.680201	358	358	N/A	2	3.0000	1.0000	5.680201	14.680201	8.680201	34	6
107,854.30	7.481000	7.990000	358	358	N/A	2	3.0000	1.0000	4.990000	13.990000	7.990000	34	6
3,292,014.88	8.383640	8.892640	358	358	N/A	2	3.0000	1.0000	5.892640	14.892640	8.892640	34	6
416,000.00	7.310231	7.819231	300	358	60	2	3.0000	1.0000	4.819231	13.819231	7.819231	34	6
339,419.60	7.531802	8.040802	335	335	N/A	25	1.5000	1.5000	6.000000	15.040802	8.040802	11	6
1,730,241.85	8.576767	9.085767	478	358	N/A	2	3.0000	1.0000	6.085767	15.085767	9.085767	34	6
406,745.54	7.239189	7.748189	478	358	N/A	2	3.0000	1.0000	4.748189	13.748189	7.748189	34	6
176,885.86	7.091000	7.600000	478	358	N/A	2	3.0000	1.0000	4.600000	13.600000	7.600000	34	6
235,484.47	8.341000	8.850000	478	358	N/A	2	3.0000	1.0000	5.850000	14.850000	8.850000	34	6
368,831.26	7.529023	8.038023	478	358	N/A	2	3.0000	1.0000	5.038023	14.038023	6.794048	34	6
823,554.02	7.713348	8.222348	478	358	N/A	2	3.0000	1.0000	5.222348	14.222348	8.222348	34	6
2,027,540.09	6.930417	7.439417	478	358	N/A	2	3.0000	1.0000	4.439417	13.439417	7.439417	34	6
167,917.73	8.041000	8.550000	478	358	N/A	2	3.0000	1.0000	5.550000	14.550000	8.550000	34	6
385,257.45	7.187156	7.696156	478	358	N/A	2	3.0000	1.0000	4.696156	13.696156	7.696156	34	6
158,870.18	7.691000	8.200000	477	357	N/A	3	3.0000	1.0000	5.200000	14.200000	5.200000	33	6
1,049,944.18	7.722162	8.231162	478	358	N/A	2	3.0000	1.0000	5.231162	14.231162	8.231162	34	6
246,853.86	7.391000	7.900000	478	358	N/A	2	3.0000	1.0000	4.900000	13.900000	7.900000	34	6

Principal Balance ($)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months)
2,275,103.73	7.445143	7.954143	478	358	N/A	2	3.0000	1.0000	4.954143	13.954143	7.195249	34	6
346,440.16	8.481000	8.990000	598	358	N/A	2	3.0000	1.0000	5.990000	14.990000	8.990000	34	6
446,835.79	6.621165	7.130165	598	358	N/A	2	3.0000	1.0000	4.130165	13.130165	7.130165	34	6
1,780,486.55	8.481547	8.990547	478	478	N/A	2	1.5000	1.5000	6.577963	15.990547	8.990547	34	6
957,007.06	9.740112	10.249112	478	478	N/A	2	1.5000	1.5000	6.500000	17.249112	10.249112	34	6
352,369.80	8.991000	9.500000	478	478	N/A	2	1.5000	1.5000	6.500000	16.500000	9.500000	34	6
201,329.96	7.366000	7.875000	478	478	N/A	2	1.5000	1.5000	6.625000	14.875000	7.875000	34	6
408,959.11	5.991000	6.500000	477	477	N/A	3	1.5000	1.5000	6.250000	13.500000	6.500000	33	6
2,616,379.06	7.619266	8.128266	478	478	N/A	2	1.5000	1.5000	6.573542	15.128266	8.128266	34	6
537,074.70	7.868410	8.377410	478	478	N/A	2	1.5000	1.5000	4.420797	15.377410	8.377410	34	6
321,027.41	6.116000	6.625000	478	478	N/A	2	1.5000	1.5000	6.250000	13.625000	6.625000	34	6
24,810,118.93	9.451480	9.960480	358	358	N/A	2	2.2575	1.4910	6.223118	16.957665	9.960480	58	6
6,561,172.24	8.903975	9.412975	358	358	N/A	2	2.4297	1.4924	6.513353	16.412975	9.412975	58	6
673,209.54	10.856115	11.365115	357	357	N/A	3	1.5000	1.5000	6.413776	18.365115	11.365115	57	6
115,133.75	11.491000	12.000000	358	358	N/A	2	1.5000	1.5000	5.750000	19.000000	12.000000	58	6
23,571,241.93	8.322320	8.831320	357	357	N/A	3	1.7017	1.4831	6.447097	15.808672	8.831320	57	6
219,628.38	6.866000	7.375000	358	358	N/A	2	1.5000	1.5000	6.375000	14.375000	7.375000	58	6
89,151.11	8.441000	8.950000	358	358	N/A	2	3.0000	1.0000	6.950000	14.950000	8.950000	58	6
743,123.31	9.808003	10.317003	357	357	N/A	3	1.7086	1.4305	6.084088	17.177965	10.317003	57	6
4,052,191.27	8.596513	9.105513	358	358	N/A	2	1.7091	1.5000	6.484968	16.105513	9.105513	58	6
199,600.55	10.291000	10.800000	358	358	N/A	2	3.0000	1.0000	7.000000	16.800000	10.800000	58	6
192,319.05	8.524169	9.033169	356	356	N/A	4	2.4536	1.1821	6.523198	15.397433	9.033169	56	6
676,470.97	9.847309	10.356309	357	357	N/A	3	1.5000	1.5000	6.213819	17.356309	10.356309	57	6
9,449,931.27	8.427208	8.936208	359	359	N/A	1	3.0000	1.4568	6.288062	15.849905	8.936208	59	6
149,435.61	9.616000	10.125000	359	359	N/A	1	3.0000	1.5000	4.500000	17.125000	10.125000	59	6
252,545.68	9.953905	10.462905	358	358	N/A	2	3.0000	1.5000	6.553739	17.462905	10.462905	58	6
1,113,514.98	8.093320	8.602320	359	359	N/A	1	3.0000	1.5000	6.528253	15.602320	8.602320	59	6
231,684.96	10.332536	10.841536	359	359	N/A	1	3.0000	1.5000	6.431693	17.841536	10.841536	59	6
262,588.44	6.741000	7.250000	358	358	N/A	2	3.0000	1.0000	4.250000	13.250000	7.250000	58	6
937,350.00	9.426950	9.935950	240	358	120	2	3.0000	1.5000	6.644023	16.935950	9.935950	58	6
819,626.14	6.597146	7.106146	240	358	120	2	3.0000	1.5000	6.236980	14.106146	7.106146	58	6
414,000.00	7.116000	7.625000	240	358	120	2	3.0000	1.5000	3.250000	14.625000	7.625000	58	6
196,000.00	6.116000	6.625000	240	360	120	0	3.0000	1.5000	6.125000	13.625000	6.625000	60	6
98,967.59	9.391000	9.900000	478	358	N/A	2	3.0000	1.0000	6.500000	16.900000	9.900000	58	6
1,107,973.39	7.625543	8.134543	477	357	N/A	3	3.0000	1.1803	6.012794	14.495127	8.134543	57	6
687,661.03	7.451728	7.960728	478	358	N/A	2	3.0000	1.0000	5.960728	13.960728	7.960728	58	6
18,846,478.69	8.756100	9.265100	478	478	N/A	2	2.3172	1.4891	6.279654	16.265100	9.265100	58	6
6,679,000.98	9.170730	9.679730	478	478	N/A	2	2.6237	1.5000	6.423226	16.679730	9.679730	58	6
32,539,261.37	8.013058	8.522058	478	478	N/A	2	1.6678	1.4933	6.383877	15.511678	8.522058	58	6
366,296.13	8.991000	9.500000	477	477	N/A	3	1.5000	1.5000	6.500000	16.500000	9.500000	57	6
231,888.86	8.116000	8.625000	478	478	N/A	2	1.5000	1.5000	5.125000	15.625000	8.625000	58	6
542,149.14	9.007662	9.516662	478	478	N/A	2	2.2522	1.5000	6.423098	16.516662	9.516662	58	6
1,413,509.06	9.724650	10.233650	478	478	N/A	2	1.6845	1.4385	6.314925	17.110635	10.224987	58	6
133,912.41	8.481000	8.990000	477	477	N/A	3	3.0000	1.0000	6.990000	15.990000	8.990000	57	6
89,773.97	9.441000	9.950000	477	477	N/A	3	1.5000	1.5000	6.500000	16.950000	9.950000	57	6

Principal Balance ($)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months)
20,501,283.26	7.935238	8.444238	479	479	N/A	1	3.0000	1.4969	6.419288	15.437996	8.444238	59	6
343,445.68	9.491000	10.000000	479	479	N/A	1	3.0000	1.5000	6.500000	17.000000	10.000000	59	6
272,646.52	6.366000	6.875000	477	477	N/A	3	3.0000	1.5000	5.875000	13.875000	6.875000	57	6
99,987.04	10.141000	10.650000	479	479	N/A	1	3.0000	1.5000	6.500000	17.650000	10.650000	59	6
540,065.36	9.353844	9.862844	479	479	N/A	1	3.0000	1.5000	6.598419	16.862844	9.862844	59	6
339,140.36	9.141000	9.650000	479	479	N/A	1	3.0000	1.5000	6.500000	16.650000	9.650000	59	6

Loan Group 2 Adjustable Rate Mortgage Loans

Principal Balance ($)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months)
2,752,490.47	7.879642	8.388642	358	358	N/A	2	1.2006	1.0000	6.648995	15.388642	8.388642	4	6
314,836.70	8.741000	9.250000	359	359	N/A	1	1.0000	1.0000	7.375000	16.250000	9.250000	5	6
135,816.89	7.491000	8.000000	358	358	N/A	2	1.0000	1.0000	6.250000	15.000000	8.000000	4	6
522,657.86	8.616000	9.125000	357	357	N/A	3	1.0000	1.0000	6.250000	16.125000	9.125000	3	6
173,136.84	5.241000	5.750000	358	358	N/A	2	1.0000	1.0000	8.250000	12.750000	5.750000	4	6
505,194.56	8.065693	8.574693	357	357	N/A	3	3.0000	1.0000	6.238838	15.128122	8.574693	21	6
634,559.94	8.628793	9.137793	358	358	N/A	2	2.8654	1.0449	7.115351	15.227559	9.137793	22	6
495,246.62	6.891000	7.400000	358	358	N/A	2	3.0000	1.0000	4.400000	13.400000	7.400000	22	6
2,257,831.46	8.447165	8.956165	358	358	N/A	2	2.8212	1.0596	6.977886	15.492076	8.857191	22	6
224,655.28	6.866000	7.375000	358	358	N/A	2	3.0000	1.0000	4.375000	13.375000	7.375000	22	6
100,515.67	7.991000	8.500000	357	357	N/A	3	3.0000	1.0000	5.500000	14.500000	8.500000	21	6
79,386.63	9.191000	9.700000	357	357	N/A	3	3.0000	1.0000	6.700000	15.700000	9.700000	21	6
115,822.88	8.866000	9.375000	357	357	N/A	3	1.5000	1.5000	6.125000	16.375000	9.375000	21	6
159,777.93	7.341000	7.850000	358	358	N/A	2	3.0000	1.0000	6.250000	13.850000	7.850000	22	6
357,814.80	8.579181	9.088181	358	358	N/A	2	3.0000	1.0000	6.088181	15.640172	9.088181	22	6
123,686.06	6.241000	6.750000	358	358	N/A	2	3.0000	1.0000	3.750000	12.750000	6.750000	22	6
1,173,793.29	8.595326	9.104326	358	358	N/A	2	3.0000	1.0000	6.104326	15.104326	9.104326	22	6
119,770.01	10.241000	10.750000	355	355	N/A	5	3.0000	1.0000	7.500000	16.750000	7.500000	19	6
101,808.04	9.241000	9.750000	355	355	N/A	5	3.0000	1.0000	7.750000	15.750000	7.750000	19	6
9,121,781.01	8.266886	8.775886	300	357	60	3	1.7368	1.4211	6.680764	15.703518	8.775886	21	6
785,000.00	8.256605	8.765605	300	355	60	5	1.5000	1.5000	6.729299	15.765605	8.765605	19	6
20,015,609.14	7.386775	7.895775	300	357	60	3	1.9203	1.3698	6.295000	14.707854	7.832729	21	6
1,066,800.00	6.606157	7.115157	300	357	60	3	1.5000	1.5000	5.136389	14.115157	7.115157	21	6
296,000.00	7.941000	8.450000	300	356	60	4	3.0000	1.0000	5.450000	14.450000	8.450000	20	6
106,250.00	9.116000	9.625000	300	358	60	2	3.0000	1.0000	7.625000	15.625000	9.625000	22	6
2,017,500.00	8.073976	8.582976	300	357	60	3	1.9610	1.3463	6.410709	15.275665	8.582976	21	6
179,000.00	7.091000	7.600000	300	357	60	3	3.0000	1.0000	5.600000	13.600000	7.600000	21	6
67,997.51	7.991000	8.500000	300	358	60	2	1.5000	1.5000	6.000000	15.500000	8.500000	22	6
38,239.49	11.741000	12.250000	265	265	N/A	95	1.5000	1.5000	6.875000	16.875000	9.875000	1	6
90,731.61	10.616000	11.125000	277	277	N/A	83	1.5000	1.5000	5.750000	16.500000	9.500000	1	6
1,082,004.08	8.753139	9.262139	478	358	N/A	2	3.0000	1.2504	6.737805	16.113822	9.262139	22	6
1,439,033.35	9.033965	9.542965	478	358	N/A	2	3.0000	1.1702	7.370896	15.933525	9.542965	22	6
94,933.97	8.241000	8.750000	477	357	N/A	3	3.0000	1.0000	5.750000	15.750000	8.750000	21	6
878,142.00	8.616998	9.125998	477	357	N/A	3	3.0000	1.0000	6.043256	15.125998	9.125998	21	6
277,635.28	6.341000	6.850000	594	354	N/A	6	3.0000	1.0000	4.850000	12.850000	4.850000	18	6
74,973.54	7.691000	8.200000	597	357	N/A	3	3.0000	1.0000	5.200000	14.200000	5.200000	21	6
227,953.07	8.616000	9.125000	479	479	N/A	1	1.5000	1.5000	7.250000	16.125000	9.125000	23	6
231,834.76	6.741000	7.250000	478	478	N/A	2	3.0000	1.0000	5.625000	14.250000	7.250000	22	6
216,851.88	6.891000	7.400000	478	478	N/A	2	3.0000	1.0000	5.750000	13.400000	7.400000	22	6
4,734,050.02	7.969236	8.478236	358	358	N/A	2	1.9052	1.3649	6.333040	15.345087	8.368031	34	6
2,065,196.75	8.058768	8.567768	358	358	N/A	2	1.7036	1.4321	6.718657	15.432020	8.567768	34	6
619,740.84	10.002737	10.511737	358	358	N/A	2	3.0000	1.0000	7.511737	16.511737	10.511737	34	6
2,620,432.55	6.895233	7.404233	358	358	N/A	2	2.1798	1.3323	6.363083	14.113059	7.404233	34	6

Principal Balance ($)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months)
295,048.90	6.866000	7.375000	358	358	N/A	2	3.0000	1.0000	6.375000	14.375000	7.375000	34	6
261,370.56	9.781000	10.290000	358	358	N/A	2	3.0000	1.0000	7.290000	16.290000	10.290000	34	6
211,591.63	7.741000	8.250000	357	357	N/A	3	3.0000	1.0000	5.250000	14.250000	8.250000	33	6
2,508,339.85	8.240794	8.749794	358	358	N/A	2	1.9515	1.3495	6.646258	15.543562	8.749794	34	6
118,582.87	8.831000	9.340000	355	355	N/A	5	3.0000	1.0000	5.470000	15.340000	9.340000	31	6
416,809.85	10.262383	10.771383	357	357	N/A	3	2.7830	1.0723	7.662876	17.771383	10.771383	33	6
96,833.21	10.668000	11.177000	358	358	N/A	2	3.0000	1.0000	7.427000	18.177000	11.177000	34	6
352,408.07	10.084894	10.593894	358	358	N/A	2	3.0000	1.0000	7.593894	16.593894	10.593894	34	6
396,492.31	9.491310	10.000310	356	356	N/A	4	3.0000	1.0000	7.000310	16.000310	10.000310	32	6
1,185,586.22	8.389092	8.898092	357	357	N/A	3	3.0000	1.0000	5.898092	14.898092	8.898092	33	6
1,850,600.00	8.670482	9.179482	300	358	60	2	1.5000	1.5000	6.591646	16.179482	9.179482	34	6
939,200.00	6.705438	7.214438	300	358	60	2	1.5000	1.5000	6.447189	14.214438	7.214438	34	6
678,825.86	8.216091	8.725091	300	358	60	2	2.1957	1.2681	6.998564	15.261311	8.725091	34	6
774,766.85	8.548055	9.057055	300	358	60	2	1.5000	1.5000	6.596798	16.057055	9.057055	34	6
491,500.00	6.900420	7.409420	300	357	60	3	1.5000	1.5000	6.371058	14.409420	7.409420	33	6
254,899.03	6.891000	7.400000	300	358	60	2	3.0000	1.0000	4.400000	13.400000	7.400000	34	6
184,000.00	7.881000	8.390000	300	358	60	2	3.0000	1.0000	5.390000	14.390000	8.390000	34	6
1,263,381.92	8.140509	8.649509	478	358	N/A	2	3.0000	1.0000	5.649509	14.649509	8.649509	34	6
1,394,192.16	7.534353	8.043353	478	358	N/A	2	3.0000	1.0000	5.925145	14.337284	8.043353	34	6
178,867.67	9.761000	10.270000	478	358	N/A	2	3.0000	1.0000	7.270000	16.270000	10.270000	34	6
859,111.63	8.382282	8.891282	478	358	N/A	2	3.0000	1.2502	7.327889	15.891282	8.891282	34	6
1,856,323.15	8.553995	9.062995	478	358	N/A	2	3.0000	1.0695	6.855606	15.492688	9.062995	34	6
209,865.26	7.598468	8.107468	478	358	N/A	2	3.0000	1.0000	5.107468	14.107468	8.107468	34	6
1,430,827.90	7.318613	7.827613	478	358	N/A	2	3.0000	1.0000	4.827613	13.827613	6.565928	34	6
423,945.53	11.110556	11.619556	596	356	N/A	4	3.0000	1.0000	7.046662	17.619556	7.626825	32	6
1,925,801.97	9.116853	9.625853	478	478	N/A	2	1.7810	1.4063	6.993288	16.625853	9.625853	34	6
2,041,485.43	8.000714	8.509714	478	478	N/A	2	1.6431	1.4523	6.489661	15.509714	8.509714	34	6
1,744,229.51	7.888469	8.397469	478	478	N/A	2	2.0828	1.3057	6.773931	15.206618	8.397469	34	6
3,315,044.96	7.344719	7.853719	478	478	N/A	2	1.6343	1.4552	6.508879	14.853719	7.853719	34	6
224,831.65	6.566000	7.075000	478	478	N/A	2	3.0000	1.0000	6.075000	14.075000	7.075000	34	6
393,523.67	7.491000	8.000000	478	478	N/A	2	3.0000	1.0000	6.150000	14.000000	8.000000	34	6
25,273,869.45	9.487658	9.996658	358	358	N/A	2	2.3071	1.4558	6.523424	16.935529	9.996658	58	6
14,093,070.89	9.416485	9.925485	358	358	N/A	2	2.7099	1.4475	6.607271	16.925485	9.925485	58	6
458,715.05	5.866000	6.375000	357	357	N/A	3	1.5000	1.5000	6.250000	13.375000	6.375000	57	6
1,456,782.08	9.294780	9.803780	359	359	N/A	1	3.0000	1.4388	6.830675	16.681308	9.803780	59	6
787,033.96	8.797973	9.306973	358	358	N/A	2	3.0000	1.0000	6.799361	15.481871	9.306973	58	6
286,817.91	11.491000	12.000000	359	359	N/A	1	3.0000	1.5000	6.500000	19.000000	12.000000	59	6
21,722,641.02	8.303425	8.812425	358	358	N/A	2	2.3006	1.3688	6.613783	15.664263	8.812425	58	6
193,228.72	7.291000	7.800000	358	358	N/A	2	3.0000	1.0000	4.800000	14.800000	7.800000	58	6
662,788.05	10.215380	10.724380	357	357	N/A	3	2.2072	1.3982	7.088766	17.520816	10.724380	57	6
1,906,222.20	9.229313	9.738313	357	357	N/A	3	2.2452	1.2516	6.575527	16.409615	9.738313	57	6
567,083.79	8.133353	8.642353	358	358	N/A	2	2.3056	1.2315	6.984213	15.358900	8.642353	58	6
111,411.89	8.391000	8.900000	357	357	N/A	3	3.0000	1.0000	5.900000	15.900000	8.900000	57	6
16,287,457.57	8.744187	9.253187	359	359	N/A	1	3.0000	1.4581	6.572286	16.180463	9.253187	59	6
480,069.20	10.241000	10.750000	359	359	N/A	1	3.0000	1.5000	6.500000	17.750000	10.750000	59	6

Principal Balance ($)	Adjusted Net Mortgage Rate (%)	Mortgage Rate (%)	Remaining Amortization Term (months)	Remaining Term to Maturity (months)	Original Interest-Only Term (months)	Age (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjust-ment	Reset Frequency (months)
478,477.48	10.279212	10.788212	358	358	N/A	2	3.0000	1.3225	7.088730	17.788212	10.788212	58	6
570,639.64	9.042162	9.551162	358	358	N/A	2	3.0000	1.3494	6.764970	16.551162	9.551162	58	6
127,793.02	8.591000	9.100000	357	357	N/A	3	3.0000	1.0000	6.100000	16.100000	9.100000	57	6
2,068,113.89	7.093169	7.602169	358	358	N/A	2	3.0000	1.5000	6.215977	14.602169	7.602169	58	6
491,775.13	9.366000	9.875000	359	359	N/A	1	3.0000	1.5000	6.000000	16.875000	9.875000	59	6
5,155,490.00	7.659774	8.168774	240	359	120	1	3.0000	1.5000	6.555252	15.168774	8.168774	59	6
3,141,969.34	9.149919	9.658919	240	358	120	2	2.8425	1.4499	6.808645	16.658919	9.658919	58	6
800,000.00	10.191000	10.700000	240	359	120	1	3.0000	1.5000	6.500000	17.700000	10.700000	59	6
6,317,816.80	7.755490	8.264490	240	359	120	1	3.0000	1.4447	6.353265	15.264490	8.264490	59	6
17,271,225.86	7.307076	7.816076	240	358	120	2	3.0000	1.4704	6.450594	14.816076	7.816076	58	6
230,000.00	6.991000	7.500000	240	358	120	2	3.0000	1.5000	6.125000	14.500000	7.500000	58	6
408,000.00	10.491000	11.000000	240	358	120	2	3.0000	1.0000	9.000000	18.000000	11.000000	58	6
1,091,000.00	6.336005	6.845005	240	358	120	2	3.0000	1.3481	5.973763	13.541155	6.845005	58	6
95,017.55	8.611000	9.120000	342	342	N/A	18	1.5000	1.5000	6.120000	16.120000	9.120000	42	6
1,183,543.48	8.388634	8.897634	478	358	N/A	2	3.0000	1.0000	7.725367	15.260026	8.897634	58	6
486,420.73	9.143818	9.652818	477	357	N/A	3	3.0000	1.2882	7.923591	16.229226	9.652818	57	6
4,663,063.44	7.918716	8.427716	477	357	N/A	3	2.8500	1.1175	6.550728	14.531902	8.427716	57	6
185,876.60	6.991000	7.500000	478	358	N/A	2	3.0000	1.0000	7.500000	14.500000	7.500000	58	6
501,604.60	7.884195	8.393195	477	357	N/A	3	3.0000	1.0000	5.393195	15.393195	8.393195	57	6
1,814,092.87	8.432987	8.941987	478	358	N/A	2	3.0000	1.0951	7.165430	15.032893	8.941987	58	6
539,828.91	7.141000	7.650000	479	359	N/A	1	3.0000	1.0000	7.650000	13.650000	7.650000	59	6
478,668.36	6.841000	7.350000	478	358	N/A	2	3.0000	1.0000	4.350000	13.350000	7.350000	58	6
18,484,617.18	8.881544	9.390544	478	478	N/A	2	2.4253	1.4368	6.681194	16.368396	9.390544	58	6
13,046,737.76	8.693890	9.202890	478	478	N/A	2	2.2016	1.5000	6.598637	16.202890	9.202890	58	6
484,264.46	8.066000	8.575000	478	478	N/A	2	3.0000	1.0000	6.575000	14.575000	8.575000	58	6
541,202.52	11.391000	11.900000	479	479	N/A	1	3.0000	1.5000	7.000000	18.900000	11.900000	59	6
30,306,814.73	7.725085	8.234085	478	478	N/A	2	1.9513	1.4126	6.670694	15.143558	8.234085	58	6
232,856.08	7.241000	7.750000	478	478	N/A	2	3.0000	1.0000	5.750000	14.750000	7.750000	58	6
112,015.15	10.391000	10.900000	477	477	N/A	3	1.5000	1.5000	6.500000	17.900000	10.900000	57	6
2,073,467.63	9.039877	9.548877	477	477	N/A	3	1.7031	1.4323	6.638863	16.413461	9.548877	57	6
1,261,328.90	8.383957	8.892957	478	478	N/A	2	2.7064	1.0979	7.731386	15.694878	8.892957	58	6
121,357.97	9.481000	9.990000	478	478	N/A	2	3.0000	1.0000	7.000000	16.990000	9.990000	58	6
25,273,748.99	8.328850	8.837850	479	479	N/A	1	3.0000	1.4557	6.659046	15.786871	8.837850	59	6
439,873.96	7.491000	8.000000	479	479	N/A	1	3.0000	1.5000	6.250000	15.000000	8.000000	59	6
1,123,909.11	9.154022	9.663022	478	478	N/A	2	3.0000	1.4075	6.173341	16.663022	9.663022	58	6
311,820.04	7.479000	7.988000	478	478	N/A	2	3.0000	1.0000	7.988000	14.988000	7.988000	58	6
1,446,306.40	7.079733	7.588733	478	478	N/A	2	3.0000	1.5000	6.826508	14.588733	7.588733	58	6

Percentages of the Initial Certificate Principal Balances of the Offered Certificates
(other than the Class A-R Certificates) at the Respective Percentages of the Prepayment Model

	Class 1-A					Classes 2-A-1, 2-A-2 and 2-A-2M
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	87	81	75	69	63	88	82	76	70	64
October 25, 2009	72	60	49	38	28	73	61	50	39	29
October 25, 2010	59	43	29	16	6	60	44	30	17	7
October 25, 2011	47	30	23	16	6	48	31	24	17	7
October 25, 2012	37	24	17	12	6	38	25	18	12	7
October 25, 2013	29	19	12	8	0	30	20	13	8	0
October 25, 2014	25	16	9	0	0	26	17	10	0	0
October 25, 2015	22	13	7	0	0	23	14	8	0	0
October 25, 2016	19	10	0	0	0	20	11	0	0	0
October 25, 2017	17	8	0	0	0	18	9	0	0	0
October 25, 2018	15	7	0	0	0	16	8	0	0	0
October 25, 2019	13	0	0	0	0	14	0	0	0	0
October 25, 2020	11	0	0	0	0	12	0	0	0	0
October 25, 2021	10	0	0	0	0	10	0	0	0	0
October 25, 2022	8	0	0	0	0	9	0	0	0	0
October 25, 2023	7	0	0	0	0	8	0	0	0	0
October 25, 2024	6	0	0	0	0	7	0	0	0	0
October 25, 2025	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	5.35	3.66	2.76	2.14	1.61	5.50	3.75	2.82	2.19	1.65
Weighted Average Life to Maturity (in years)	5.49	3.77	2.84	2.20	1.66	5.67	3.88	2.92	2.27	1.71

	Class 1-M-1					Class 2-M-1
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100	100	100	100	100	100
October 25, 2009	100	100	100	100	100	100	100	100	100	100
October 25, 2010	100	100	100	100	100	100	100	100	100	100
October 25, 2011	100	96	73	71	100	100	96	73	71	100
October 25, 2012	100	77	55	38	67	100	78	55	38	68
October 25, 2013	92	61	40	25	0	92	62	40	25	0
October 25, 2014	81	51	31	0	0	81	51	31	0	0
October 25, 2015	71	42	24	0	0	71	42	23	0	0
October 25, 2016	62	34	0	0	0	62	34	0	0	0
October 25, 2017	55	28	0	0	0	54	28	0	0	0
October 25, 2018	48	23	0	0	0	47	23	0	0	0
October 25, 2019	42	0	0	0	0	41	0	0	0	0
October 25, 2020	37	0	0	0	0	36	0	0	0	0
October 25, 2021	32	0	0	0	0	31	0	0	0	0
October 25, 2022	28	0	0	0	0	27	0	0	0	0
October 25, 2023	24	0	0	0	0	23	0	0	0	0
October 25, 2024	21	0	0	0	0	20	0	0	0	0
October 25, 2025	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	11.38	7.69	5.74	4.94	5.16	11.33	7.69	5.74	4.94	5.16
Weighted Average Life to Maturity (in years)	11.49	7.77	5.80	4.99	5.20	11.43	7.76	5.80	4.98	5.20

	Class 1-M-2					Class 2-M-2
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100	100	100	100	100	100
October 25, 2009	100	100	100	100	100	100	100	100	100	100
October 25, 2010	100	100	100	100	100	100	100	100	100	100
October 25, 2011	100	96	73	55	100	100	96	73	55	100
October 25, 2012	100	77	55	38	26	100	78	55	38	25
October 25, 2013	92	61	40	25	0	92	62	40	25	0
October 25, 2014	81	51	31	0	0	81	51	31	0	0
October 25, 2015	71	42	24	0	0	71	42	23	0	0
October 25, 2016	62	34	0	0	0	62	34	0	0	0
October 25, 2017	55	28	0	0	0	54	28	0	0	0
October 25, 2018	48	23	0	0	0	47	23	0	0	0
October 25, 2019	42	0	0	0	0	41	0	0	0	0
October 25, 2020	37	0	0	0	0	36	0	0	0	0
October 25, 2021	32	0	0	0	0	31	0	0	0	0
October 25, 2022	28	0	0	0	0	27	0	0	0	0
October 25, 2023	24	0	0	0	0	23	0	0	0	0
October 25, 2024	6	0	0	0	0	4	0	0	0	0
October 25, 2025	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	11.30	7.63	5.69	4.80	4.72	11.25	7.62	5.69	4.79	4.71
Weighted Average Life to Maturity (in years)	11.30	7.63	5.69	4.80	4.72	11.25	7.62	5.69	4.79	4.71

	Class 1-M-3					Class 2-M-3
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100	100	100	100	100	100
October 25, 2009	100	100	100	100	100	100	100	100	100	100
October 25, 2010	100	100	100	100	100	100	100	100	100	100
October 25, 2011	100	96	73	55	95	100	96	73	55	95
October 25, 2012	100	77	55	38	26	100	78	55	38	25
October 25, 2013	92	61	40	25	0	92	62	40	25	0
October 25, 2014	81	51	31	0	0	81	51	31	0	0
October 25, 2015	71	42	8	0	0	71	42	7	0	0
October 25, 2016	62	34	0	0	0	62	34	0	0	0
October 25, 2017	55	28	0	0	0	54	28	0	0	0
October 25, 2018	48	2	0	0	0	47	1	0	0	0
October 25, 2019	42	0	0	0	0	41	0	0	0	0
October 25, 2020	37	0	0	0	0	36	0	0	0	0
October 25, 2021	32	0	0	0	0	31	0	0	0	0
October 25, 2022	28	0	0	0	0	27	0	0	0	0
October 25, 2023	9	0	0	0	0	7	0	0	0	0
October 25, 2024	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	11.10	7.48	5.58	4.66	4.44	11.06	7.48	5.59	4.65	4.43
Weighted Average Life to Maturity (in years)	11.10	7.48	5.58	4.66	4.44	11.06	7.48	5.59	4.65	4.43

	Class 1-M-4					Class 2-M-4
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100	100	100	100	100	100
October 25, 2009	100	100	100	100	100	100	100	100	100	100
October 25, 2010	100	100	100	100	100	100	100	100	100	100
October 25, 2011	100	96	73	55	41	100	96	73	55	40
October 25, 2012	100	77	55	38	*	100	78	55	38	*
October 25, 2013	92	61	40	*	0	92	62	40	0	0
October 25, 2014	81	51	31	0	0	81	51	31	0	0
October 25, 2015	71	42	0	0	0	71	42	0	0	0
October 25, 2016	62	34	0	0	0	62	34	0	0	0
October 25, 2017	55	28	0	0	0	54	27	0	0	0
October 25, 2018	48	0	0	0	0	47	0	0	0	0
October 25, 2019	42	0	0	0	0	41	0	0	0	0
October 25, 2020	37	0	0	0	0	36	0	0	0	0
October 25, 2021	32	0	0	0	0	31	0	0	0	0
October 25, 2022	20	0	0	0	0	19	0	0	0	0
October 25, 2023	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.92	7.35	5.48	4.55	4.28	10.88	7.35	5.49	4.54	4.27
Weighted Average Life to Maturity (in years)	10.92	7.35	5.48	4.55	4.28	10.88	7.35	5.49	4.54	4.27

	Class 1-M-5					Class 2-M-5
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100	100	100	100	100	100
October 25, 2009	100	100	100	100	100	100	100	100	100	100
October 25, 2010	100	100	100	100	100	100	100	100	100	100
October 25, 2011	100	96	73	55	41	100	96	73	55	40
October 25, 2012	100	77	55	38	0	100	78	55	38	0
October 25, 2013	92	61	40	0	0	92	62	40	0	0
October 25, 2014	81	51	27	0	0	81	51	27	0	0
October 25, 2015	71	42	0	0	0	71	42	0	0	0
October 25, 2016	62	34	0	0	0	62	34	0	0	0
October 25, 2017	55	0	0	0	0	54	0	0	0	0
October 25, 2018	48	0	0	0	0	47	0	0	0	0
October 25, 2019	42	0	0	0	0	41	0	0	0	0
October 25, 2020	37	0	0	0	0	36	0	0	0	0
October 25, 2021	32	0	0	0	0	31	0	0	0	0
October 25, 2022	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.71	7.20	5.37	4.44	4.14	10.68	7.21	5.37	4.43	4.13
Weighted Average Life to Maturity (in years)	10.71	7.20	5.37	4.44	4.14	10.68	7.21	5.37	4.43	4.13

	Class M-6					Class M-7
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100	100	100	100	100	100
October 25, 2009	100	100	100	100	100	100	100	100	100	100
October 25, 2010	100	100	100	100	100	100	100	100	100	100
October 25, 2011	100	96	73	55	40	100	96	73	55	39
October 25, 2012	100	78	55	38	0	100	78	55	21	0
October 25, 2013	92	62	40	0	0	92	62	38	0	0
October 25, 2014	81	51	0	0	0	81	51	0	0	0
October 25, 2015	71	42	0	0	0	71	42	0	0	0
October 25, 2016	62	27	0	0	0	62	0	0	0	0
October 25, 2017	54	0	0	0	0	54	0	0	0	0
October 25, 2018	48	0	0	0	0	48	0	0	0	0
October 25, 2019	42	0	0	0	0	42	0	0	0	0
October 25, 2020	36	0	0	0	0	9	0	0	0	0
October 25, 2021	2	0	0	0	0	0	0	0	0	0
October 25, 2022	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	10.44	7.03	5.24	4.33	3.98	10.12	6.80	5.07	4.23	3.82
Weighted Average Life to Maturity (in years)	10.44	7.03	5.24	4.33	3.98	10.12	6.80	5.07	4.23	3.82

	Class M-8					Class M-9
Distribution Date	50%	75%	100%	125%	150%	50%	75%	100%	125%	150%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
October 25, 2008	100	100	100	100	100	100	100	100	100	100
October 25, 2009	100	100	100	100	100	100	100	100	100	100
October 25, 2010	100	100	100	100	100	100	100	100	100	100
October 25, 2011	100	96	73	55	0	100	96	73	50	0
October 25, 2012	100	78	55	0	0	100	78	50	0	0
October 25, 2013	92	62	0	0	0	92	62	0	0	0
October 25, 2014	81	51	0	0	0	81	27	0	0	0
October 25, 2015	71	11	0	0	0	71	0	0	0	0
October 25, 2016	62	0	0	0	0	62	0	0	0	0
October 25, 2017	54	0	0	0	0	48	0	0	0	0
October 25, 2018	48	0	0	0	0	10	0	0	0	0
October 25, 2019	10	0	0	0	0	0	0	0	0	0
October 25, 2020	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Optional Termination (in years)	9.73	6.53	4.87	4.08	3.65	9.18	6.15	4.62	3.86	3.44
Weighted Average Life to Maturity (in years)	9.73	6.53	4.87	4.08	3.65	9.18	6.15	4.62	3.86	3.44

LEGAL PROCEEDINGS

There are no legal proceedings against Countrywide Home Loans, the Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the Depositor, the issuing entity, the sellers and the Master Servicer are affiliated parties. There are no other affiliated parties. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the Depositor or the issuing entity and (b) any of the Trustee, the Swap Counterparty, the Certificate Insurer, or any of their respective affiliates, that were entered into outside the normal course of business or that, except as disclosed herein, contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates or that relate to the Certificates or the Mortgage Loans. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion and the discussion in the prospectus under the caption “Material Federal Income Tax Consequences” is the opinion of Sidley Austin LLP (“Tax Counsel”) on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”) and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

For federal income tax purposes, the issuing entity (exclusive of the Credit Comeback Excess Account and the Carryover Reserve Fund) will consist of two or more REMICs in a tiered structure. The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC will be referred to as an “underlying REMIC.” Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Senior Certificates and the Subordinate Certificates (together, excluding the Class A-R Certificate, the “Regular Certificates”), which will be designated as regular interests in the Master REMIC. The Class A-R Certificates (also, the “Residual Certificates”) will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the REMIC regular interests (including the Regular Certificates) issued by the Master REMIC. The reserve fund trust, the Final Maturity Reserve Fund, the swap trust, the Swap Contract and the Swap Account will not constitute any part of any REMIC created under the Pooling and Servicing Agreement.

All classes of the Regular Certificates will be treated as representing (1) interests in REMIC regular interests (the “REMIC Regular Interest Components”) and (2) entitlement to receive certain payments of Net Rate Carryover from Excess Cashflow and from the Swap Contract subject to the deemed obligation to make any Swap Termination Payment due to the Swap Counterparty. For each Regular Certificate, the Trustee intends to treat the entitlements and deemed obligations with respect to Net Rate Carryover as embodied in a single contract, which is hereafter referred to as the “Net Rate Carryover Component.” The remainder of this discussion assumes such treatment is correct.

Upon purchasing a Regular Certificate, the purchaser must, to establish its bases in the components of the certificate, allocate the purchase price for the certificate between the REMIC Regular Interest Component and the Net Rate Carryover Component based on their relative fair market values as determined at the time of purchase. Similarly, upon selling a Regular Certificate, the seller must, to establish the amounts realized from the REMIC Regular Interest Component and the Net Rate Carryover Component, allocate the sales price for the certificate between the REMIC Regular Interest Component and the Net Rate Carryover Component based on their relative fair market values as determined at the time of sale.

Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights and obligations of the holders of the Regular Certificates with respect to the Net Rate Carryover Components will represent, for federal income tax purposes, contractual rights and obligations coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the Regular Certificates

The REMIC Regular Interest Components of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

For federal income tax purposes, the amount of interest and principal to be reported with respect to a REMIC Regular Interest Component of a Regular Certificate will be determined with modifications: (1) the Net Rate Cap will be determined without reduction for any Swap Termination Payment due with respect to the Swap Contract and (2) the amount of Net Rate Carryover will be determined as if the Net Rate Cap were not reduced for any Swap Termination Payment due with respect to the Swap Contract. Consequently, the income reportable with respect to a REMIC Regular Interest Component of a Regular Certificate may include income that was used for making payments to the Swap Counterparty.

The REMIC Regular Interest Component of some of the Regular Certificates may be considered to have been issued with original issue discount (“OID”). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. See“Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus.

If the holders of any Regular Certificates are treated as acquiring their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See“Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus.

Taxation of the Net Rate Carryover Components of the Regular Certificates

In General

The following discussions assume that the rights and obligations of the holder of a Regular Certificate with respect to the Net Rate Carryover Component will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Regular Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights and Obligations of the Regular Certificates With Respect to the Net Rate Carryover Component

For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover Component of a Regular Certificate as consisting of a right and (in the case of the Adjustable Rate Certificates only) an obligation to receive and make payments under a notional principal contract and (2) anticipates assuming that such right and (in the case of the Adjustable Rate Certificates only) obligation together will have an insubstantial value relative to the value of the REMIC Regular Interest Component of the Regular Certificate. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Regular Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Regular Certificates has a greater value. In either case, the REMIC Regular Interest Component of a Regular Certificate could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See “Material Federal Income Tax Consequences — Taxation of Debt Securities” in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Net Rate Carryover Component.

The portion of the overall purchase price of a Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method — the level yield constant interest method — the price paid for a notional principal contract is amortized over the life of the notional principal contract as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of a Certificate.

Subject to the discussion below under the caption “Alternative Treatment of Termination-Related Payments,” any payments received by a holder of a Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the sum of (1) the amortization of the purchase price of the Net Rate Carryover Component, and (2) any amount payable on the REMIC Regular Interest Component used to make any Swap Termination Payments, such excess will be ordinary income. Conversely, to the extent the sum of (1) the amortization of the purchase price, and (2) any amount payable on the REMIC Regular Interest Component used to make any Swap Termination Payments, exceeds the sum of the periodic payments received, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. In the case of individuals, these limitations also mean that income payable on the REMIC Regular Interest Component will be includible in gross income but that the use of such income to make a Swap Termination Payment to the Swap Counterparty may not be deductible.

Alternative Treatment of Termination-Related Payments

Holders of the Regular Certificates have certain rights and obligations with respect to payments that may be made or received if the Swap Contract terminates (“Termination Payments”). Because the termination of the Swap Contract, however, does not necessarily terminate the rights and obligations of the holders of the Regular Certificates with respect to Net Rate Carryover (payments of which may continue to come from Excess Cashflow), the income tax treatment of the Termination Payments is uncertain. For income tax reporting purposes, the trustee intends to treat any Termination Payment as part of the periodic payments made or received with respect to the Net Rate Carryover Component, and therefore, as part of ordinary income or ordinary deductions with respect to the Net Rate Carryover Component. The IRS, however, could assert that the Termination Payments should be treated as capital gain or loss. The use of any capital loss may be limited. Prospective investors in the Certificates are encouraged to consult their tax advisors regarding the appropriate tax treatment of any Termination Payments.

Dispositions of Regular Certificates

Upon the sale, exchange, or other disposition of a Regular Certificate, the Regular Certificateholder must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Regular Certificates are held as “capital assets” within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

(1)
the amount that would have been includible in the holder’s gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

(2)	the amount actually included in the holder’s income.

The pooling and servicing agreement will provide that any classes of certificates whose Certificate Principal Balances are reduced to zero with amounts from the Final Maturity Reserve Fund will be treated as sold to the Class C Certificates for federal income tax purposes.

Tax Treatment For Certain Purposes

As described more fully under “Material Federal Income Tax Consequences— Taxation of the REMIC and Its Holders” in the prospectus, the REMIC Regular Interest Components of the Regular Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest Components of the Regular Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The Net Rate Carryover Component of the Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. The REMIC Regular Interest Component of the Regular Certificates (but not the Net Rate Carryover Component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the presecribed time periods of the Code.

Because of the Net Rate Carryover Component of a Regular Certificate (and in particular, the deemed obligation to make Swap Termination Payments), holders of the Regular Certificates are encouraged to consult with their tax advisors before resecuritizing their Regular Certificates in a REMIC.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities” in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of “inducement fees” and that may affect their ability to transfer their Residual Certificates. In addition, foreign persons holding residual interests directly or through certain passthrough entities (such as REITs and partnerships) should be aware of Temporary regulations, effective August 1, 2006, increasing the income and withholding tax burdens imposed in connection with excess inclusion income allocable to such foreign persons. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities — Treatment of Inducement Fees,” and “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus.

Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see “Material Federal Income Tax Consequences — Taxation of the REMIC” in the prospectus.

As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the “2003 Act”), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See “Material Federal Income Tax Consequences” in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

OTHER TAXES

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of these plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan of this type which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute “equity interests” in the issuing entity, the reserve fund trust and, in the case of the Swap Certificates, the swap trust, for the purpose of the Plan Assets Regulation.

The U.S. Department of Labor has granted to the underwriter an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of these entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates, including subordinate certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see “ERISA Considerations” in the prospectus.

Except as provided below with respect to the Swap Contract and the Final Maturity Reserve Fund, it is expected that the Exemption will apply to the acquisition and holding of the Underwritten Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent from at least one Rating Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Swap Contract does not meet all of the requirements for an “eligible swap” under the Exemption and the Final Maturity Reserve Fund is not a permitted asset under the Exemption. Consequently, the Swap Contract and the Final Maturity Reserve Fund have not been included in the issuing entity. For ERISA purposes, an interest in an interest-bearing certificate should represent a beneficial interest in two or more assets: (i) the right to receive payments from the issuing entity with respect to the applicable class and without taking into account payments made or received with respect to the Swap Contract or the Final Maturity Reserve Fund, and (ii) the right to receive payments from the Final Maturity Reserve Fund and (in the case of the Swap Certificates) payments derived from the Swap Contract. A Plan’s purchase and holding of an interest-bearing certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

Accordingly, no Plan or other person using plan assets may acquire or hold any interest in an Underwritten Certificate unless, in addition to satisfying the conditions, above, of the Exemption, such acquisition and holding are eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions effected by independent “qualified professional asset managers”, PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts), or PTCE 96-23 (for transactions effected by “in-house asset managers”) or the service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975 (d)(20) of the Code (collectively, the “Investor-Based Exemptions”) or a similar exemption. It should be noted, however, that even if the conditions specified in one or more Investor-Based Exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult legal counsel concerning these issues.

Each beneficial owner of an Underwritten Certificate or any interest in such a Certificate, by its acceptance and holding of such Certificate or interest therein, will be deemed to have represented that either (i) it is not a Plan or a person investing plan assets in such Certificate or (ii) its acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Because the Class A-R and Class M Certificates (other than those Class M Certificates identified below as Underwritten Certificates) are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class A-R and Class M Certificates (other than those Class M Certificates identified below as Underwritten Certificates) do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, until they have been underwritten or placed by an underwriter to which the Exemption has been granted, upon which time they may be transferred to Plans provided all the requirements of the Exemption are met, the Class A-R and Class M Certificates (other than those Class M Certificates identified below as Underwritten Certificates) may be transferred only if the conditions in the first or second bullet points in the next paragraph are met.

The Class A-R Certificates do not meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-R Certificates may be transferred only if the Trustee receives:

•
a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer; or

•
an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

The first representation will be deemed to have been made by the transferee’s acceptance of a Class M Certificate (other than those Class M Certificates identified below as Underwritten Certificates). If the representation is not true, or any attempt to transfer to a Plan or a person acting on behalf of a Plan or using the Plan’s assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity (and, in the case of the Swap Certificates, in rights to payments derived from the Swap Contract) represented by an interest in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of the Offered Certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer) (the “Underwriter”), the Depositor has agreed to sell the Class A, Class 1-M-1 and Class 2-M-4 Certificates, together with $5,000,000 of the Class 2-M-3 Certificates and $3,736,000 of the Class 1-M-5 Certificates, to the Underwriter, and the Underwriter has agreed to purchase from the Depositor those Class A, Class 1-M-1, Class 2-M-3, Class 2-M-4 and 1-M-5 Certificates (the “Underwritten Certificates”).

Distribution of the Underwritten Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

The Depositor has been advised by the Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act.

The Class A-R and Class M Certificates (other than those Class M Certificates identified above as Underwritten Certificates) will not be purchased by the Underwriter but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R and Class M Certificates (other than those Class M Certificates identified above as Underwritten Certificates) may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R and Class M Certificates (other than those Class M Certificates identified above as Underwritten Certificates) may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $615,484,779 before deducting issuance expenses payable by the Depositor, estimated to be approximately $710,000. The Depositor will apply the net proceeds of the sale of the Underwritten Certificates against the purchase price of the Mortgage Loans on the Closing Date.

LEGAL MATTERS

The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP.

EXPERTS

The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus supplement, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody’s Investors Service, Inc.

(“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and together with Moody’s, the “Rating Agencies”).

Class	Moody’s Rating	S&P Rating	Class	Moody’s Rating	S&P Rating
1-A	Aaa	AAA	2-M-3	Aa3	AA-
2-A-1	Aaa	AAA	1-M-4	A1	A+
2-A-2	Aaa	AAA	2-M-4	A1	A+
2-A-2M	Aaa	AAA	1-M-5	A2	A
A-R	Aaa	AAA	2-M-5	A2	A
1-M-1	Aa1	AA+	M-6	A3	A-
2-M-1	Aa1	AA+	M-7	Baa1	BBB+
1-M-2	Aa2	AA	M-8	Baa2	BBB
2-M-2	Aa2	AA	M-9	Baa3	BBB-
1-M-3	Aa3	AA-

The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Certificates in accordance with the Rating Agency’s policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Certificates. A reduction or withdrawal of the ratings assigned to a class of Offered Certificates would likely reduce the market value of that class of Offered Certificates and may affect your ability to sell them.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of Net Rate Carryover or the anticipated yields in light of prepayments.

The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody’s and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

INDEX OF DEFINED TERMS

2001 Act	S-129
2003 Act	S-129
40-Year Target	S-94
Accrual Period	S-56
Adjustable Rate Certificates	S-53
Adjustable Rate Mortgage Loans	S-33
Adjustable Rate Prepayment Vector	S-108
Adjusted Mortgage Rate	S-54
Adjusted Net Mortgage Rate	S-54
Adjusted Replacement Upfront Amount	S-82
Adjustment Date	S-34
Advance	S-50
Applied Realized Loss Amount	S-96
ARPV	S-108
beneficial owner	S-54
Book-Entry Certificates	S-53
Business Day	S-54
Capitalized Advance	S-54
Carryover Reserve Fund	S-88
Certificate Account	S-65
Certificate Insurer	S-88, S-91
Certificate Owners	S-53
Certificate Principal Balance	S-54
Certificates	S-52
Class 1-A Principal Distribution Amount	S-59
Class 2-A Certificates	S-52
Class 2-A Policy	S-88
Class 2-A Premium	S-71
Class 2-A Premium Rate	S-72
Class 2-A Principal Distribution Amount	S-59
Class A Certificates	S-52
Class A Principal Distribution Target Amount	S-59
Class M Certificates	S-52
Class M-1 Certificates	S-52
Class M-2 Certificates	S-52
Class M-3 Certificates	S-52
Class M-4 Certificates	S-52
Class M-5 Certificates	S-52
Code	S-39, S-125, S-126, S-128
Collateral Value	S-36
Combined Loan-to-Value Ratio	S-36
Compensating Interest	S-50
Countrywide Financial	S-47
Countrywide Home Loans	S-33, S-47
Countrywide Servicing	S-46
CPR	S-108
Credit Bureau Risk Score	S-44
Credit Comeback Excess Account	S-93
Credit Comeback Excess Amount	S-35
Credit Comeback Excess Cashflow	S-79
Credit Support Annex	S-80
Cumulative Loss Trigger Event	S-60
Current Interest	S-56
Cut-off Date	S-33, S-36
Cut-off Date Pool Principal Balance	S-33
Cut-off Date Principal Balance	S-33
Debt Service Reduction	S-60
debt-to-income ratio	S-41
Deficient Valuation	S-37
Definitive Certificate	S-54
Delay Delivery Mortgage Loans	S-105
Deleted Mortgage Loan	S-39
Delinquency Trigger Event	S-61
Depositor	S-33
Determination Date	S-37
Directing Holder	S-101
disqualified persons	S-129
Distribution Account	S-68
Distribution Account Deposit Date	S-67
Distribution Date	S-55
DTC	S-53
Due Dates	S-50
Due Period	S-55
ERISA	S-129
Euroclear	S-53
Excess Cashflow	S-78
Excess Overcollateralization Amount	S-61
Excess Proceeds	S-55
Exchange Act	S-86
Exemption	S-130
Expense Fee Rate	S-56
Extra Principal Distribution Amount	S-61
FHA	S-48
Final Maturity Funding Cap	S-95
Final Maturity OC Trigger	S-61
Final Maturity Reserve Deposit	S-94
Final Maturity Reserve Fund	S-93
Final Recovery Determination	S-55
Fixed Rate Credit Comeback Loans	S-35
Fixed Rate Mortgage Loans	S-33
Fixed Rate Prepayment Vector	S-108
FRPV	S-108
FSA	S-88, S-91
Full Doc Program	S-42
Global Securities	I-1
Gross Margin	S-35
Group 1 Certificates	S-53
Group 1 Distribution Percentage	S-55
Group 1 Overcollateralization Reduction Amount	S-61
Group 2 Certificates	S-53
Group 2 Distribution Percentage	S-55
Group 2 Overcollateralization Reduction Amount	S-61
Group Distribution Percentage	S-55
Guaranteed Certificates	S-88
Guaranteed Distributions	S-88

Hybrid Mortgage Loans	S-35
Initial Periodic Rate Cap	S-35
Initial Target Subordination Percentage	S-62
Insurance Proceeds	S-56
Interest Carry Forward Amount	S-56
Interest Determination Date	S-87
Interest Funds	S-57
Interest Remittance Amount	S-57
Investor-Based Exemptions	S-130
ISDA Master Agreement	S-80
issuing entity	S-51
Last Scheduled Distribution Date	S-107
Late Payment Rate	S-89
LIBOR Business Day	S-87
Liquidation Proceeds	S-56
Loan Group	S-33
Loan Group 1	S-33
Loan Group 2	S-33
Loan-to-Value Ratio	S-35
LTV	S-35
Master REMIC	S-125
Master Servicer Advance Date	S-50
Master Servicing Fee	S-50
Maximum Mortgage Rate	S-35
Minimum Mortgage Rate	S-35
MLCS	S-87
Modeling Assumptions	S-109
Moody’s	S-4, S-133
Moody’s Required Ratings Threshold	S-86
Moody’s Approved Ratings Threshold	S-86
Mortgage File	S-38
Mortgage Index	S-34
Mortgage Loans	S-33
Mortgage Note	S-33
Mortgage Pool	S-33
Mortgage Rate	S-34
Mortgaged Properties	S-33
Net Mortgage Rate	S-50
net rate cap	S-22
Net Rate Cap	S-57
Net Rate Carryover	S-58
Net Rate Carryover Component	S-125
Net Swap Payment	S-81
NIM Insurer	S-1, S-104
NIM Insurer Default	S-29
OC Floor	S-62
Offered Certificates	S-53
OID	S-126
One-Month LIBOR	S-87
Optional Termination Date	S-101
Order	S-89
Originator	S-40
Overcollateralization Deficiency Amount	S-62
Overcollateralization Reduction Amount	S-62
Overcollateralization Target Amount	S-62
Overcollateralized Amount	S-62
Participants	S-54
parties in interest	S-129
Pass-Through Margin	S-59
Pass-Through Rate	S-59
Percentage Interest	S-56
Plans	S-129
Pooling and Servicing Agreement	S-37
Prepayment Interest Excess	S-50
Prepayment Interest Shortfall	S-50
Prepayment Models	S-108
Prepayment Period	S-37
Principal Distribution Amount	S-63
Principal Remittance Amount	S-63
PTCE	S-130
Purchase Price	S-39
Rating Agencies	S-133
Realized Loss	S-63
Record Date	S-56
Reference Bank Rate	S-87
Reference Banks	S-87
Regular Certificates	S-125
Reimbursement Amount	S-89
related subordinate classes	S-20
REMIC Regular Interest Components	S-125
REO Property	S-50
Replacement Mortgage Loan	S-39
Required Carryover Reserve Fund Deposit	S-88
Required Distributions	S-89
Residual Certificates	S-78, S-125
Rolling Sixty-Day Delinquency Rate	S-64
S&P	S-4, S-133
S&P Approved Ratings Threshold	S-86
S&P Required Ratings Threshold	S-86
Schedule	S-80
Scheduled Payments	S-33
Securities Act	S-132
Seller	S-33
Seller Interest Shortfall Payment	S-59
Senior Certificates	S-52
Senior Enhancement Percentage	S-64
Servicing Advances	S-67
Servicing Fee Rate	S-50
significance estimate	S-86
significance percentage	S-86
Sixty-Day Delinquency Rate	S-64
Stated Income Program	S-42
Stated Principal Balance	S-36
Stepdown Date	S-64
Stepdown Target Subordination Percentage	S-62
Subordinate Certificates	S-52
Subordinate Class Principal Distribution Amount	S-65
subordination	S-20
Subsequent Periodic Rate Cap	S-35
Subsequent Recoveries	S-56
Swap Account	S-69

Swap Certificates	S-53
Swap Contract	S-80
Swap Contract Administration Agreement	S-80
Swap Contract Administrator	S-80
Swap Contract Assignment Agreement	S-80
Swap Contract Notional Balance	S-83
Swap Contract Termination Date	S-83
Swap Counterparty	S-80
Swap Counterparty Trigger Event	S-86
Swap Guarantor	S-80
Swap Guaranty	S-80
Swap Termination Payment	S-84
T&I Advance	S-56
Tax Counsel	S-125
Termination Payments	S-127
Trigger Event	S-65
Trust	S-51
Trust Fund	S-51
Trustee	S-37
Trustee Fee	S-70
Trustee Fee Rate	S-59
U.S. Person	I-4
underlying REMIC	S-125
underlying REMIC Regular Interests	S-125
Underwriter	S-131
Underwritten Certificates	S-131
Unpaid Realized Loss Amount	S-65
VA	S-48

ANNEX A

THE MORTGAGE POOL

The following information sets forth in tabular format certain information, as of the Cut-off Date, about the Mortgage Loans included in the Mortgage Pool in respect of Loan Group 1, Loan Group 2 and the Mortgage Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Cut-off Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Mortgage Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. The Credit Bureau Risk Scores referenced in the following tables with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of those Mortgage Loans. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	5	1,372,526	0.46	274,505	8.524	357.88	587	80.1
2/28 6-month LIBOR	15	2,688,862	0.91	179,257	8.845	356.23	592	75.1
2/38 6-month LIBOR	1	399,789	0.14	399,789	8.300	478.00	627	79.7
2/28 6-month LIBOR - 60-month Interest Only	10	2,922,060	0.99	292,206	7.330	357.49	656	81.0
2/28 6-month LIBOR - 40/30-Year Balloon	6	1,337,276	0.45	222,879	8.225	357.42	603	78.2
3/27 6-month LIBOR	81	15,497,578	5.24	191,328	9.159	357.32	580	78.6
3/37 6-month LIBOR	26	7,174,634	2.42	275,947	8.544	477.91	583	78.0
3/27 6-month LIBOR - 60-month Interest Only	2	416,000	0.14	208,000	7.819	358.00	644	74.5
3/27 6-month LIBOR - 40/30-Year Balloon	42	10,053,230	3.40	239,363	8.108	357.88	607	75.6
3/27 6-month LIBOR - 50/30-Year Balloon	3	793,276	0.27	264,425	7.942	358.00	625	73.8
5/25 6-month LIBOR	370	73,363,062	24.78	198,279	9.358	357.91	571	75.6
5/35 6-month LIBOR	315	82,938,839	28.02	263,298	8.824	478.05	567	74.3
5/25 6-month LIBOR - 120-month Interest Only	8	2,366,976	0.80	295,872	8.278	358.28	653	80.9
5/25 6-month LIBOR - 40/30-Year Balloon	9	1,894,602	0.64	210,511	8.164	357.38	542	61.7
15-Year Fixed	21	1,983,553	0.67	94,455	8.927	177.85	585	60.2
20-Year Fixed	11	1,659,905	0.56	150,900	8.044	237.99	628	77.5
25-Year Fixed	6	773,710	0.26	128,952	9.385	298.28	593	77.2
30-Year Fixed	407	61,531,513	20.79	151,183	8.853	357.35	595	73.4
30-Year Fixed - Credit Comeback	21	2,797,072	0.94	133,194	9.273	357.08	572	65.2
40-Year Fixed	74	14,292,992	4.83	193,149	8.769	478.11	583	75.7
40-Year Fixed - Credit Comeback	7	1,293,027	0.44	184,718	9.048	478.85	590	69.8
30-Year Fixed - 120-month Interest Only	1	234,294	0.08	234,294	6.750	357.00	778	80.0
30-Year Fixed - 60-month Interest Only	6	1,113,859	0.38	185,643	7.392	358.17	675	82.1
30/15-Year Fixed Balloon	2	396,873	0.13	198,437	9.519	176.73	557	40.4
40/30-Year Fixed Balloon	31	6,347,636	2.14	204,762	8.132	357.30	606	65.6
50/30-Year Fixed Balloon	2	356,856	0.12	178,428	8.200	357.60	592	61.8
Total	1,482	295,999,999	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	551	112,705,447	38.08	204,547	9.073	357.77	580	76.1
ARM 480	342	90,513,262	30.58	264,659	8.800	478.04	569	74.6
Fixed 180	23	2,380,427	0.80	103,497	9.025	177.67	581	56.9
Fixed 240	11	1,659,905	0.56	150,900	8.044	237.99	628	77.5
Fixed 300	6	773,710	0.26	128,952	9.385	298.28	593	77.2
Fixed 360	468	72,381,229	24.45	154,661	8.773	357.35	597	72.5
Fixed 480	81	15,586,019	5.27	192,420	8.792	478.17	583	75.2
Total	1,482	295,999,999	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	1	24,975	0.01	24,975	11.375	357.00	507	34.7
25,000.01 - 50,000.00	7	327,094	0.11	46,728	11.496	329.30	573	59.4
50,000.01 - 75,000.00	88	5,567,237	1.88	63,264	10.495	343.18	567	68.5
75,000.01 - 100,000.00	159	14,215,833	4.80	89,408	9.672	367.81	573	71.6
100,000.01 - 150,000.00	347	43,179,122	14.59	124,436	9.217	376.40	578	74.7
150,000.01 - 200,000.00	246	42,907,492	14.50	174,421	8.833	386.73	582	73.6
200,000.01 - 250,000.00	158	35,358,896	11.95	223,790	8.493	389.90	594	77.1
250,000.01 - 300,000.00	181	50,282,325	16.99	277,803	8.910	403.18	581	74.6
300,000.01 - 350,000.00	161	52,118,197	17.61	323,716	8.728	417.49	578	74.9
350,000.01 - 400,000.00	103	38,778,528	13.10	376,491	8.702	419.83	580	74.5
400,000.01 - 450,000.00	26	10,642,263	3.60	409,318	8.553	436.71	590	78.0
450,000.01 - 500,000.00	4	1,979,083	0.67	494,771	10.239	449.18	565	68.7
600,000.01 - 650,000.00	1	618,955	0.21	618,955	6.875	358.00	724	73.8
Total	1,482	295,999,999	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	23	2,719,971	0.92	118,260	9.499	352.28	583	83.7
Alaska	6	1,308,219	0.44	218,037	9.556	427.24	573	78.0
Arizona	43	8,860,740	2.99	206,064	9.083	420.16	574	75.8
Arkansas	5	598,265	0.20	119,653	10.990	357.46	583	83.4
California	224	64,430,176	21.77	287,635	8.296	418.57	582	69.3
Colorado	16	3,395,542	1.15	212,221	9.077	371.78	609	80.1
Connecticut	32	7,051,659	2.38	220,364	8.447	385.12	604	71.3
Delaware	5	839,056	0.28	167,811	8.740	404.26	582	73.3
District of Columbia	7	1,750,781	0.59	250,112	8.752	392.38	566	71.4
Florida	186	34,270,342	11.58	184,249	8.598	401.93	580	73.5
Georgia	52	8,168,857	2.76	157,093	9.379	368.48	587	81.6
Hawaii	8	2,960,249	1.00	370,031	9.245	434.64	590	70.4
Idaho	7	1,313,725	0.44	187,675	8.783	425.66	582	86.0
Illinois	54	10,788,740	3.64	199,791	9.303	394.45	573	77.6
Indiana	9	1,074,117	0.36	119,346	9.085	372.35	580	81.3
Iowa	4	368,528	0.12	92,132	10.647	342.38	571	85.1
Kansas	9	1,326,423	0.45	147,380	10.372	336.90	584	82.8
Kentucky	8	728,932	0.25	91,116	9.801	332.39	554	78.9
Louisiana	18	2,020,868	0.68	112,270	9.806	366.48	581	81.5
Maine	4	661,658	0.22	165,415	8.629	358.15	572	61.6
Maryland	66	14,051,000	4.75	212,894	9.128	391.44	574	74.6
Massachusetts	25	6,560,612	2.22	262,424	8.647	412.79	579	75.0
Michigan	15	1,911,488	0.65	127,433	10.085	373.19	560	71.1
Minnesota	18	3,316,326	1.12	184,240	8.427	395.13	601	80.0
Mississippi	19	1,638,697	0.55	86,247	10.122	352.73	558	79.4
Missouri	20	3,004,783	1.02	150,239	10.415	389.33	585	81.4
Montana	6	1,011,641	0.34	168,607	9.575	358.26	566	72.5
Nevada	19	4,571,333	1.54	240,596	7.824	437.59	611	81.5
New Hampshire	9	1,660,913	0.56	184,546	8.757	373.58	586	72.8
New Jersey	56	12,625,034	4.27	225,447	9.088	395.15	588	71.2
New Mexico	9	1,067,847	0.36	118,650	9.917	378.97	593	77.0
New York	62	17,239,746	5.82	278,060	9.123	403.62	578	70.8
North Carolina	37	5,577,085	1.88	150,732	9.560	378.07	570	81.6
North Dakota	1	135,107	0.05	135,107	7.650	177.00	592	68.9
Ohio	11	1,299,478	0.44	118,134	9.874	368.70	588	84.7
Oklahoma	8	786,608	0.27	98,326	10.207	384.48	583	80.9
Oregon	31	6,270,650	2.12	202,279	9.226	425.65	591	77.9
Pennsylvania	63	9,194,399	3.11	145,943	9.286	382.48	585	77.0
Rhode Island	4	798,762	0.27	199,691	9.061	357.23	575	74.5
South Carolina	13	1,620,394	0.55	124,646	9.485	363.04	575	78.4
Tennessee	14	2,258,843	0.76	161,346	8.909	364.72	595	77.4
Texas	100	12,135,984	4.10	121,360	9.628	360.07	578	76.8
Utah	28	6,103,215	2.06	217,972	9.414	396.76	565	81.7
Vermont	4	663,681	0.22	165,920	8.529	379.06	594	55.8
Virginia	50	9,960,088	3.36	199,202	8.717	388.82	579	77.1
Washington	49	12,681,007	4.28	258,796	8.595	416.13	574	78.0
West Virginia	10	1,053,578	0.36	105,358	9.273	357.58	580	76.1
Wisconsin	11	1,485,615	0.50	135,056	9.657	357.95	588	81.9
Wyoming	4	679,239	0.23	169,810	8.482	353.65	623	80.8
Total	1,482	295,999,999	100.00

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	102	15,446,216	5.22	151,433	8.234	369.93	590	40.5
50.01 - 55.00	40	7,527,496	2.54	188,187	8.173	391.72	574	52.8
55.01 - 60.00	80	15,263,994	5.16	190,800	8.294	387.90	588	58.0
60.01 - 65.00	122	26,893,297	9.09	220,437	8.513	406.22	575	63.3
65.01 - 70.00	170	35,389,552	11.96	208,174	8.769	408.39	571	68.6
70.01 - 75.00	203	44,889,429	15.17	221,130	8.833	407.59	581	74.1
75.01 - 80.00	304	59,273,055	20.02	194,977	9.194	399.02	576	79.4
80.01 - 85.00	222	43,757,054	14.78	197,104	9.345	397.50	577	84.5
85.01 - 90.00	188	37,700,357	12.74	200,534	9.025	395.26	594	89.3
90.01 - 95.00	40	8,037,154	2.72	200,929	8.799	383.27	616	94.7
95.01 - 100.00	11	1,822,396	0.62	165,672	9.476	369.98	672	99.6
Total	1,482	295,999,999	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	102	15,446,216	5.22	151,433	8.234	369.93	590	40.5
50.01 - 55.00	37	7,248,948	2.45	195,918	8.120	390.93	575	52.8
55.01 - 60.00	80	15,221,338	5.14	190,267	8.273	387.99	589	58.0
60.01 - 65.00	121	26,804,942	9.06	221,528	8.518	406.38	575	63.3
65.01 - 70.00	170	35,389,552	11.96	208,174	8.769	408.39	571	68.6
70.01 - 75.00	202	44,376,327	14.99	219,685	8.852	408.16	581	74.0
75.01 - 80.00	297	57,891,147	19.56	194,920	9.231	400.41	572	79.3
80.01 - 85.00	223	43,921,973	14.84	196,960	9.337	397.36	577	84.5
85.01 - 90.00	191	38,278,147	12.93	200,409	9.019	394.70	596	89.1
90.01 - 95.00	43	8,617,505	2.91	200,407	8.723	381.06	614	93.5
95.01 - 100.00	16	2,803,905	0.95	175,244	8.856	364.19	680	92.6
Total	1,482	295,999,999	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	2	567,322	0.19	283,661	5.375	478.00	592	66.1
5.501 - 6.000	6	1,568,435	0.53	261,406	5.843	440.12	639	88.5
6.001 - 6.500	25	7,194,616	2.43	287,785	6.395	419.79	622	70.1
6.501 - 7.000	91	22,105,079	7.47	242,913	6.862	403.76	622	67.9
7.001 - 7.500	134	32,624,616	11.02	243,467	7.361	408.29	610	70.5
7.501 - 8.000	154	33,449,628	11.30	217,205	7.808	386.73	596	72.5
8.001 - 8.500	149	29,927,162	10.11	200,853	8.328	396.14	591	73.6
8.501 - 9.000	223	44,080,623	14.89	197,671	8.812	398.33	581	76.4
9.001 - 9.500	127	22,372,885	7.56	176,164	9.311	382.81	573	75.6
9.501 - 10.000	189	36,162,613	12.22	191,337	9.802	395.51	562	76.7
10.001 - 10.500	119	20,154,429	6.81	169,365	10.303	402.59	560	78.7
10.501 - 11.000	114	23,051,091	7.79	202,203	10.786	411.00	548	77.1
11.001 - 11.500	69	11,193,992	3.78	162,232	11.292	386.34	535	76.8
11.501 - 12.000	57	7,210,516	2.44	126,500	11.805	396.63	551	79.0
12.001 - 12.500	17	3,916,619	1.32	230,389	12.299	406.10	543	80.5
12.501 - 13.000	3	230,161	0.08	76,720	12.794	358.39	553	81.1
13.501 - 14.000	3	190,213	0.06	63,404	13.676	359.00	585	78.9
Total	1,482	295,999,999	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,227	239,815,035	81.02	195,448	8.889	397.44	580	74.3
Planned Unit Development	153	33,819,695	11.43	221,044	8.877	399.17	584	79.3
Low-Rise Condominium	57	11,114,438	3.75	194,990	8.744	420.14	590	73.0
Two Family Home	28	6,709,589	2.27	239,628	9.747	389.68	572	67.7
Three Family Home	11	3,550,525	1.20	322,775	8.402	413.80	626	68.9
High-Rise Condominium	3	463,693	0.16	154,564	9.367	401.54	573	45.1
Four Family Home	2	401,911	0.14	200,956	8.135	403.60	603	73.2
Townhouse	1	125,112	0.04	125,112	8.990	358.00	543	75.0
Total	1,482	295,999,999	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,306	267,498,951	90.37	204,823	8.907	399.83	579	74.0
Refinance - Rate/Term	131	21,974,882	7.42	167,747	8.588	389.92	598	79.3
Purchase	45	6,526,167	2.20	145,026	9.483	373.11	637	83.6
Total	1,482	295,999,999	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,422	285,909,571	96.59	201,062	8.881	398.66	580	74.7
Investment Property	50	8,134,708	2.75	162,694	9.237	389.11	619	72.4
Second Home	10	1,955,720	0.66	195,572	9.625	414.95	582	68.5
Total	1,482	295,999,999	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
121 - 180	23	2,380,427	0.80	103,497	9.025	177.67	581	56.9
181 - 300	18	2,517,036	0.85	139,835	8.434	258.38	620	76.9
301 - 360	1,018	185,003,256	62.50	181,732	8.956	357.63	587	74.7
Greater than 360	423	106,099,281	35.84	250,826	8.798	478.06	571	74.7
Total	1,482	295,999,999	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,170	217,925,605	73.62	186,261	8.814	397.13	577	76.4
Stated Income	311	77,830,844	26.29	250,260	9.123	402.51	594	69.4
Stated Income/Stated Asset	1	243,550	0.08	243,550	9.190	353.00	646	80.0
Total	1,482	295,999,999	100.00

Credit Bureau Risk Scores for the Group 1 Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	1	199,533	0.07	199,533	7.290	357.00	805	76.9
761 - 780	3	912,269	0.31	304,090	7.345	357.74	774	71.4
741 - 760	2	436,577	0.15	218,289	6.663	358.44	753	69.4
721 - 740	4	1,171,267	0.40	292,817	7.640	357.60	727	73.7
701 - 720	9	1,250,123	0.42	138,903	8.699	399.94	709	83.0
681 - 700	39	9,392,220	3.17	240,826	7.716	375.53	690	77.9
661 - 680	52	11,296,337	3.82	217,237	7.838	378.10	667	75.7
641 - 660	100	19,413,113	6.56	194,131	8.057	378.64	651	75.2
621 - 640	112	21,608,972	7.30	192,937	8.269	395.06	631	76.9
601 - 620	142	29,623,374	10.01	208,615	8.355	392.85	610	74.6
581 - 600	181	35,961,021	12.15	198,680	8.512	398.75	590	72.3
561 - 580	200	41,150,713	13.90	205,754	8.583	411.75	570	72.7
541 - 560	262	53,019,193	17.91	202,363	9.456	402.49	550	77.2
521 - 540	233	44,959,180	15.19	192,958	9.883	397.65	531	74.9
501 - 520	137	24,755,693	8.36	180,698	9.941	415.80	511	70.7
500 or Less	5	850,416	0.29	170,083	8.846	432.82	500	72.0
Total	1,482	295,999,999	100.00

Credit Grade Categories for the Group 1 Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	845	170,023,965	57.44	201,212	8.660	392.77	593	76.8
A-	167	34,481,000	11.65	206,473	9.130	404.12	570	76.3
B	234	46,553,960	15.73	198,949	9.185	408.94	567	72.0
C	206	40,011,578	13.52	194,231	9.295	404.55	560	68.5
C-	17	2,850,915	0.96	167,701	10.003	389.49	561	65.0
D	13	2,078,581	0.70	159,891	8.672	437.34	564	59.0
Total	1,482	295,999,999	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	488	89,915,565	30.38	184,253	9.378	389.02	580	75.1
12	93	24,831,878	8.39	267,009	9.340	401.87	579	72.1
24	370	78,311,550	26.46	211,653	8.703	413.45	567	76.0
36	531	102,941,007	34.78	193,863	8.514	394.62	594	73.7
Total	1,482	295,999,999	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	4	5	1,372,526	0.68	274,505	8.524	357.88	587	80.1
7 - 12	11	2	339,420	0.17	169,710	8.041	335.00	577	79.6
13 - 18	17	4	893,690	0.44	223,422	8.533	352.80	656	75.3
19 - 24	22	28	6,454,296	3.18	230,511	8.040	365.07	617	78.7
32 - 37	34	152	33,595,298	16.53	221,022	8.679	383.49	591	77.4
38 or Greater	58	702	160,563,479	79.01	228,723	9.052	419.97	570	74.9
Total		893	203,218,709	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	2	763,284	0.38	381,642	10.968	478.00	521	67.0
3.001 - 4.000	12	3,068,103	1.51	255,675	7.330	369.53	651	67.6
4.001 - 5.000	50	10,335,268	5.09	206,705	8.397	365.40	593	74.7
5.001 - 6.000	136	29,031,504	14.29	213,467	8.705	395.09	573	72.7
6.001 - 7.000	693	160,020,551	78.74	230,910	9.053	417.74	573	76.2
Total	893	203,218,709	100.00
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 6.263%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	5	1,287,495	0.63	257,499	5.913	410.76	621	61.0
12.501 - 13.000	12	2,991,728	1.47	249,311	6.462	388.48	661	73.3
13.001 - 13.500	30	8,386,197	4.13	279,540	6.726	407.77	607	71.3
13.501 - 14.000	74	18,730,422	9.22	253,114	7.173	412.16	607	71.2
14.001 - 14.500	85	22,556,261	11.10	265,368	7.453	426.30	604	72.5
14.501 - 15.000	95	22,587,226	11.11	237,760	8.124	395.87	581	77.4
15.001 - 15.500	73	15,881,631	7.82	217,557	8.472	414.82	582	76.1
15.501 - 16.000	107	25,436,517	12.52	237,724	8.910	413.30	568	75.8
16.001 - 16.500	60	12,879,683	6.34	214,661	9.308	406.86	567	74.8
16.501 - 17.000	98	23,032,536	11.33	235,026	9.805	415.56	559	76.7
17.001 - 17.500	69	12,729,289	6.26	184,482	10.298	414.40	553	78.4
17.501 - 18.000	83	19,165,932	9.43	230,915	10.772	417.26	550	77.1
18.001 - 18.500	48	8,797,101	4.33	183,273	11.292	394.15	531	76.9
18.501 - 19.000	31	4,419,698	2.17	142,571	11.807	409.52	546	79.8
19.001 - 19.500	17	3,916,619	1.93	230,389	12.299	406.10	543	80.5
Greater than 19.500	6	420,374	0.21	70,062	13.193	358.67	567	80.1
Total	893	203,218,709	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 15.820%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	6	1,472,407	0.72	245,401	8.529	357.89	584	76.5
1.500	454	100,881,540	49.64	222,206	9.004	415.64	564	76.6
3.000	433	100,864,762	49.63	232,944	8.904	407.81	586	74.3
Total	893	203,218,709	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 2.241%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	146	29,366,728	14.45	201,142	8.435	362.87	599	76.2
1.500	747	173,851,981	85.55	232,734	9.038	419.52	571	75.3
Total	893	203,218,709	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 1.428%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.001 - 5.000	2	552,592	0.27	276,296	7.827	357.00	642	71.6
5.001 - 6.000	10	2,342,985	1.15	234,298	6.225	425.60	629	77.4
6.001 - 7.000	76	20,776,686	10.22	273,377	6.736	426.16	609	69.6
7.001 - 8.000	170	44,143,114	21.72	259,665	7.577	411.40	597	73.6
8.001 - 9.000	193	44,732,835	22.01	231,776	8.631	410.89	578	75.7
9.001 - 10.000	187	41,021,884	20.19	219,368	9.620	405.63	562	77.0
Greater than 10.000	255	49,648,614	24.43	194,700	10.976	410.13	547	77.9
Total	893	203,218,709	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 8.933%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
January 2008	2	480,983	0.24	240,491	7.803	357.00	516	70.9
February 2008	2	569,059	0.28	284,529	10.776	358.00	599	85.0
March 2008	1	322,485	0.16	322,485	5.625	359.00	673	85.0
September 2008	2	339,420	0.17	169,710	8.041	335.00	577	79.6
January 2009	1	230,547	0.11	230,547	7.950	351.00	659	80.0
March 2009	2	379,402	0.19	189,701	9.570	353.00	630	85.4
April 2009	1	283,741	0.14	283,741	7.620	354.00	688	58.2
May 2009	3	485,552	0.24	161,851	7.988	355.00	607	82.3
July 2009	4	911,883	0.45	227,971	8.332	357.00	601	63.6
August 2009	21	5,056,861	2.49	240,803	7.992	367.49	621	81.0
June 2010	3	439,172	0.22	146,391	8.964	356.00	544	81.8
July 2010	20	4,169,920	2.05	208,496	8.403	385.00	589	74.3
August 2010	126	28,579,839	14.06	226,824	8.719	382.60	593	77.8
September 2010	3	406,367	0.20	135,456	8.394	460.11	537	74.7
April 2012	4	741,090	0.36	185,273	8.824	354.00	624	93.2
May 2012	3	376,157	0.19	125,386	9.758	355.00	624	81.9
June 2012	7	1,091,834	0.54	155,976	9.120	356.00	566	73.7
July 2012	224	43,918,094	21.61	196,063	9.067	415.97	550	75.7
August 2012	274	68,630,998	33.77	250,478	8.848	420.10	578	75.5
September 2012	182	44,308,505	21.80	243,453	9.361	428.29	573	72.7
October 2012	8	1,496,800	0.74	187,100	8.725	380.44	619	76.2
Total	893	203,218,709	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date is February 2012.

Interest Only Periods for the Group 1 Mortgage Loans
in the Mortgage Pool

Interest Only Period(months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,455	288,946,810	97.62	198,589	8.926	399.50	579	74.4
60	18	4,451,919	1.50	247,329	7.391	357.71	660	80.7
120	9	2,601,270	0.88	289,030	8.140	358.17	664	80.8
Total	1,482	295,999,999	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	10	3,898,939	0.77	389,894	8.426	357.96	602	81.6
2/28 6-month LIBOR	36	6,578,834	1.31	182,745	8.842	356.02	576	72.8
2/38 6-month LIBOR	3	676,640	0.13	225,547	7.930	478.34	560	70.3
2/28 6-month LIBOR - 60-month Interest Only	106	33,655,938	6.68	317,509	8.181	357.02	614	79.2
2/28 6-month LIBOR - 40/30-Year Balloon	12	3,494,113	0.69	291,176	9.330	357.58	590	83.7
2/28 6-month LIBOR - 50/30-Year Balloon	2	352,609	0.07	176,304	7.137	354.64	659	75.3
3/27 6-month LIBOR	53	15,882,484	3.15	299,670	8.641	357.95	594	74.2
3/37 6-month LIBOR	24	9,644,917	1.91	401,872	8.433	477.89	596	75.5
3/27 6-month LIBOR - 60-month Interest Only	15	5,173,792	1.03	344,919	8.461	357.87	609	81.4
3/27 6-month LIBOR - 40/30-Year Balloon	23	7,192,570	1.43	312,720	8.529	357.82	614	77.4
3/27 6-month LIBOR - 50/30-Year Balloon	2	423,946	0.08	211,973	11.620	355.58	672	87.4
5/25 6-month LIBOR	297	88,119,008	17.48	296,697	9.466	358.06	592	77.7
5/35 6-month LIBOR	248	95,260,321	18.90	384,114	8.821	478.11	595	77.6
5/25 6-month LIBOR - 120-month Interest Only	82	34,415,502	6.83	419,701	8.191	358.53	628	78.7
5/25 6-month LIBOR - 40/30-Year Balloon	37	9,853,099	1.95	266,300	8.525	357.64	587	69.0
10-Year Fixed	8	288,670	0.06	36,084	8.616	88.57	589	34.4
15-Year Fixed	24	2,677,390	0.53	111,558	8.701	170.87	579	66.4
15-Year Fixed - Credit Comeback	3	213,341	0.04	71,114	10.406	176.29	542	62.3
20-Year Fixed	16	1,309,519	0.26	81,845	8.887	221.85	608	66.3
25-Year Fixed	2	184,289	0.04	92,144	10.543	293.50	555	87.9
30-Year Fixed	560	104,135,540	20.66	185,956	8.910	356.14	598	73.9
30-Year Fixed - Credit Comeback	38	7,563,395	1.50	199,037	8.900	357.66	580	71.2
40-Year Fixed	152	38,405,929	7.62	252,671	8.380	477.73	593	75.4
40-Year Fixed - Credit Comeback	12	3,332,946	0.66	277,746	8.713	477.57	577	78.7
30-Year Fixed - 60-month Interest Only	52	16,327,934	3.24	313,999	7.533	357.74	622	70.8
30/15-Year Fixed Balloon	1	341,819	0.07	341,819	12.375	178.00	594	90.0
40/30-Year Fixed Balloon	57	13,699,099	2.72	240,335	8.425	357.64	610	73.1
50/30-Year Fixed Balloon	2	897,399	0.18	448,700	7.246	355.60	661	77.8
Total	1,877	503,999,981	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	675	209,040,833	41.48	309,690	8.844	357.84	602	77.5
ARM 480	275	105,581,878	20.95	383,934	8.779	478.09	595	77.4
Fixed 120	8	288,670	0.06	36,084	8.616	88.57	589	34.4
Fixed 180	28	3,232,550	0.64	115,448	9.202	171.98	578	68.6
Fixed 240	16	1,309,519	0.26	81,845	8.887	221.85	608	66.3
Fixed 300	2	184,289	0.04	92,144	10.543	293.50	555	87.9
Fixed 360	709	142,623,367	28.30	201,161	8.695	356.54	601	73.3
Fixed 480	164	41,738,876	8.28	254,505	8.407	477.72	591	75.7
Total	1,877	503,999,981	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	7	110,583	0.02	15,798	10.783	67.38	587	39.4
25,000.01 - 50,000.00	29	1,192,785	0.24	41,131	11.289	263.50	585	64.4
50,000.01 - 75,000.00	102	6,360,167	1.26	62,355	10.822	333.53	571	68.6
75,000.01 - 100,000.00	125	11,126,176	2.21	89,009	9.724	365.87	578	71.6
100,000.01 - 150,000.00	362	44,840,304	8.90	123,868	9.134	369.23	584	74.4
150,000.01 - 200,000.00	278	48,345,682	9.59	173,905	8.746	380.37	590	73.6
200,000.01 - 250,000.00	170	38,309,080	7.60	225,348	8.636	384.64	592	76.3
250,000.01 - 300,000.00	139	38,734,817	7.69	278,668	8.680	385.94	592	75.5
300,000.01 - 350,000.00	121	39,459,544	7.83	326,112	8.846	386.85	600	80.0
350,000.01 - 400,000.00	91	34,100,611	6.77	374,732	8.867	395.13	593	76.9
400,000.01 - 450,000.00	121	52,009,332	10.32	429,829	8.660	397.70	608	78.0
450,000.01 - 500,000.00	123	59,006,091	11.71	479,724	8.601	403.97	600	79.5
500,000.01 - 550,000.00	71	37,588,485	7.46	529,415	8.810	412.42	604	78.1
550,000.01 - 600,000.00	50	28,904,249	5.73	578,085	8.867	398.62	607	76.1
600,000.01 - 650,000.00	29	18,281,561	3.63	630,399	8.105	398.89	609	72.7
650,000.01 - 700,000.00	20	13,557,088	2.69	677,854	8.620	400.22	619	77.0
700,000.01 - 750,000.00	11	8,081,687	1.60	734,699	7.853	402.09	654	70.5
750,000.01 - 800,000.00	9	6,976,718	1.38	775,191	8.488	397.57	604	72.9
800,000.01 - 850,000.00	7	5,829,734	1.16	832,819	8.459	391.77	625	72.3
850,000.01 - 900,000.00	5	4,448,119	0.88	889,624	7.659	454.52	632	69.4
Greater than 900,000.00	7	6,737,169	1.34	962,453	7.937	374.57	647	62.6
Total	1,877	503,999,981	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	29	3,551,996	0.70	122,483	9.759	357.07	596	81.7
Alaska	1	110,116	0.02	110,116	8.500	358.00	560	90.0
Arizona	66	16,484,158	3.27	249,760	8.436	398.08	602	75.0
Arkansas	3	429,499	0.09	143,166	9.673	357.25	594	87.3
California	444	166,945,975	33.12	376,004	8.121	406.01	609	74.1
Colorado	22	6,802,843	1.35	309,220	9.304	380.91	590	78.9
Connecticut	23	7,002,709	1.39	304,466	8.737	417.01	577	72.2
Delaware	8	1,842,519	0.37	230,315	9.981	395.02	582	80.6
District of Columbia	7	2,089,075	0.41	298,439	9.554	400.23	580	74.0
Florida	262	62,736,380	12.45	239,452	8.859	385.36	594	75.5
Georgia	78	14,154,532	2.81	181,468	9.705	369.87	596	83.9
Hawaii	11	4,590,738	0.91	417,340	8.698	368.05	597	69.7
Idaho	12	2,747,493	0.55	228,958	9.530	369.83	619	83.2
Illinois	38	10,897,033	2.16	286,764	9.455	388.32	604	77.4
Indiana	10	1,050,749	0.21	105,075	10.203	342.75	608	77.5
Iowa	3	376,629	0.07	125,543	11.266	356.86	582	88.2
Kansas	5	1,063,047	0.21	212,609	11.077	360.96	573	84.8
Kentucky	20	2,346,512	0.47	117,326	9.654	363.74	587	82.3
Louisiana	21	2,868,792	0.57	136,609	11.041	376.34	576	86.3
Maine	10	1,762,918	0.35	176,292	8.429	399.28	581	70.2
Maryland	42	13,440,350	2.67	320,008	8.453	377.51	590	76.8
Massachusetts	16	5,958,484	1.18	372,405	9.115	366.89	591	69.0
Michigan	19	1,595,788	0.32	83,989	11.084	367.01	587	82.4
Minnesota	17	4,629,786	0.92	272,340	9.467	384.99	586	67.6
Mississippi	15	1,681,621	0.33	112,108	9.496	364.24	594	79.2
Missouri	24	3,432,266	0.68	143,011	9.528	355.30	595	83.5
Montana	8	1,746,889	0.35	218,361	8.567	357.56	599	66.5
Nebraska	1	83,097	0.02	83,097	10.375	357.00	597	80.0
Nevada	29	6,942,440	1.38	239,394	9.080	374.74	616	78.3
New Jersey	70	22,292,825	4.42	318,469	8.816	391.72	592	76.4
New Mexico	11	1,643,253	0.33	149,387	9.287	371.77	603	69.8
New York	74	31,372,576	6.22	423,954	8.889	398.91	598	77.7
North Carolina	24	4,557,312	0.90	189,888	9.468	365.68	582	78.1
Ohio	12	1,472,164	0.29	122,680	10.665	363.48	587	82.7
Oklahoma	10	899,697	0.18	89,970	10.288	337.13	563	77.5
Oregon	28	7,133,901	1.42	254,782	8.952	397.28	601	80.3
Pennsylvania	64	10,377,509	2.06	162,149	9.392	370.18	585	76.5
Rhode Island	8	2,845,195	0.56	355,649	8.852	381.72	581	65.9
South Carolina	17	2,635,925	0.52	155,054	10.509	367.53	583	78.1
South Dakota	2	112,670	0.02	56,335	11.694	322.25	542	80.0
Tennessee	39	5,871,055	1.16	150,540	9.839	365.57	594	81.1
Texas	100	16,187,220	3.21	161,872	9.546	361.92	609	83.0
Utah	28	7,387,404	1.47	263,836	9.147	373.28	586	79.6
Vermont	2	541,564	0.11	270,782	8.290	451.46	553	79.8
Virginia	45	12,667,256	2.51	281,495	8.858	390.22	595	77.2
Washington	76	20,767,987	4.12	273,263	8.481	398.01	597	74.7
West Virginia	8	1,718,243	0.34	214,780	9.691	358.30	600	87.8
Wisconsin	12	3,370,033	0.67	280,836	8.770	384.76	599	65.7
Wyoming	3	781,760	0.16	260,587	8.625	358.45	608	73.2
Total	1,877	503,999,981	100.00

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	142	23,858,843	4.73	168,020	7.982	374.65	588	41.4
50.01 - 55.00	60	14,735,490	2.92	245,592	7.740	379.28	599	52.7
55.01 - 60.00	87	22,228,279	4.41	255,497	8.053	380.79	592	58.0
60.01 - 65.00	136	37,662,921	7.47	276,933	8.142	394.96	593	63.1
65.01 - 70.00	186	54,324,573	10.78	292,068	8.356	390.17	601	69.0
70.01 - 75.00	241	71,859,322	14.26	298,171	8.545	393.00	597	73.9
75.01 - 80.00	323	91,051,798	18.07	281,894	8.619	386.66	602	79.2
80.01 - 85.00	288	76,334,424	15.15	265,050	9.163	399.80	592	84.5
85.01 - 90.00	308	84,383,210	16.74	273,971	9.450	394.47	604	89.5
90.01 - 95.00	91	24,149,275	4.79	265,377	9.855	388.75	621	94.6
95.01 - 100.00	15	3,411,845	0.68	227,456	10.205	379.93	663	99.8
Total	1,877	503,999,981	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	138	23,078,378	4.58	167,235	7.995	374.38	588	41.5
50.01 - 55.00	61	14,898,395	2.96	244,236	7.743	380.36	599	52.6
55.01 - 60.00	89	22,597,339	4.48	253,903	8.053	380.40	592	57.6
60.01 - 65.00	136	37,662,921	7.47	276,933	8.142	394.96	593	63.1
65.01 - 70.00	183	53,237,479	10.56	290,915	8.370	390.23	601	69.1
70.01 - 75.00	240	71,484,624	14.18	297,853	8.547	392.55	597	73.9
75.01 - 80.00	312	89,374,572	17.73	286,457	8.627	387.73	600	79.1
80.01 - 85.00	288	76,334,424	15.15	265,050	9.163	399.80	592	84.5
85.01 - 90.00	310	84,898,760	16.84	273,867	9.433	394.25	604	89.3
90.01 - 95.00	93	24,891,729	4.94	267,653	9.796	389.63	623	94.1
95.01 - 100.00	27	5,541,360	1.10	205,236	9.440	368.63	661	92.2
Total	1,877	503,999,981	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	1	523,500	0.10	523,500	5.375	358.00	662	72.4
5.501 - 6.000	8	3,195,840	0.63	399,480	5.891	404.40	610	62.3
6.001 - 6.500	39	15,867,349	3.15	406,855	6.370	401.75	633	66.5
6.501 - 7.000	120	42,549,751	8.44	354,581	6.839	388.42	626	71.4
7.001 - 7.500	184	58,882,413	11.68	320,013	7.330	391.50	616	71.9
7.501 - 8.000	255	75,198,743	14.92	294,897	7.810	392.85	608	71.4
8.001 - 8.500	207	55,319,650	10.98	267,245	8.325	396.93	595	75.5
8.501 - 9.000	249	66,478,592	13.19	266,982	8.804	388.97	596	76.8
9.001 - 9.500	193	47,591,455	9.44	246,588	9.304	386.53	596	79.2
9.501 - 10.000	178	41,740,432	8.28	234,497	9.782	395.91	579	79.4
10.001 - 10.500	107	24,699,933	4.90	230,840	10.314	387.95	588	84.1
10.501 - 11.000	102	24,198,127	4.80	237,237	10.765	389.27	583	82.1
11.001 - 11.500	77	17,717,737	3.52	230,100	11.303	384.24	574	81.4
11.501 - 12.000	73	14,478,989	2.87	198,342	11.809	385.52	566	82.2
12.001 - 12.500	45	8,495,982	1.69	188,800	12.271	365.34	581	84.3
12.501 - 13.000	19	4,674,371	0.93	246,020	12.797	400.86	593	87.6
13.001 - 13.500	9	1,256,950	0.25	139,661	13.228	383.47	589	89.0
13.501 - 14.000	5	768,617	0.15	153,723	13.708	390.11	567	88.1
Greater than 14.000	6	361,549	0.07	60,258	14.777	370.43	565	83.5
Total	1,877	503,999,981	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,496	396,281,046	78.63	264,894	8.710	391.43	598	75.7
Planned Unit Development	235	72,552,355	14.40	308,733	8.812	385.96	604	79.4
Low-Rise Condominium	71	14,524,306	2.88	204,568	9.256	384.85	599	76.8
Two Family Home	25	7,086,932	1.41	283,477	8.917	403.69	622	72.0
High-Rise Condominium	13	6,220,691	1.23	478,515	9.425	405.99	620	71.0
Three Family Home	12	3,443,354	0.68	286,946	8.458	417.88	612	69.2
Manufactured Housing(1)	21	2,508,538	0.50	119,454	9.016	375.83	621	67.0
Four Family Home	4	1,382,759	0.27	345,690	9.897	377.88	597	69.9
Total	1,877	503,999,981	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,397	387,824,089	76.95	277,612	8.561	393.58	596	74.1
Purchase	289	82,365,160	16.34	285,001	9.808	382.97	615	84.0
Refinance - Rate/Term	191	33,810,732	6.71	177,020	8.421	379.07	595	78.7
Total	1,877	503,999,981	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,790	489,156,856	97.05	273,272	8.732	391.33	599	76.2
Investment Property	77	12,089,247	2.40	157,003	9.352	375.98	606	69.8
Second Home	10	2,753,878	0.55	275,388	10.213	375.45	614	75.9
Total	1,877	503,999,981	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	14	502,593	0.10	35,899	9.620	92.21	576	47.4
121 - 180	29	3,302,688	0.66	113,886	9.209	175.56	583	69.4
181 - 300	39	2,834,479	0.56	72,679	9.744	259.98	594	66.0
301 - 360	1,356	350,039,468	69.45	258,141	8.776	357.73	602	75.9
Greater than 360	439	147,320,753	29.23	335,583	8.674	477.99	594	76.9
Total	1,877	503,999,981	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,437	359,785,152	71.39	250,372	8.643	392.06	596	77.7
Stated Income	439	144,012,867	28.57	328,048	9.038	387.95	608	71.9
Stated Income/Stated Asset	1	201,962	0.04	201,962	6.875	354.00	692	70.0
Total	1,877	503,999,981	100.00

Credit Bureau Risk Scores for the Group 2 Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	1	714,396	0.14	714,396	6.850	359.00	806	68.8
781 - 800	1	422,787	0.08	422,787	9.380	359.00	784	90.0
761 - 780	2	643,759	0.13	321,880	7.076	356.71	766	77.0
741 - 760	4	1,050,592	0.21	262,648	7.015	423.37	750	52.6
721 - 740	5	1,797,050	0.36	359,410	7.806	384.47	735	76.9
701 - 720	14	4,937,298	0.98	352,664	7.488	407.91	713	72.0
681 - 700	34	11,756,502	2.33	345,779	8.582	382.45	688	81.2
661 - 680	84	28,700,562	5.69	341,673	7.896	381.04	670	77.8
641 - 660	132	39,568,852	7.85	299,764	8.663	392.83	650	79.7
621 - 640	195	62,168,567	12.34	318,813	8.218	389.64	630	75.5
601 - 620	317	91,981,027	18.25	290,161	8.556	382.22	611	77.3
581 - 600	307	85,143,457	16.89	277,340	8.605	389.68	590	76.4
561 - 580	268	66,831,573	13.26	249,372	8.857	400.22	571	74.2
541 - 560	274	59,391,554	11.78	216,757	9.398	397.54	550	75.5
521 - 540	168	33,409,597	6.63	198,867	10.072	394.94	530	74.6
501 - 520	67	14,746,060	2.93	220,090	9.945	393.03	512	68.5
500 or Less	4	736,348	0.15	184,087	9.043	445.22	500	59.1
Total	1,877	503,999,981	100.00

Credit Grade Categories for the Group 2 Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,238	353,952,010	70.23	285,906	8.685	387.48	607	77.8
A-	201	59,003,912	11.71	293,552	8.730	392.76	590	74.4
B	256	53,543,985	10.62	209,156	8.931	401.43	578	73.4
C	144	31,079,543	6.17	215,830	9.188	404.42	577	66.6
C-	21	4,226,632	0.84	201,268	9.160	402.59	573	58.7
D	17	2,193,898	0.44	129,053	9.515	415.01	558	60.5
Total	1,877	503,999,981	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	427	117,364,536	23.29	274,858	9.215	382.61	593	76.6
6	1	53,298	0.01	53,298	11.950	277.00	593	90.0
12	142	57,625,404	11.43	405,813	9.315	397.56	599	75.7
24	424	117,601,870	23.33	277,363	8.447	395.09	595	76.7
30	1	199,608	0.04	199,608	9.990	354.00	551	85.2
36	506	141,125,269	28.00	278,904	8.621	391.49	612	75.9
42	1	65,213	0.01	65,213	8.990	278.00	638	50.0
60	375	69,964,784	13.88	186,573	8.305	391.17	592	74.5
Total	1,877	503,999,981	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	4	12	4,027,910	1.28	335,659	8.523	355.26	602	81.3
13 - 18	17	9	1,992,183	0.63	221,354	8.364	353.33	633	83.6
19 - 24	21	148	42,636,980	13.55	288,088	8.346	359.24	605	78.2
25 - 31	31	5	983,127	0.31	196,625	10.567	354.84	635	92.6
32 - 37	34	112	37,334,581	11.87	333,344	8.523	388.95	600	75.8
38 or Greater	58	664	227,647,930	72.36	342,843	8.962	408.35	598	77.4
Total		950	314,622,711	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
2.001 - 3.000	1	316,800	0.10	316,800	6.500	357.00	610	76.3
3.001 - 4.000	4	1,121,291	0.36	280,323	6.925	358.00	648	78.3
4.001 - 5.000	23	6,963,566	2.21	302,764	7.990	370.56	629	76.2
5.001 - 6.000	136	40,804,185	12.97	300,031	8.053	383.30	601	70.8
6.001 - 7.000	609	221,906,412	70.53	364,378	8.925	401.26	602	78.9
7.001 - 8.000	140	34,625,945	11.01	247,328	9.190	405.17	580	77.0
8.001 - 9.000	32	8,033,885	2.55	251,059	9.132	394.63	579	75.6
9.001 - 10.000	4	800,665	0.25	200,166	11.231	357.60	631	86.0
10.001 - 11.000	1	49,961	0.02	49,961	12.500	357.00	534	80.0
Total	950	314,622,711	100.00
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 6.562%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	2	835,385	0.27	417,692	6.915	358.00	644	75.2
12.501 - 13.000	15	5,251,783	1.67	350,119	6.273	385.77	627	69.2
13.001 - 13.500	41	15,583,857	4.95	380,094	6.625	394.28	630	68.0
13.501 - 14.000	77	28,063,464	8.92	364,461	7.096	393.62	609	71.6
14.001 - 14.500	99	34,680,193	11.02	350,305	7.555	394.31	608	74.6
14.501 - 15.000	117	40,732,570	12.95	348,142	7.990	400.97	611	74.6
15.001 - 15.500	106	35,119,715	11.16	331,318	8.461	407.02	599	75.9
15.501 - 16.000	115	36,941,972	11.74	321,235	8.932	401.36	592	78.3
16.001 - 16.500	106	31,451,419	10.00	296,712	9.365	391.48	598	81.5
16.501 - 17.000	79	25,791,306	8.20	326,472	9.860	402.80	578	80.1
17.001 - 17.500	52	17,053,482	5.42	327,952	10.329	398.61	594	84.7
17.501 - 18.000	55	16,813,821	5.34	305,706	10.801	396.41	590	83.6
18.001 - 18.500	36	10,698,129	3.40	297,170	11.368	395.21	577	82.0
18.501 - 19.000	25	7,165,278	2.28	286,611	11.819	395.87	580	84.5
19.001 - 19.500	12	4,120,627	1.31	343,386	12.271	381.20	593	86.4
Greater than 19.500	13	4,319,712	1.37	332,286	13.091	425.36	584	88.6
Total	950	314,622,711	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 15.674%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	11	4,108,795	1.31	373,527	8.745	357.73	591	79.3
1.500	343	111,831,770	35.54	326,040	8.681	405.74	592	77.8
3.000	594	198,193,790	62.99	333,660	8.906	394.88	605	77.3
6.000	1	372,546	0.12	372,546	8.500	358.00	553	64.9
7.000	1	115,809	0.04	115,809	6.990	358.00	606	50.9
Total	950	314,622,711	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 2.446%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	289	75,805,011	24.09	262,301	8.631	382.10	594	74.3
1.500	659	238,295,900	75.74	361,602	8.883	403.23	602	78.5
2.000	2	521,799	0.17	260,899	8.992	438.67	534	76.8
Total	950	314,622,711	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 1.380%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.001 - 5.000	4	1,206,403	0.38	301,601	6.989	355.50	656	80.0
5.001 - 6.000	10	3,794,313	1.21	379,431	5.866	397.06	617	63.6
6.001 - 7.000	84	33,881,661	10.77	403,353	6.701	401.32	622	71.7
7.001 - 8.000	203	72,258,742	22.97	355,954	7.650	397.35	612	73.1
8.001 - 9.000	231	76,031,970	24.17	329,143	8.558	400.60	598	77.3
9.001 - 10.000	207	63,782,118	20.27	308,126	9.516	397.32	590	79.9
Greater than 10.000	211	63,667,503	20.24	301,742	11.114	396.39	585	84.1
Total	950	314,622,711	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 8.800%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
November 2007	2	128,971	0.04	64,486	11.459	273.44	618	73.4
January 2008	4	1,590,430	0.51	397,608	8.436	357.00	563	80.1
February 2008	3	867,983	0.28	289,328	6.907	358.00	590	75.3
March 2008	3	1,440,526	0.46	480,175	9.331	359.00	652	87.1
January 2009	2	443,000	0.14	221,500	8.788	351.00	617	81.3
April 2009	7	1,549,183	0.49	221,312	8.243	354.00	638	84.2
May 2009	9	2,155,212	0.69	239,468	9.481	355.00	630	83.8
June 2009	6	1,276,486	0.41	212,748	8.706	356.00	607	80.5
July 2009	66	19,401,444	6.17	293,961	8.168	357.00	608	77.9
August 2009	65	19,518,923	6.20	300,291	8.366	360.76	600	78.0
September 2009	2	284,915	0.09	142,457	8.900	455.01	520	68.9
April 2010	1	155,179	0.05	155,179	8.990	354.00	647	90.0
May 2010	4	827,948	0.26	206,987	10.863	355.00	633	93.1
June 2010	2	452,674	0.14	226,337	9.156	407.64	600	83.5
July 2010	19	4,880,579	1.55	256,873	8.315	385.95	588	78.0
August 2010	84	28,490,401	9.06	339,171	8.525	390.76	602	75.8
September 2010	7	3,510,927	1.12	501,561	8.722	376.08	599	71.9
April 2011	1	95,018	0.03	95,018	9.120	342.00	613	80.0
March 2012	3	321,828	0.10	107,276	9.764	353.00	590	87.9
April 2012	7	1,029,705	0.33	147,101	9.447	354.00	616	93.7
May 2012	9	1,388,670	0.44	154,297	9.318	409.98	599	79.7
June 2012	11	1,935,637	0.62	175,967	9.312	369.93	595	82.5
July 2012	162	44,133,454	14.03	272,429	8.780	417.53	579	76.3
August 2012	254	90,730,610	28.84	357,207	8.633	407.73	591	76.1
September 2012	216	87,113,009	27.69	403,301	9.376	406.59	615	79.0
October 2012	1	900,000	0.29	900,000	8.875	360.00	630	75.0
Total	950	314,622,711	100.00
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date is November 2011.

Interest Only Periods for the Group 2 Mortgage Loans
in the Mortgage Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,622	414,426,816	82.23	255,504	8.900	398.02	595	75.7
60	173	55,157,663	10.94	318,830	8.016	357.32	616	76.9
120	82	34,415,502	6.83	419,701	8.191	358.53	628	78.7
Total	1,877	503,999,981	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Mortgage Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	15	5,271,465	0.66	351,431	8.452	357.94	598	81.2
2/28 6-month LIBOR	51	9,267,696	1.16	181,720	8.843	356.08	581	73.5
2/38 6-month LIBOR	4	1,076,429	0.13	269,107	8.067	478.21	585	73.8
2/28 6-month LIBOR - 60-month Interest Only	116	36,577,997	4.57	315,328	8.113	357.06	618	79.3
2/28 6-month LIBOR - 40/30-Year Balloon	18	4,831,389	0.60	268,411	9.024	357.53	594	82.2
2/28 6-month LIBOR - 50/30-Year Balloon	2	352,609	0.04	176,304	7.137	354.64	659	75.3
3/27 6-month LIBOR	134	31,380,061	3.92	234,180	8.897	357.63	587	76.4
3/37 6-month LIBOR	50	16,819,551	2.10	336,391	8.480	477.90	591	76.5
3/27 6-month LIBOR - 60-month Interest Only	17	5,589,792	0.70	328,811	8.413	357.88	612	80.9
3/27 6-month LIBOR - 40/30-Year Balloon	65	17,245,800	2.16	265,320	8.283	357.86	610	76.3
3/27 6-month LIBOR - 50/30-Year Balloon	5	1,217,221	0.15	243,444	9.223	357.16	642	78.6
5/25 6-month LIBOR	667	161,482,070	20.19	242,102	9.417	357.99	582	76.7
5/35 6-month LIBOR	563	178,199,160	22.27	316,517	8.822	478.08	582	76.1
5/25 6-month LIBOR - 120-month Interest Only	90	36,782,478	4.60	408,694	8.197	358.51	630	78.8
5/25 6-month LIBOR - 40/30-Year Balloon	46	11,747,701	1.47	255,385	8.467	357.59	580	67.8
10-Year Fixed	8	288,670	0.04	36,084	8.616	88.57	589	34.4
15-Year Fixed	45	4,660,943	0.58	103,577	8.797	173.84	582	63.8
15-Year Fixed - Credit Comeback	3	213,341	0.03	71,114	10.406	176.29	542	62.3
20-Year Fixed	27	2,969,424	0.37	109,979	8.416	230.87	619	72.6
25-Year Fixed	8	957,999	0.12	119,750	9.608	297.36	586	79.3
30-Year Fixed	967	165,667,053	20.71	171,321	8.889	356.59	597	73.7
30-Year Fixed - Credit Comeback	59	10,360,467	1.30	175,601	9.001	357.50	578	69.6
40-Year Fixed	226	52,698,921	6.59	233,181	8.486	477.83	590	75.5
40-Year Fixed - Credit Comeback	19	4,625,973	0.58	243,472	8.806	477.93	581	76.2
30-Year Fixed - 120-month Interest Only	1	234,294	0.03	234,294	6.750	357.00	778	80.0
30-Year Fixed - 60-month Interest Only	58	17,441,793	2.18	300,721	7.524	357.77	625	71.5
30/15-Year Fixed Balloon	3	738,692	0.09	246,231	10.841	177.32	574	63.3
40/30-Year Fixed Balloon	88	20,046,734	2.51	227,804	8.332	357.53	608	70.8
50/30-Year Fixed Balloon	4	1,254,255	0.16	313,564	7.518	356.17	642	73.2
Total	3,359	799,999,980	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Mortgage Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,226	321,746,280	40.22	262,436	8.924	357.82	595	77.0
ARM 480	617	196,095,140	24.51	317,820	8.789	478.07	583	76.1
Fixed 120	8	288,670	0.04	36,084	8.616	88.57	589	34.4
Fixed 180	51	5,612,977	0.70	110,058	9.127	174.39	579	63.7
Fixed 240	27	2,969,424	0.37	109,979	8.416	230.87	619	72.6
Fixed 300	8	957,999	0.12	119,750	9.608	297.36	586	79.3
Fixed 360	1,177	215,004,596	26.88	182,672	8.721	356.82	600	73.1
Fixed 480	245	57,324,895	7.17	233,979	8.511	477.84	589	75.5
Total	3,359	799,999,980	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Mortgage Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	8	135,558	0.02	16,945	10.892	120.74	573	38.5
25,000.01 - 50,000.00	36	1,519,879	0.19	42,219	11.333	277.66	583	63.3
50,000.01 - 75,000.00	190	11,927,404	1.49	62,776	10.670	338.04	569	68.5
75,000.01 - 100,000.00	284	25,342,010	3.17	89,232	9.695	366.96	575	71.6
100,000.01 - 150,000.00	709	88,019,426	11.00	124,146	9.175	372.74	581	74.6
150,000.01 - 200,000.00	524	91,253,174	11.41	174,147	8.787	383.36	586	73.6
200,000.01 - 250,000.00	328	73,667,976	9.21	224,597	8.567	387.17	593	76.7
250,000.01 - 300,000.00	320	89,017,142	11.13	278,179	8.810	395.68	586	75.0
300,000.01 - 350,000.00	282	91,577,740	11.45	324,744	8.779	404.29	588	77.1
350,000.01 - 400,000.00	194	72,879,139	9.11	375,666	8.779	408.27	586	75.6
400,000.01 - 450,000.00	147	62,651,594	7.83	426,201	8.642	404.33	605	78.0
450,000.01 - 500,000.00	127	60,985,173	7.62	480,198	8.654	405.44	599	79.1
500,000.01 - 550,000.00	71	37,588,485	4.70	529,415	8.810	412.42	604	78.1
550,000.01 - 600,000.00	50	28,904,249	3.61	578,085	8.867	398.62	607	76.1
600,000.01 - 650,000.00	30	18,900,517	2.36	630,017	8.065	397.55	613	72.7
650,000.01 - 700,000.00	20	13,557,088	1.69	677,854	8.620	400.22	619	77.0
700,000.01 - 750,000.00	11	8,081,687	1.01	734,699	7.853	402.09	654	70.5
750,000.01 - 800,000.00	9	6,976,718	0.87	775,191	8.488	397.57	604	72.9
800,000.01 - 850,000.00	7	5,829,734	0.73	832,819	8.459	391.77	625	72.3
850,000.01 - 900,000.00	5	4,448,119	0.56	889,624	7.659	454.52	632	69.4
Greater than 900,000.00	7	6,737,169	0.84	962,453	7.937	374.57	647	62.6
Total	3,359	799,999,980	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Mortgage Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	52	6,271,967	0.78	120,615	9.646	354.99	590	82.5
Alaska	7	1,418,335	0.18	202,619	9.474	421.86	572	79.0
Arizona	109	25,344,898	3.17	232,522	8.662	405.80	592	75.3
Arkansas	8	1,027,764	0.13	128,470	10.440	357.37	587	85.0
California	668	231,376,151	28.92	346,371	8.170	409.51	601	72.8
Colorado	38	10,198,385	1.27	268,379	9.229	377.87	596	79.3
Connecticut	55	14,054,368	1.76	255,534	8.592	401.01	590	71.7
Delaware	13	2,681,575	0.34	206,275	9.593	397.91	582	78.3
District of Columbia	14	3,839,856	0.48	274,275	9.188	396.65	574	72.8
Florida	448	97,006,721	12.13	216,533	8.767	391.22	589	74.8
Georgia	130	22,323,388	2.79	171,718	9.586	369.36	593	83.1
Hawaii	19	7,550,987	0.94	397,420	8.912	394.15	594	69.9
Idaho	19	4,061,217	0.51	213,748	9.288	387.89	607	84.1
Illinois	92	21,685,773	2.71	235,715	9.379	391.37	589	77.5
Indiana	19	2,124,866	0.27	111,835	9.638	357.71	594	79.4
Iowa	7	745,156	0.09	106,451	10.960	349.70	577	86.7
Kansas	14	2,389,470	0.30	170,676	10.686	347.60	579	83.7
Kentucky	28	3,075,443	0.38	109,837	9.689	356.31	579	81.5
Louisiana	39	4,889,659	0.61	125,376	10.531	372.26	578	84.3
Maine	14	2,424,576	0.30	173,184	8.483	388.05	578	67.8
Maryland	108	27,491,351	3.44	254,550	8.798	384.63	582	75.7
Massachusetts	41	12,519,096	1.56	305,344	8.870	390.94	585	72.2
Michigan	34	3,507,276	0.44	103,155	10.539	370.37	572	76.2
Minnesota	35	7,946,112	0.99	227,032	9.033	389.22	592	72.8
Mississippi	34	3,320,318	0.42	97,656	9.805	358.56	576	79.3
Missouri	44	6,437,049	0.80	146,297	9.942	371.18	590	82.5
Montana	14	2,758,529	0.34	197,038	8.937	357.82	587	68.7
Nebraska	1	83,097	0.01	83,097	10.375	357.00	597	80.0
Nevada	48	11,513,774	1.44	239,870	8.582	399.69	614	79.6
New Hampshire	9	1,660,913	0.21	184,546	8.757	373.58	586	72.8
New Jersey	126	34,917,859	4.36	277,126	8.914	392.96	591	74.5
New Mexico	20	2,711,100	0.34	135,555	9.535	374.61	599	72.7
New York	136	48,612,322	6.08	357,444	8.972	400.58	591	75.3
North Carolina	61	10,134,397	1.27	166,138	9.519	372.50	576	80.0
North Dakota	1	135,107	0.02	135,107	7.650	177.00	592	68.9
Ohio	23	2,771,643	0.35	120,506	10.294	365.93	588	83.6
Oklahoma	18	1,686,306	0.21	93,684	10.250	359.21	572	79.1
Oregon	59	13,404,551	1.68	227,196	9.080	410.55	596	79.1
Pennsylvania	127	19,571,907	2.45	154,110	9.342	375.96	585	76.7
Rhode Island	12	3,643,958	0.46	303,663	8.898	376.35	580	67.8
South Carolina	30	4,256,319	0.53	141,877	10.119	365.82	580	78.2
South Dakota	2	112,670	0.01	56,335	11.694	322.25	542	80.0
Tennessee	53	8,129,898	1.02	153,394	9.581	365.34	595	80.1
Texas	200	28,323,204	3.54	141,616	9.581	361.13	596	80.3
Utah	56	13,490,619	1.69	240,904	9.268	383.90	576	80.5
Vermont	6	1,205,245	0.15	200,874	8.421	411.59	576	66.6
Virginia	95	22,627,344	2.83	238,183	8.796	389.61	588	77.2
Washington	125	33,448,994	4.18	267,592	8.524	404.88	588	75.9
West Virginia	18	2,771,821	0.35	153,990	9.532	358.03	593	83.3
Wisconsin	23	4,855,648	0.61	211,115	9.042	376.56	596	70.6
Wyoming	7	1,460,999	0.18	208,714	8.558	356.22	615	76.7
Total	3,359	799,999,980	100.00

Loan-to-Value Ratios for the Mortgage Loans
in the Mortgage Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	244	39,305,059	4.91	161,086	8.081	372.79	589	41.0
50.01 - 55.00	100	22,262,986	2.78	222,630	7.887	383.49	591	52.8
55.01 - 60.00	167	37,492,273	4.69	224,505	8.151	383.68	591	58.0
60.01 - 65.00	258	64,556,217	8.07	250,218	8.296	399.65	585	63.2
65.01 - 70.00	356	89,714,124	11.21	252,006	8.519	397.36	589	68.9
70.01 - 75.00	444	116,748,751	14.59	262,948	8.656	398.61	591	74.0
75.01 - 80.00	627	150,324,854	18.79	239,753	8.845	391.53	592	79.3
80.01 - 85.00	510	120,091,478	15.01	235,473	9.229	398.96	586	84.5
85.01 - 90.00	496	122,083,567	15.26	246,136	9.318	394.71	601	89.4
90.01 - 95.00	131	32,186,429	4.02	245,698	9.592	387.38	620	94.6
95.01 - 100.00	26	5,234,241	0.65	201,317	9.951	376.47	666	99.7
Total	3,359	799,999,980	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Mortgage Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	240	38,524,593	4.82	160,519	8.091	372.60	589	41.1
50.01 - 55.00	98	22,147,343	2.77	225,993	7.866	383.82	591	52.7
55.01 - 60.00	169	37,818,677	4.73	223,779	8.142	383.45	591	57.8
60.01 - 65.00	257	64,467,863	8.06	250,848	8.298	399.71	585	63.2
65.01 - 70.00	353	88,627,031	11.08	251,068	8.529	397.48	589	68.9
70.01 - 75.00	442	115,860,951	14.48	262,129	8.664	398.53	591	73.9
75.01 - 80.00	609	147,265,719	18.41	241,816	8.864	392.72	589	79.2
80.01 - 85.00	511	120,256,398	15.03	235,335	9.226	398.91	586	84.5
85.01 - 90.00	501	123,176,907	15.40	245,862	9.305	394.39	601	89.2
90.01 - 95.00	136	33,509,234	4.19	246,391	9.520	387.42	621	93.9
95.01 - 100.00	43	8,345,264	1.04	194,076	9.244	367.14	667	92.3
Total	3,359	799,999,980	100.00
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	3	1,090,823	0.14	363,608	5.375	420.41	625	69.1
5.501 - 6.000	14	4,764,275	0.60	340,305	5.875	416.16	619	70.9
6.001 - 6.500	64	23,061,965	2.88	360,343	6.378	407.38	630	67.6
6.501 - 7.000	211	64,654,830	8.08	306,421	6.847	393.67	625	70.2
7.001 - 7.500	318	91,507,029	11.44	287,758	7.341	397.49	614	71.4
7.501 - 8.000	409	108,648,371	13.58	265,644	7.809	390.96	604	71.7
8.001 - 8.500	356	85,246,812	10.66	239,457	8.326	396.65	594	74.8
8.501 - 9.000	472	110,559,215	13.82	234,236	8.807	392.70	590	76.6
9.001 - 9.500	320	69,964,339	8.75	218,639	9.306	385.34	589	78.1
9.501 - 10.000	367	77,903,045	9.74	212,270	9.791	395.73	571	78.1
10.001 - 10.500	226	44,854,362	5.61	198,471	10.309	394.53	575	81.7
10.501 - 11.000	216	47,249,217	5.91	218,746	10.775	399.87	566	79.6
11.001 - 11.500	146	28,911,729	3.61	198,026	11.299	385.05	559	79.6
11.501 - 12.000	130	21,689,505	2.71	166,842	11.807	389.21	561	81.1
12.001 - 12.500	62	12,412,602	1.55	200,203	12.280	378.20	569	83.1
12.501 - 13.000	22	4,904,533	0.61	222,933	12.797	398.87	591	87.3
13.001 - 13.500	9	1,256,950	0.16	139,661	13.228	383.47	589	89.0
13.501 - 14.000	8	958,829	0.12	119,854	13.702	383.94	571	86.3
Greater than 14.000	6	361,549	0.05	60,258	14.777	370.43	565	83.5
Total	3,359	799,999,980	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Mortgage Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	2,723	636,096,081	79.51	233,601	8.777	393.70	591	75.2
Planned Unit Development	388	106,372,050	13.30	274,155	8.833	390.16	597	79.4
Low-Rise Condominium	128	25,638,744	3.20	200,303	9.034	400.15	595	75.2
Two Family Home	53	13,796,521	1.72	260,312	9.321	396.88	597	69.9
Three Family Home	23	6,993,879	0.87	304,082	8.429	415.81	619	69.0
High-Rise Condominium	16	6,684,384	0.84	417,774	9.421	405.68	617	69.2
Manufactured Housing(1)	21	2,508,538	0.31	119,454	9.016	375.83	621	67.0
Four Family Home	6	1,784,670	0.22	297,445	9.500	383.67	599	70.6
Townhouse	1	125,112	0.02	125,112	8.990	358.00	543	75.0
Total	3,359	799,999,980	100.00
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Mortgage Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	2,703	655,323,040	81.92	242,443	8.702	396.13	589	74.1
Purchase	334	88,891,327	11.11	266,142	9.784	382.24	617	84.0
Refinance - Rate/Term	322	55,785,614	6.97	173,247	8.487	383.34	596	78.9
Total	3,359	799,999,980	100.00

Occupancy Types for the Mortgage Loans
in the Mortgage Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	3,212	775,066,427	96.88	241,303	8.787	394.03	592	75.6
Investment Property	127	20,223,955	2.53	159,244	9.306	381.26	612	70.9
Second Home	20	4,709,598	0.59	235,480	9.969	391.85	600	72.8
Total	3,359	799,999,980	100.00
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Mortgage Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	14	502,593	0.06	35,899	9.620	92.21	576	47.4
121 - 180	52	5,683,115	0.71	109,291	9.132	176.44	582	64.2
181 - 300	57	5,351,514	0.67	93,886	9.128	259.23	606	71.1
301 - 360	2,374	535,042,724	66.88	225,376	8.838	357.69	597	75.5
Greater than 360	862	253,420,034	31.68	293,991	8.726	478.02	584	76.0
Total	3,359	799,999,980	100.00

Loan Documentation Types for the Mortgage Loans
in the Mortgage Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	2,607	577,710,758	72.21	221,600	8.708	393.97	589	77.2
Stated Income	750	221,843,711	27.73	295,792	9.068	393.06	603	71.0
Stated Income/Stated Asset	2	445,512	0.06	222,756	8.141	353.45	667	75.5
Total	3,359	799,999,980	100.00

Credit Bureau Risk Scores for the Mortgage Loans
in the Mortgage Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	2	913,929	0.11	456,965	6.946	358.56	806	70.5
781 - 800	1	422,787	0.05	422,787	9.380	359.00	784	90.0
761 - 780	5	1,556,028	0.19	311,206	7.234	357.32	771	73.7
741 - 760	6	1,487,170	0.19	247,862	6.912	404.30	751	57.5
721 - 740	9	2,968,318	0.37	329,813	7.740	373.87	732	75.6
701 - 720	23	6,187,421	0.77	269,018	7.733	406.30	712	74.3
681 - 700	73	21,148,721	2.64	289,709	8.197	379.38	689	79.7
661 - 680	136	39,996,900	5.00	294,095	7.879	380.21	669	77.2
641 - 660	232	58,981,965	7.37	254,233	8.464	388.16	650	78.3
621 - 640	307	83,777,538	10.47	272,891	8.231	391.04	630	75.9
601 - 620	459	121,604,401	15.20	264,933	8.507	384.81	610	76.6
581 - 600	488	121,104,478	15.14	248,165	8.578	392.38	590	75.2
561 - 580	468	107,982,286	13.50	230,731	8.752	404.61	571	73.6
541 - 560	536	112,410,746	14.05	209,722	9.426	399.87	550	76.3
521 - 540	401	78,368,777	9.80	195,433	9.964	396.50	531	74.7
501 - 520	204	39,501,753	4.94	193,636	9.943	407.30	512	69.9
500 or Less	9	1,586,764	0.20	176,307	8.938	438.57	500	66.0
Total	3,359	799,999,980	100.00

Credit Grade Categories for the Mortgage Loans
in the Mortgage Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	2,083	523,975,976	65.50	251,549	8.677	389.20	602	77.5
A-	368	93,484,913	11.69	254,035	8.877	396.95	582	75.1
B	490	100,097,944	12.51	204,282	9.049	404.92	573	72.8
C	350	71,091,121	8.89	203,117	9.248	404.49	568	67.7
C-	38	7,077,547	0.88	186,251	9.500	397.31	568	61.2
D	30	4,272,479	0.53	142,416	9.105	425.87	561	59.7
Total	3,359	799,999,980	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Mortgage Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	915	207,280,100	25.91	226,536	9.285	385.39	588	75.9
6	1	53,298	0.01	53,298	11.950	277.00	593	90.0
12	235	82,457,282	10.31	350,882	9.323	398.86	593	74.6
24	794	195,913,419	24.49	246,742	8.549	402.43	584	76.4
30	1	199,608	0.02	199,608	9.990	354.00	551	85.2
36	1,037	244,066,276	30.51	235,358	8.576	392.81	604	75.0
42	1	65,213	0.01	65,213	8.990	278.00	638	50.0
60	375	69,964,784	8.75	186,573	8.305	391.17	592	74.5
Total	3,359	799,999,980	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Mortgage Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	4	17	5,400,436	1.04	317,673	8.524	355.92	599	81.0
7 - 12	11	2	339,420	0.07	169,710	8.041	335.00	577	79.6
13 - 18	17	13	2,885,873	0.56	221,990	8.416	353.17	640	81.0
19 - 24	21	176	49,091,276	9.48	278,928	8.306	360.01	607	78.3
25 - 31	31	5	983,127	0.19	196,625	10.567	354.84	635	92.6
32 - 37	34	264	70,929,879	13.70	268,674	8.597	386.37	596	76.6
38 or Greater	58	1,366	388,211,409	74.97	284,196	9.000	413.15	586	76.4
Total		1,843	517,841,420	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	2	763,284	0.15	381,642	10.968	478.00	521	67.0
2.001 - 3.000	1	316,800	0.06	316,800	6.500	357.00	610	76.3
3.001 - 4.000	16	4,189,394	0.81	261,837	7.222	366.44	650	70.4
4.001 - 5.000	73	17,298,834	3.34	236,970	8.233	367.48	607	75.3
5.001 - 6.000	272	69,835,689	13.49	256,749	8.324	388.20	590	71.6
6.001 - 7.000	1,302	381,926,962	73.75	293,339	8.978	408.16	590	77.7
7.001 - 8.000	140	34,625,945	6.69	247,328	9.190	405.17	580	77.0
8.001 - 9.000	32	8,033,885	1.55	251,059	9.132	394.63	579	75.6
9.001 - 10.000	4	800,665	0.15	200,166	11.231	357.60	631	86.0
10.001 - 11.000	1	49,961	0.01	49,961	12.500	357.00	534	80.0
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 6.445%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
12.001 - 12.500	7	2,122,880	0.41	303,269	6.307	390.00	630	66.6
12.501 - 13.000	27	8,243,511	1.59	305,315	6.342	386.76	639	70.7
13.001 - 13.500	71	23,970,054	4.63	337,606	6.661	399.00	622	69.2
13.501 - 14.000	151	46,793,886	9.04	309,893	7.127	401.04	608	71.4
14.001 - 14.500	184	57,236,455	11.05	311,068	7.515	406.92	607	73.8
14.501 - 15.000	212	63,319,796	12.23	298,678	8.038	399.15	600	75.6
15.001 - 15.500	179	51,001,346	9.85	284,924	8.464	409.45	594	76.0
15.501 - 16.000	222	62,378,489	12.05	280,984	8.923	406.23	582	77.3
16.001 - 16.500	166	44,331,102	8.56	267,055	9.348	395.95	589	79.5
16.501 - 17.000	177	48,823,841	9.43	275,841	9.834	408.82	569	78.5
17.001 - 17.500	121	29,782,771	5.75	246,139	10.315	405.36	577	82.0
17.501 - 18.000	138	35,979,754	6.95	260,723	10.785	407.52	569	80.1
18.001 - 18.500	84	19,495,230	3.76	232,086	11.334	394.73	556	79.7
18.501 - 19.000	56	11,584,975	2.24	206,875	11.815	401.08	567	82.7
19.001 - 19.500	29	8,037,246	1.55	277,146	12.284	393.33	569	83.5
Greater than 19.500	19	4,740,086	0.92	249,478	13.100	419.45	583	87.9
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 15.732%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	17	5,581,202	1.08	328,306	8.688	357.77	589	78.6
1.500	797	212,713,310	41.08	266,892	8.834	410.44	579	77.2
3.000	1,027	299,058,552	57.75	291,196	8.905	399.24	598	76.3
6.000	1	372,546	0.07	372,546	8.500	358.00	553	64.9
7.000	1	115,809	0.02	115,809	6.990	358.00	606	50.9
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 2.365%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	435	105,171,739	20.31	241,774	8.576	376.73	595	74.8
1.500	1,406	412,147,882	79.59	293,135	8.948	410.10	589	77.1
2.000	2	521,799	0.10	260,899	8.992	438.67	534	76.8
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 1.399%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.001 - 5.000	6	1,758,995	0.34	293,166	7.252	355.97	652	77.4
5.001 - 6.000	20	6,137,298	1.19	306,865	6.003	407.95	622	68.9
6.001 - 7.000	160	54,658,347	10.56	341,615	6.714	410.76	617	70.9
7.001 - 8.000	373	116,401,856	22.48	312,069	7.622	402.68	606	73.3
8.001 - 9.000	424	120,764,805	23.32	284,823	8.585	404.41	591	76.7
9.001 - 10.000	394	104,804,001	20.24	266,000	9.557	400.57	579	78.8
Greater than 10.000	466	113,316,117	21.88	243,168	11.053	402.41	568	81.4
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date was approximately 8.852%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Mortgage Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
November 2007	2	128,971	0.02	64,486	11.459	273.44	618	73.4
January 2008	6	2,071,413	0.40	345,235	8.289	357.00	552	78.0
February 2008	5	1,437,042	0.28	287,408	8.439	358.00	594	79.1
March 2008	4	1,763,010	0.34	440,753	8.653	359.00	656	86.7
September 2008	2	339,420	0.07	169,710	8.041	335.00	577	79.6
January 2009	3	673,547	0.13	224,516	8.501	351.00	631	80.9
March 2009	2	379,402	0.07	189,701	9.570	353.00	630	85.4
April 2009	8	1,832,924	0.35	229,115	8.146	354.00	645	80.2
May 2009	12	2,640,764	0.51	220,064	9.206	355.00	626	83.5
June 2009	6	1,276,486	0.25	212,748	8.706	356.00	607	80.5
July 2009	70	20,313,327	3.92	290,190	8.175	357.00	608	77.2
August 2009	86	24,575,785	4.75	285,765	8.289	362.14	604	78.6
September 2009	2	284,915	0.06	142,457	8.900	455.01	520	68.9
April 2010	1	155,179	0.03	155,179	8.990	354.00	647	90.0
May 2010	4	827,948	0.16	206,987	10.863	355.00	633	93.1
June 2010	5	891,846	0.17	178,369	9.061	382.21	572	82.7
July 2010	39	9,050,499	1.75	232,064	8.355	385.51	589	76.3
August 2010	210	57,070,240	11.02	271,763	8.622	386.67	597	76.8
September 2010	10	3,917,294	0.76	391,729	8.688	384.80	593	72.2
April 2011	1	95,018	0.02	95,018	9.120	342.00	613	80.0
March 2012	3	321,828	0.06	107,276	9.764	353.00	590	87.9
April 2012	11	1,770,795	0.34	160,981	9.186	354.00	620	93.5
May 2012	12	1,764,827	0.34	147,069	9.412	398.26	604	80.1
June 2012	18	3,027,471	0.58	168,193	9.243	364.91	584	79.3
July 2012	386	88,051,548	17.00	228,113	8.923	416.75	564	76.0
August 2012	528	159,361,609	30.77	301,821	8.726	413.06	585	75.9
September 2012	398	131,421,514	25.38	330,205	9.371	413.91	601	76.8
October 2012	9	2,396,800	0.46	266,311	8.782	372.77	623	75.8
Total	1,843	517,841,420	100.00
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Mortgage Pool as of the Cut-off Date is December 2011.

Interest Only Periods for the Mortgage Loans
in the Mortgage Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	3,077	703,373,626	87.92	228,591	8.911	398.63	589	75.2
60	191	59,609,582	7.45	312,092	7.969	357.35	619	77.2
120	91	37,016,772	4.63	406,778	8.188	358.50	631	78.8
Total	3,359	799,999,980	100.00

ANNEX I

Global Clearance, Settlement and Tax
Documentation Procedures

Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 2007-13, (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the

Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means:

(1) a citizen or resident of the United States,

(2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

(4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

(5) certain eligible trusts that elect to be taxed as U.S. persons.

PROSPECTUS

CWABS, INC.
Depositor

Asset Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWABS, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  first or subordinate lien mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•  closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties;

•  home improvement loans, secured by first or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests;

•  collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•  mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

August 13, 2007

Table of Contents
Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	1
Risk Factors	2
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer	2
Credit Enhancement May Not Be Sufficient To Protect You From Losses	3
Nature Of Mortgages	3
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	8
Impact Of World Events	9
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans	10
You Could Be Adversely Affected By Violations Of Environmental Laws	10
Ratings Of The Securities Do Not Assure Their Payment	10
Book-Entry Registration	11
Secondary Market For The Securities May Not Exist	11
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	12
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	13
The Trust Fund	14
General	14
The Loans	15
Agency Securities	19
Non-Agency Mortgage-Backed Securities	23
Substitution of Trust Fund Assets	25
Available Information	25
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	26
Reports to Securityholders	27
Use of Proceeds	27
The Depositor	27
Loan Program	27
Underwriting Standards	27
Qualifications of Sellers	29
Representations by Sellers; Repurchases	29
Static Pool Data	30
Description of the Securities	31
General	31
Distributions on Securities	33
Advances	35
Reports to Securityholders	35
Categories of Classes of Securities	36
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	39
Book-Entry Registration of Securities	42
Credit Enhancement	46
General	46
Subordination	46
Letter of Credit	47
Insurance Policies, Surety Bonds and Guaranties	47
Overcollateralization and Excess Cash Flow	48
Reserve Accounts	48
Pool Insurance Policies	48
Financial Instruments	50
Cross Support	50
Yield, Maturity and Prepayment Considerations	50
Prepayments on Loans	51
Prepayment Effect on Interest	52
Delays in Realization on Property; Expenses of Realization	52
Optional Purchase	53
Prepayment Standards or Models	53
Yield	53
The Agreements	54
Assignment of the Trust Fund Assets	54
Payments on Loans; Deposits to Security Account	56
Pre-Funding Account	58
Investments in Amounts Held in Accounts	59
Sub-Servicing by Sellers	60
Collection Procedures	60
Delinquency Calculation Methods	61
Hazard Insurance	62
Application of Liquidation Proceeds	64
Realization Upon Defaulted Loans	64
Servicing and Other Compensation and Payment of Expenses	66
Evidence as to Compliance	67
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default; Rights Upon Event of Default	68
Amendment	71
Termination; Optional Termination	72
The Trustee	73
Certain Legal Aspects of the Loans	73
General	73
Foreclosure	74
Environmental Risks	76

i

Rights of Redemption	77
Anti-Deficiency Legislation and Other Limitations On Lenders	78
Due-On-Sale Clauses	79
Enforceability of Prepayment Charges and Late Payment Fees	79
Applicability of Usury Laws	79
Home Improvement Finance	80
Servicemembers Civil Relief Act	81
Junior Mortgages and Rights of Senior Mortgagees	81
Other Loan Provisions and Lender Requirements	81
Priority of Additional Advances	82
The Title I Program	82
Consumer Protection Laws	85
Material Federal Income Tax Consequences	86
General	86
Taxation of Debt Securities	87
Taxation of the REMIC and Its Holders	91
REMIC Expenses; Single Class REMICs	91
Taxation of the REMIC	92
Taxation of Holders of Residual Interests	93
Administrative Matters	96
Tax Status as a Grantor Trust	96
Sale or Exchange	99
Miscellaneous Tax Aspects	99
New Reporting Regulations	100
Tax Treatment of Foreign Investors	100
Tax Characterization of the Trust Fund as a Partnership	101
Tax Consequences to Holders of the Notes	101
Tax Consequences to Holders of the Certificates	103
Other Tax Considerations	107
ERISA Considerations	107
Legal Investment	111
Method of Distribution	112
Legal Matters	113
Financial Information	113
Rating	113
Index of Defined Terms	115

ii

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 26.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Junior Status of Liens Securing Home Equity Loans and Home Improvement Loans Could Adversely Affect You
The mortgages and deeds of trust securing the home equity loans and home improvement loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.
In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Home Improvement Loans Secured by Personal Property May Experience Relatively Higher Losses
A borrower's obligations under a home improvement loan may be secured by the personal property which was purchased with the proceeds of the home improvement loan. The liquidation value of the related personal property is likely to be significantly less than the original purchase price of that property. In the event that the borrower on a home improvement loan defaults while a significant portion of the loan is outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss. See“Certain Legal Aspects of the Loans — Home Improvement Finance” for a description of certain legal issues related to home improvement loans.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

• with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•     the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•     the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•     the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on these loans;

•     the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•     the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•     the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

•     the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to
• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans
The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans (which argument may include the argument that the assets of an affiliate of the seller which retained one or more classes of securities should be consolidated with the assets of the seller for bankruptcy purposes). Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. In addition, if the bankruptcy court rules that the transfer of the loans is a pledge rather than a sale or consolidates the assets of an affiliate of the seller which retained one or more classes of securities with those of the seller, you may experience reductions in the amount of payments to you and incur losses on your securities. Furthermore, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans (which argument may include the argument that the assets of an affiliate of the depositor which retained one or more classes of securities should be consolidated with the assets of the depositor for bankruptcy purposes). Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. In addition, if the bankruptcy court rules that the transfer of the loans is a pledge rather than a sale or consolidates the assets of an affiliate of the depositor which retained one or more classes of securities with those of the depositor, you may experience reductions in the amount of payments to you and incur losses on your securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 115.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, those liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties, leasehold interests and properties which are used for both residential and commercial purposes. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,

•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the related prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family residential properties (or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative) or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•
the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its

Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-140960.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWABS, Inc., a Delaware corporation (the “depositor”), was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. Except as described in the related prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by the seller and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or in the case of Properties located in areas where those policies are generally not available, an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If that seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding of certain classes of certificates by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits”  (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter, the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions

Principal Types

Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Categories of Classes	Definitions

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of Subordinate Securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Categories of Classes	Definitions

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the partial accrual class. This accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the accrual class, which amount will be added as principal to the principal balance of the accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

Unless otherwise specified in the related prospectus supplement, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of

Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect

Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the

FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of the loans. Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

The prepayment experience of the related trust fund consisting of a pool of a pool of home equity mortgage loans or home improvement loan contracts may be affected by a wide variety of factors, including:

•	general economic conditions,

•	prevailing interest rate levels,

•	the availability of alternative financing,

•	homeowner mobility,

•	the amounts of, and interest rates on, the underlying senior mortgage loans, and

•
the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.”

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and

“Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of the assignment by the depositor, the interest of securityholders in the home improvement loan contracts could be defeated. See “Certain Legal Aspects of the Loans — The Home Improvement Loan Contracts.”

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See

 “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have (a) the highest short-term ratings of Moody’s or Fitch and (b) one of the two highest short-term ratings of S&P (or, if such entity does not have a short-term rating from S&P, the long-term unsecured and unsubordinated debt obligations of such entity have a rating from S&P of at least “BBB+”);

•
a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement into the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each

Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to those securities by each Rating Agency; and

(xii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•         in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•         in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 270 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Delinquency Calculation Methods

Each prospectus supplement will describe the delinquency calculation method(s) used with respect to the related loans. These methods may include the MBA Method, the OTS Method or a combination of both methods.

Under the methodology used by the Mortgage Bankers Association (the “MBA Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on July 31. A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.

Under the methodology used by the Office of Thrift Supervision (the “OTS Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on August 1. Therefore, if that loan were to be included in a trust fund with a cut-off date of August 1 and if delinquency status of that loan is determined on the cut-off date, that loan would not be considered 30 or more days delinquent. That loan would be considered 60 days delinquent if the borrower fails to make the scheduled payment due on July 1 by the close of business on September 1.

Investors should note that, except as otherwise provided in the related prospectus supplement, borrower delinquency status will be determined as of the last day of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month. Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers (if specified in the related prospectus supplement).

Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•         to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•          to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•          to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•          as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

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advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

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upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans — Title I Program”, certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•        general servicing considerations;

•        cash collection and administration;

•        investor remittances and reporting; and

•        pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer acceptable to the trustee and with written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

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any failure by the master servicer to deposit in a Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the total distributions allocated to the class (“percentage interests”);

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any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

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certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class and, under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

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a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

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failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

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any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus;

(d) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

(e) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

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reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

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adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late fees and prepayment charges are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by

Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under a junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating those loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a

HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of the special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change can apply retroactively.

The discussion does not address all the aspects of federal income taxation that may affect either particular investors in light of their individual circumstances or certain types of investors subject to special treatment under the Code. It focuses primarily on investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences of holding any particular securities will depend on whether

•	the securities are classified as indebtedness;

•	an election is made to treat the trust fund relating to the securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities are treated as representing direct ownership of some or all of the assets held by the trust fund relating to those securities (“Pass-Through Securities”); or

•	an election is made to treat the trust fund relating to the securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC elections will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities” and “Regular Interests”) is generally taxable to holders in the same manner as the income on securities classified as indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are classified as indebtedness will be includible in income by holders in accordance with their usual methods of accounting. Securities classified as indebtedness and Regular Interest Securities are referred to hereinafter collectively as “Debt Securities.”

Certain Debt Securities will, and other Debt Securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for the class will be the fair market value of the class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price on a debt instrument should be based on a schedule that is determined in accordance with the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). Any Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt Security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of securities that initially add interest to principal or only make payments of principal (“Compound Interest Securities”), certain securities the payments on which consist solely or primarily of interest payments on underlying mortgages or on other Regular Interest Securities (“Interest Weighted Securities”), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt Security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a holder for an accrual period will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”) is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Interest Weighted Securities. The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the amount of gain realized. Market discount is supposed to be accrued in a manner provided in Treasury regulations but, until the regulations are issued, Congress apparently intended that market discount would generally be accrued either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) (a) in the case of securities issued without OID (or Pass-Through Securities representing ownership of loans issued without OID), on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities issued with OID (or Pass-Through Securities representing ownership of loans issued with OID) on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security with market discount (or Pass-Through Security representing ownership of loans with market discount) over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, the sale, disposition, or repayment of the Pass-Through Security or an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount, which would mean using the Prepayment Assumption used in pricing the Debt Security. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder on the first day of the taxable year for which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be revocable only with IRS consent. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS and Treasury Department, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If the election were made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquired on and after the first day of the taxable year for which the election was made. Similarly, if the election were made with respect to a Debt Security that is acquired at a premium, the holder of the Debt Security would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owned and acquired on and after the first day of the taxable year for which the election was made. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable without IRS consent.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement. (The phrases “Regular Interests” and “Regular Interest Securities” are used interchangeably).

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the Residual Interests. As described previously under the caption “Taxation of Debt Securities,” Regular Interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, and subject to certain exceptions, prohibited transactions include:

•	the sale or other disposition by the REMIC of any cash flow investment or qualified mortgage;

•	the receipt of any income from assets not permitted to be held by the REMIC under the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be made responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a “Residual Interest” will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day. In addition, some of the income reported by the holder of a Residual Interest may not be subject to reduction for net operating losses and other deductions. For this reason, and because the holder of a Residual Interest must report its proportionate share of the REMIC’s taxable income whether or not the holder receives cash distributions from the REMIC, the taxes imposed on the net income attributable to a Residual Interest can substantially exceed the distributions on the interest, resulting in a negative after-tax yield.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified

Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases the Pass-Through Securities will represent disproportionate interests in the principal or interest payable on the underlying loans (“Stripped Securities”) and sale of the Stripped Securities to different holders will separate the ownership of such interests.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive different percentages of interest and principal on different loans. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the holders of Pass-Through Securities, which changes may affect the timing of when a holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; or the service provider exception provided under Section (408)(b)(17) of ERISA and Section 4975(d)(20) of the Code. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS Limited or DBRS, Inc. (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, and Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index of Defined Terms

Accretion Directed	37
Accrual	39
Adjustable Rate	38
Agency Securities	14
Agreement	15
AMT	95
APR	18
Asset Conservation Act	76
Available Funds	33
beneficial owner	42
Bond Premium Regulations	91
Book-Entry Securities	42
Callable	39
Capitalized Interest Account	58
Cash Flow Bond Method	98
CERCLA	76
CI	43
Claimable Amount	85
Class Security Balance	33
Clearstream, Luxembourg	43
Code	86
COFI securities	40
Collateral Value	19
Combined Loan-to-Value Ratio	18
Companion Class	37
Component Securities	37
Compound Interest Securities	88
Cooperative	44
cooperative loans	15
cooperatives	15
Cut-off Date Principal Balance	31
DBC	43
Debt Securities	87
debt-to-income ratio	28
Definitive Security	42
depositor	27
Detailed Description	15
DOL	107
DTC	42
Eleventh District	40
ERISA	107
Euroclear	42
Euroclear Operator	44
Euroclear Participants	44
European Depositaries	42
excess servicing	98
Exchange Act	26
FHA	15
FHLBSF	40
Financial Intermediary	42
Fitch	109
Fixed Rate	38
Floating Rate	38
foreign person	102
FTC Rule	81
Funding Period	58
Garn-St Germain Act	79
HI Contracts	80
HI Loans	80
Improper Knowledge	95
Indenture	31
Indirect Participants	42
Insurance Proceeds	56
Insured Expenses	56
Interest Only	38
Interest Weighted Securities	88
Inverse Floating Rate	38
L/C Bank	47
L/C Percentage	47
Liquidation Expenses	56
Liquidation Proceeds	57
Loan Rate	16
Loan-to-Value Ratio	18
Master Servicing Agreements	14
Master Servicing Fee	66
MBA Method	61
Moody’s	109
Mortgage	54
mortgage related security	111
NAS	37
National Cost of Funds Index	40
NCUA	111
New CI	43
new partnership	105
Non-Accelerated Senior	37
Non-Agency Mortgage-Backed Securities	14
Noneconomic Residual Interest	95
Nonresidents	100
Notional Amount Securities	37
obligations	110
Offshore Location	95
OID	87
OID Regulations	87
old partnership	105
OTS	41
OTS Method	61
PACs	37
Partial Accrual	39
Participants	42
Parties in Interest	107
Pass-Through Securities	87
Pay-Through Security	89
percentage interests	68
Permitted Investments	59
Plan Assets Regulation	107
Planned Principal Class	37

Plans	107
Policy Statement	111
Pool Insurance Policy	48
Pool Insurer	48
Pooling and Servicing Agreement	14
Pre-Funded Amount	58
Pre-Funding Account	58
Prepayment Assumption	88
Primary Mortgage Insurance Policy	17
Prime Rate	41
Principal Only	38
Principal Prepayments	34
Properties	17
Property Improvement Loans	82
PTCE	108
Purchase Price	30
Rating Agency	109, 113
Ratio Strip Securities	97
RCRA	77
Record Date	32
Reference Bank Rate	39
Refinance Loan	19
Regular Interest Securities	87, 91
Regular Interests	87, 91
Relevant Depositary	42
Relevant Implementation Date	112
Relevant Member State	112
Relief Act	9, 81
REMIC	32, 87
Residual Interest	93
Restricted Group	110
Retained Interest	31
Rules	42
S&P	109
Sale and Servicing Agreement	14
Scheduled Principal Class	37
SEC	15
secured creditor exemption	76
Securities Act	25
Security Account	56
Security Owners	42
Security Register	32
Sellers	14
Senior Securities	46
Sequential Pay	38
Servicing Fee	97
Short-Term Note	102
Single Family Properties	17
SMMEA	111
Strip	38
Stripped Securities	96
Subordinate Securities	46
Subsequent Loans	58
Super Senior	38
Support Class	38
TACs	38
Targeted Principal Class	38
Tax Counsel	86
Terms and Conditions	44
TIN	99
Title I Loans	82
Title I Program	82
Title V	79
Trust Agreement	15
Trust Fund Assets	14
UCC	76
Underwriter Exemptions	108
VA	15
VA Guaranty	66
Variable Rate	38
W-8BEN	102
Withholding Agent	102

$735,600,100
(Approximate)

Asset-Backed Certificates, Series 2007-13

CWABS Asset-Backed Certificates Trust 2007-13
Issuing Entity

CWABS, Inc.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

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PROSPECTUS SUPPLEMENT

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Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2007-13 Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2007-13 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2007-13 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

October 29, 2007